EXECUTION COPY







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                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


                                 by and between


                        SMITH'S FOOD & DRUG CENTERS, INC.


                                       and


                                FRED MEYER, INC.











                            -------------------------

                            Dated as of May 11, 1997

                            -------------------------






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                                Table of Contents

                                                                           Page


1. The Mergers................................................................ 2

1.1    Organization of Holdings............................................... 2
1.2    Directors and Officers of Holdings..................................... 2
1.3    Smith's Sub Merger..................................................... 3
1.4    Fred Meyer Sub Merger.................................................. 3
1.5    The Closing............................................................ 4
1.6    Effective Time......................................................... 4
1.7    Effects of the Mergers................................................. 4
1.8    Certificates of Incorporation and Bylaws of the Surviving
       Corporations........................................................... 4
1.9    Directors and Officers of the Surviving Corporations................... 5
1.10   Execution of Related Agreements........................................ 5

2. Conversion of Securities................................................... 5

2.1    Conversion of Securities............................................... 5
2.2    Payment for Smith's Common Shares, Fred Meyer Common Shares and
       Series I Preferred Shares..............................................10
2.3    Fractional Shares......................................................11
2.4    Dissenting Shares......................................................12
2.5    No Transfer after the Effective Time...................................12

3. Representations and Warranties of Smith's..................................13

3.1    Existence; Good Standing; Corporate Authority..........................13
3.2    Authorization; Validity and Effect of Agreement........................13
3.3    Capitalization.........................................................14
3.4    Subsidiaries...........................................................14
3.5    Other Interests........................................................14
3.6    No Conflict; Required Filings and Consents.............................15
3.7    Compliance.............................................................15
3.8    SEC Documents..........................................................16
3.9    Litigation.............................................................17
3.10   Absence of Certain Changes.............................................17
3.11   Taxes..................................................................17
3.12   Employee Benefit Plans.................................................18
3.13   State Takeover Statutes................................................19
3.14   No Brokers.............................................................19
3.15   Opinion of Financial Advisor...........................................20
3.16   No Other Agreements to Sell Smith's or its Assets......................20
3.17   Assets.................................................................20
3.18   Contracts and Commitments..............................................21
3.19   Absence of Breaches or Defaults........................................22
3.20   Labor Matters..........................................................23
3.21   Insurance..............................................................24
3.22   Affiliate Transactions.................................................24
3.23   Environmental Matters..................................................24
3.24   Information in Joint Proxy Statement/Prospectus and Form S-4...........25

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3.25   Vote Required..........................................................26
3.26   Standstill and Confidentiality Agreements..............................26

4. Representations and Warranties of Fred Meyer...............................26

4.1    Existence; Good Standing; Corporate Authority..........................26
4.2    Authorization; Validity and Effect of Agreement........................26
4.3    Capitalization.........................................................27
4.4    Subsidiaries...........................................................27
4.5    Other Interests........................................................28
4.6    No Conflict; Required Filings and Consents.............................28
4.7    Compliance.............................................................29
4.8    SEC Documents..........................................................29
4.9    Litigation.............................................................30
4.10   Absence of Certain Changes.............................................30
4.11   Taxes..................................................................30
4.12   Employee Benefit Plans.................................................32
4.13   State Takeover Statutes................................................33
4.14   No Brokers.............................................................33
4.15   Opinion of Financial Advisor...........................................33
4.16   No Other Agreements to Sell Fred Meyer or its Assets...................33
4.17   Assets.................................................................33
4.18   Contracts and Commitments..............................................35
4.19   Absence of Breaches or Defaults........................................36
4.20   Labor Matters..........................................................36
4.21   Insurance..............................................................38
4.22   Affiliate Transactions.................................................38
4.23   Environmental Matters..................................................38
4.24   Information in Joint Proxy Statement/Prospectus and Form S-4...........39
4.25   Vote Required..........................................................39
4.26   Standstill and Confidentiality Agreements..............................39

5. Covenants..................................................................40

5.1    Acquisition Proposals..................................................40
5.2    Interim Operations of Smith's..........................................41
5.3    Interim Operations of Fred Meyer.......................................43
5.4    Meeting of Stockholders................................................45
5.5    Further Assurance and Cooperation......................................46
5.6    Certain Filings and Consents...........................................46
5.7    Inspection of Records..................................................47
5.8    Publicity..............................................................47
5.9    Joint Proxy Statement/Prospectus and the Form S-4......................47
5.10   Listing Application....................................................48
5.11   Further Action.........................................................48
5.12   Affiliate Letters......................................................48
5.13   Expenses...............................................................49
5.14   Indemnification........................................................49
5.15   Consents...............................................................50
5.16   Financing Arrangements.................................................50
5.17   Financial Information..................................................51
5.18   Letter of Smith's Accountants..........................................51
5.19   Letter of  Fred Meyer's Accountants....................................51
5.20   Registration Statement on Form S-8.....................................51

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5.21   Tax Matters Certificates...............................................51
5.22   Standstill and Confidentiality Agreements..............................51
5.23   Assumption of Obligations by Holdings, Smith's Sub and Fred Meyer......52

6. Conditions.................................................................52

6.1    Conditions to Each Party's Obligation to Effect the Mergers............52
6.2    Conditions to Obligation of Smith's to Effect the Mergers..............53
6.3    Conditions to Obligation of  Fred Meyer to Effect the Mergers..........54

7. Termination................................................................55

7.1    Termination by Mutual Consent..........................................55
7.2    Termination by Either Fred Meyer or Smith's............................55
7.3    Termination by Smith's.................................................56
7.4    Termination by Fred Meyer..............................................56
7.5    Effect of Termination and Abandonment..................................57

8. General Provisions.........................................................58

8.1    Non-survival of Representations and Warranties.........................58
8.2    Notices................................................................58
8.3    Assignment; Binding Effect.............................................58
8.4    Entire Agreement.......................................................59
8.5    Amendment..............................................................59
8.6    Governing Law..........................................................59
8.7    Counterparts...........................................................59
8.8    Headings...............................................................59
8.9    Interpretation.........................................................59
8.10   Waivers................................................................60
8.11   Incorporation of Schedules.............................................60
8.12   Severability...........................................................60
8.13   Enforcement of Agreement...............................................60

9. Definitions................................................................60

9.1   Defined Terms...........................................................60
9.2   Other Defined Terms.....................................................65




                                List of Exhibits

Exhibit A     -  Form of Certificate of Incorporation of Holdings

Exhibit B     -  Form of Bylaws of Holdings

Exhibit C     -  Form of Registration Rights Agreement

Exhibit D     -  Form of New Management Agreement

Exhibit E     -  Forms of Affiliate Letter


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Exhibit F     -  Forms of Tax Matters Certificate

Exhibit G     -  Form of Smith's Legal Opinion

Exhibit H     -  Form of Fred Meyer Legal Opinion


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                                                                  EXECUTION COPY


                 Agreement and Plan of Reorganization and Merger

          Agreement and Plan of Reorganization and Merger (this "Agreement"), dated as of May 11, 1997, by and between Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith's"), and Fred Meyer, Inc., a Delaware corporation ("Fred Meyer").

                                    Recitals

          A. The respective Boards of Directors of Fred Meyer and Smith's deem it advisable and in the best interests of their respective companies and shareholders to consummate, and have approved, including for purposes of Section 251(b) of the General Corporation Law of the State of Delaware (the "DGCL"), the business combination transactions provided for herein in which:

               (i) Fred Meyer and Smith's will form a Delaware holding company, Meyer-Smith Holdco, Inc. ("Holdings"); and

               (ii) Holdings will form two subsidiaries, one of which will merge with and into Fred Meyer with Fred Meyer continuing as the surviving corporation (the "Fred Meyer Merger"), and the other of which will merge with and into Smith's with Smith's continuing as the surviving corporation (the "Smith's Merger" and together with the Fred Meyer Merger, the "Mergers"), and (1) each issued and outstanding Fred Meyer Common Share (as hereinafter defined), and each issued and outstanding Smith's Common Share (as hereinafter defined) that is not a Dissenting Share (as hereinafter defined), will be converted into the right to receive common stock, par value $.01 per share, of Holdings ("Holdings Common Stock") and (2) each issued and outstanding Series I Preferred Share (as hereinafter defined) that is not a Dissenting Share will be converted into the right to receive in cash the amount of thirty-three and one-third cents ($.33 1/3) per share, without the payment of any interest thereon, all as more fully set forth below;

          B. For federal income tax purposes, it is intended that each of the Mergers qualify as a tax-free exchange within the meaning of Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code");

          C. As a condition to its willingness to enter into this Agreement, Fred Meyer has required that, simultaneously with the execution hereof, certain holders owning Smith's Common Shares or Series I Preferred Shares representing, in the aggregate, at least 50.1% of the voting power of the issued and outstanding shares of capital stock of Smith's enter into the Voting Agreements, dated as of the date hereof (the "Voting Agreements"), with Fred Meyer, agreeing, among other matters, to vote all of such Smith's Common Shares or Series I Preferred Shares in favor of the Mergers and the approval and adoption of this Agreement;


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          D. As a condition to its willingness to enter into this Agreement,
Smith's has required that, simultaneously with the execution hereof, Fred Meyer enter into the Option Agreement, dated as of the date hereof, with Smith's, pursuant to which Fred Meyer is granting Smith's an option to purchase up to 19.9% of Fred Meyer Common Stock (as hereinafter defined) on the terms and conditions set forth therein; and

          E. Smith's and Fred Meyer desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers.

          Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in Section 9.1 hereof.

                                 1. The Mergers

          1.1 Organization of Holdings. As promptly as practicable following the execution of this Agreement, Smith's and Fred Meyer shall cause Holdings to be organized under the laws of the State of Delaware. The initial certificate of incorporation and bylaws of Holdings shall be substantially in the forms attached hereto as Exhibits A and B, respectively. The authorized capital stock of Holdings shall consist initially of 100 shares of Holdings Common Stock and 100 shares of undesignated preferred stock, of which 50 shares of Holdings Common Stock will be issued to Smith's and 50 shares of Holdings Common Stock will be issued to Fred Meyer. Prior to the Effective Time (as hereinafter defined), Smith's and Fred Meyer shall cause Holdings to amend its certificate of incorporation to increase the number of authorized shares thereunder to provide for the issuance of Holdings Common Stock pursuant to the Mergers. Immediately after the Effective Time, Smith's and Fred Meyer shall cause Holdings to amend its certificate of incorporation to change its name from Meyer-Smith Holdco, Inc. to Fred Meyer, Inc.

          1.2 Directors and Officers of Holdings. (a) Upon formation of Holdings, Smith's and Fred Meyer shall cause to be elected as directors of Holdings (and as of the Effective Time the Holdings Board of Directors shall consist of) (i) four (4) of Smith's current directors (including Ronald W. Burkle and three (3) others selected by Smith's Board of Directors) and (ii) seven (7) individuals selected by Fred Meyer's Board of Directors, one of which shall be Robert G. Miller. The members of the Board of Directors shall be divided among the classes substantially proportionately between Fred Meyer's current directors and Smith's current directors, as set forth on Section 1.2 of the Disclosure Schedule. Each director shall remain in office until his successor is duly elected or appointed and qualified or until such director's earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of Holdings.

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          (b) As of the Effective Time, Ronald W. Burkle shall be the Chairman of the Board of Directors of Holdings (which position shall not constitute an officer position of Holdings) and Robert G. Miller shall be the President and Chief Executive Officer of Holdings.

          1.3 Smith's Sub Merger.

          (a) As promptly as practicable after the formation of Holdings, the Smith's and Fred Meyer shall cause Holdings to form a wholly-owned corporation called Smith Merger Sub, Inc. ("Smith's Sub") under the laws of the State of Delaware. The Smith's and Fred Meyer shall cause Holdings to cause Smith's Sub to execute and deliver this Agreement. Smith's shall be the surviving corporation in the Smith's Merger and as a result thereof shall become a wholly-owned subsidiary of Holdings.

          (b) The certificate of incorporation and bylaws of Smith's Sub shall be in such form as shall be determined by Holdings. Upon formation of Smith's Sub, Holdings shall designate the Board of Directors and officers of Smith's Sub.

          (c) Smith's shall use its best efforts to cause the Smith's Merger to be consummated in accordance with the terms of this Agreement. The Smith's and Fred Meyer shall cause Holdings to execute a formal written consent under
Section 228 of the DGCL, as the sole stockholder of Smith's Sub, to the execution, delivery and performance of this Agreement by Smith's Sub.

          1.4 Fred Meyer Sub Merger.

          (a) As promptly as practicable after the formation of Holdings, Fred Meyer and Smith's shall cause Holdings to form a wholly-owned corporation called Fred Meyer Merger Sub, Inc. ("Fred Meyer Sub") under the laws of the State of Delaware. The parties shall cause Holdings to cause Fred Meyer Sub to execute and deliver this Agreement. Fred Meyer shall be the surviving corporation in the Fred Meyer Merger and as a result thereof shall become a wholly-owned subsidiary of Holdings.

          (b) The certificate of incorporation and bylaws of Fred Meyer Sub shall be in such form as shall be determined by Holdings. Upon formation of Fred Meyer Sub, Holdings shall designate the Board of Directors and officers of Fred Meyer Sub.

          (c) Fred Meyer shall use its best effort to cause the Fred Meyer Merger to be consummated in accordance with the terms of this Agreement. The parties shall cause Holdings to execute a formal written consent under Section 228 of the DGCL, as the sole stockholder of Fred Meyer Sub, to the execution, delivery and performance of this Agreement by Fred Meyer Sub.


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          1.5 The Closing. The closing (the "Closing") of the transactions contemplated by this Agreement will take place at the offices of Cleary, Gottlieb, Steen & Hamilton, at 10:00 a.m., local time, on the third business day following the date on which the last of the conditions set forth in Article 6 is satisfied or waived in accordance herewith or at such other place, time or date as the parties may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

          1.6 Effective Time. On the Closing Date, Smith's and Fred Meyer will cause certificates of merger to be filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL in order to effect the Mergers. Upon completion of such filing, the respective Mergers will become effective in accordance with the DGCL. The time and date on which the Mergers become effective is herein referred to as the "Effective Time".

          1.7 Effects of the Mergers. At the Effective Time,

          (a) The separate existence of Smith's Sub shall cease and Smith's Sub shall be merged with and into Smith's with Smith's continuing as the surviving corporation (as such, "New Smith's");

          (b) The separate existence of Fred Meyer Sub shall cease and Fred Meyer Sub shall be merged with and into Fred Meyer with Fred Meyer continuing as the surviving corporation (as such, "New Fred Meyer" and, together with New Smith's, the "Surviving Corporations"); and

          (c) The Mergers shall have all the effects of applicable law, including, without limitation, the applicable provisions of the DGCL.

          1.8 Certificates of Incorporation and Bylaws of the Surviving Corporations.

          (a) Immediately after the Effective Time, Holdings will cause New Smith's and New Fred Meyer to amend their respective certificates of incorporation (to be in effect immediately after the Effective Time, until amended in accordance with their respective terms and the DGCL) to be substantially identical to the certificates of incorporation of Smith's Sub and Fred Meyer Sub, respectively, as in effect immediately prior to the Effective Time, except that the name of New Fred Meyer shall not be Fred Meyer, Inc.

          (b) Immediately after the Effective Time, Holdings will cause New Smith's and New Fred Meyer to amend their respective bylaws (to be in effect immediately after the Effective Time, until amended in accordance with their respective terms and the DGCL) to be substantially identical to the bylaws of Smith's Sub and Fred Meyer Sub, as in effect immediately prior to the Effective Time.


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          1.9 Directors and Officers of the Surviving Corporations. (a) The
members of the Board of Directors of each of New Smith's and New Fred Meyer will be the respective members of the Board of Directors of Smith's Sub and Fred Meyer Sub immediately prior to the Effective Time. All of the members of the Board of Directors of New Smith's and New Fred Meyer will serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the respective certificate of incorporation and bylaws of each of New Smith's and New Fred Meyer.

          (b) The officers of each of New Smith's and New Fred Meyer will consist of the respective officers of Smith's and Fred Meyer immediately prior to the Effective Time. Such persons will continue as officers of New Smith's and New Fred Meyer until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the respective certificate of incorporation and bylaws of each of New Smith's and New Fred Meyer.

          1.10 Execution of Related Agreements. (a) On the Closing Date, Holdings and the stockholders of Smith's named therein shall enter into a Registration Rights Agreement (the "Registration Rights Agreement"), in the form of Exhibit C hereto.

          (b) On the Closing Date, the existing Management Services Agreement, dated as of May 23, 1996, by and between The Yucaipa Companies, a California general partnership (the "Partnership") and Smith's (the "Old Management Agreement") shall terminate and Holdings and the Yucaipa Companies LLC ("Yucaipa LLC") shall enter into a management agreement (the "New Management Agreement"), in the form of Exhibit D hereto.

                           2. Conversion of Securities

          2.1 Conversion of Securities.

          (a) Capital Stock of Merger Companies. As of the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any shares of capital stock of the corporations involved: (i) each outstanding share of common stock of Smith's Sub, par value $.01 per share, which is issued and outstanding immediately prior to the Effective Time, shall be converted into and become one (1) share of common stock of New Smith's and (ii) each outstanding share of common stock of Fred Meyer Sub, par value $.01 per share, which is issued and outstanding immediately prior to the Effective Time, shall be converted into and become one (1) share of common stock of New Fred Meyer.

          (b) Common Stock of Smith's and Fred Meyer.

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          (i) As of the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any shares of capital stock of the corporations involved: each share of Class A Common Stock, par value $.01 per share, of Smith's ("Class A Common Stock"), Class B Common Stock, par value $.01 per share, of Smith's ("Class B Common Stock") and Class C Common Stock, par value $.01 per share, of Smith's ("Class C Common Stock" and together with shares of the Class A Common Stock and the Class B Common Stock, the "Smith's Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Smith's Common Stock owned by Fred Meyer or any direct or indirect Subsidiary of Fred Meyer (collectively, the "Fred Meyer Companies") or held in the treasury of Smith's or owned by any of Smith's direct or indirect Subsidiaries ("Smith's Common Treasury Shares")) will, by virtue of the Smith's Merger and without any action on the part of the holder thereof, be converted into 1.05 fully paid and nonassessable shares of Holdings Common Stock (the "Smith's Exchange Ratio"). Shares of Smith's Common Stock other than those owned by the Fred Meyer Companies and other than Smith's Common Treasury Shares are referred to herein as "Smith's Common Shares." Notwithstanding the foregoing provisions of this Section 2.1(b)(i), no Smith's Common Share which constitutes a Dissenting Share will be deemed to be converted into Holdings Common Stock hereunder and holders of Dissenting Shares, if any, will be entitled to payment, solely from Smith's of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with Section 262 of the DGCL.

          (ii) As of the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any shares of capital stock of the corporations involved: each share of common stock, par value $.01 per share, of Fred Meyer ("Fred Meyer Common Stock") issued and outstanding immediately prior to the Effective Time (other than Fred Meyer Common Stock owned by Smith's or any direct or indirect Subsidiary of Smith's (collectively, the "Smith's Companies") or held in the treasury of Fred Meyer or owned by any of Fred Meyer's direct or indirect wholly owned Subsidiaries ("Fred Meyer Common Treasury Shares")) will, by virtue of the Fred Meyer Merger and without any action on the part of the holder thereof, be converted into one (1) fully paid and nonassessable share of Holdings Common Stock (the "Fred Meyer Exchange Ratio"). Shares of Fred Meyer Common Stock other than those owned by the Smith's Companies and other than Fred Meyer Common Treasury Shares are referred to herein as "Fred Meyer Common Shares."

          (iii) All Fred Meyer Common Shares and all Smith's Common Shares to be converted into shares of Holdings Common Stock pursuant to this Section 2.1 will, by virtue of the Mergers and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate previously representing any such Smith's Common Shares or Fred Meyer Common Shares will thereafter cease to have any rights with respect to such Smith's Common Shares or Fred Meyer Common Shares, except the right to receive, upon the surrender of such certificate in accordance with
Section 2.2, certificates representing the number of shares of Holdings Common Stock specified

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above and cash in lieu of fractional shares of Holdings Common Stock as contemplated by Section 2.3 (with respect to the Smith's Common Shares, the "Smith's Common Consideration", with respect to the Fred Meyer Common Shares, the "Fred Meyer Common Consideration" and collectively, the "Common Consideration").

          (iv) Each Smith's Common Treasury Share, and each share of Smith's Common Stock owned by any of the Fred Meyer Companies, immediately prior to the Effective Time, will, by virtue of the Mergers and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (v) Each Fred Meyer Common Treasury Share, and each share of Fred Meyer Common Stock owned by the Smith's Companies, immediately prior to the Effective Time, will, by virtue of the Mergers and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (c) Series I Preferred Stock.

          (i) As of the Effective Time, by virtue of the Smith's Merger and without any action on the part of the holder of any shares of capital stock of the corporations involved: each share of Series I Preferred Stock, par value $.01 per share, of Smith's ("Series I Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Series I Preferred Stock owned by the Fred Meyer Companies or held in the treasury of Smith's or owned by any Smith's Company ("Smith's Preferred Treasury Shares")) will, by virtue of the Mergers and without any action on the part of the holder thereof, be converted into the right to receive in cash the amount of thirty-three and one-third cents ($.33 1/3) per share, without the payment of any interest thereon (the "Preferred Consideration"). Shares of Series I Preferred Stock other than those owned by the Fred Meyer Companies and other than the Smith's Preferred Treasury Shares are referred to herein as the "Series I Preferred Shares." Notwithstanding the foregoing provisions of this Section 2.1(c)(i), no Series I Preferred Shares which constitute Dissenting Shares will be deemed to be converted into and to represent the right to receive the cash payment described above and holders of Dissenting Shares, if any, will be entitled to payment, solely from Smith's of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with Section 262 of the DGCL.

          (ii) All Series I Preferred Shares to be converted to cash pursuant to this Section 2.1 will, by virtue of the Mergers and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate previously representing any such Series I Preferred Shares will thereafter cease to have any rights with respect to such Series I Preferred Shares, except the right to receive, upon the

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
surrender of such certificate in accordance with Section 2.2, a cash payment in the amount of the Preferred Consideration.

          (iii) At the Effective Time, each Smith's Preferred Treasury Share and each Series I Preferred Share owned by any of the Fred Meyer Companies, immediately prior to the Effective Time, will, by virtue of the Mergers and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (d) Smith's and Fred Meyer Options. (i) At the Effective Time, each holder of a then outstanding option to purchase Smith's Common Shares, whether or not then exercisable or vested in accordance with its terms (the "Smith's Options"), which theretofore has been granted under Smith's Amended and Restated 1989 Stock Option Plan, as amended, (the "Smith's Stock Option Plan"), shall become a fully vested and immediately exercisable option to acquire, on substantially the same terms and conditions as were applicable under such Smith's Option immediately prior to the Effective Time, except as otherwise set forth in this Section 2.1(d), for each Smith's Common Share subject to such Smith's Option the same number of shares of Holdings Common Stock as the holder of such Smith's Option would have been entitled to receive in the Mergers had such holder exercised such Smith's Option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (i) the aggregate exercise price for Smith's Common Shares purchasable pursuant to such Smith's Option (without regard to vesting provisions) divided by (ii) the number of full shares of Holdings Common Stock deemed purchasable pursuant to such Smith's Option. Except as set forth in this Section 2.1(d)(i), any and all rights under any provisions of the Smith's Stock Option Plan or in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Smith's or any Subsidiary thereof shall be canceled as of the Effective Time except as provided in Section 2.1(e) hereof. As soon as practicable following the date of this Agreement, and, in any event, prior to the Effective Time, the Board of Directors of Smith's (or, if appropriate, any committee administering the Smith's Stock Option Plan) and Smith's shall take all action necessary to give effect to the provisions of this Section 2.1(d)(i) and to ensure that no Person shall have any right under any Stock Option Plan (or any Smith's Option granted thereunder) following the Effective Time except for the right to exercise Smith's Options for shares of Holdings Common Stock as provided in this paragraph and except as provided in this Section 2.1. As soon as practicable following the date of this Agreement, and, in any event, prior to the Effective Time, the Board of Directors of Smith's (or, if appropriate, any committee thereof) and Smith's shall take all action necessary to either terminate any other plan, program or arrangement with respect to, including any right to acquire, equity securities of Smith's, or to amend or modify such other plans, programs or arrangements to provide for the issuance of shares of Holdings Common Stock in lieu of equity securities of Smith's.

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
          (ii) At the Effective Time, each holder of a then outstanding option to purchase Fred Meyer Common Shares, whether or not then exercisable or vested in accordance with its terms (the "Fred Meyer Options"), which theretofore has been granted under Fred Meyer's 1983 Stock Option Plan, as amended and Fred Meyer's Amended 1990 Stock Incentive Plan (together, the "Fred Meyer Stock Option Plans"), shall become an option to acquire, on substantially the same terms and conditions as were applicable under such Fred Meyer Option immediately prior to the Effective Time, except as otherwise set forth in this Section 2.1(d), for each Fred Meyer Common Share subject to such Fred Meyer Option one
(1) share of Holdings Common Stock. Except as set forth in this Section 2.1(d)(ii), any and all rights under any provisions of the Fred Meyer Stock Option Plans or in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Fred Meyer or any Subsidiary thereof shall be canceled as of the Effective Time. As soon as practicable following the date of this Agreement, and, in any event, prior to the Effective Time, the Board of Directors of Fred Meyer (or, if appropriate, any committee administering the Fred Meyer Stock Option Plans) and Fred Meyer shall take all action necessary to give effect to the provisions of this Section 2.1(d)(ii) and to ensure that no Person shall have any right under any Fred Meyer Stock Option Plan (or any Fred Meyer Option granted thereunder) following the Effective Time except for the right to exercise Fred Meyer Options for shares of Holdings Common Stock as provided in this paragraph and except as provided in this Section 2.1. As soon as practicable following the date of this Agreement, and, in any event, prior to the Effective Time, the Board of Directors of Fred Meyer (or, if appropriate, any committee thereof) and Fred Meyer shall take all action necessary to either terminate any other plan, program or arrangement with respect to, including any right to acquire, equity securities of Fred Meyer or to amend or modify such other plans, programs or arrangements to provide for the issuance of shares of Holdings Common Stock in lieu of equity securities of Fred Meyer.

          (e) Smith's Warrants. At the Effective Time, Smith's and Fred Meyer will cause Holdings to execute an agreement in form reasonably satisfactory to Fred Meyer and Smith's (a "Supplemental Warrant Agreement"), providing that any holder of a warrant issued pursuant to the Warrant Agreement, dated as of May 23, 1996, between Smith's and the Partnership (a "Smith's Warrant"), will have the right until the expiration date thereof to exercise such Smith's Warrant at the existing exercise price for the number of shares of Holdings Common Stock to which a holder of the number of Smith's Common Shares that would otherwise have been deliverable upon the exercise of such Smith's Warrant would have been entitled pursuant to Section 2.1(b) hereof if such Smith's Warrant had been exercised in full immediately prior to the Effective Time (such exercise price and number of shares of Holdings Common Stock to thereafter be subject to the adjustment provisions of the Smith's Warrant). At the Effective Time, the Smith's Warrants shall be exercisable, for 1,934,683 shares, in the aggregate, of Holdings Common Stock.

          2.2 Payment for Smith's Common Shares, Fred Meyer Common Shares and Series I Preferred Shares. (a) At the Effective Time, (i) Smith's and Fred Meyer will cause Holdings to make available to such bank or trust company as may be selected by Fred Meyer and reasonably acceptable to Smith's (the "Exchange Agent"), for the benefit of the holders of Smith's Common Shares and Fred Meyer Common Shares, a sufficient number of certificates representing shares of Holdings Common Stock to effect the delivery of the aggregate Common Consideration pursuant to Section 2.1(b), and (ii) Smith's and Fred Meyer will cause Holdings to make available to the Exchange Agent for the benefit of holders of Series I Preferred Shares, a sufficient amount of cash representing the amount to effect delivery of the Preferred Consideration pursuant to Section 2.1(c) (the certificates representing shares of Holdings Common Stock and any cash delivered to the Exchange Agent pursuant to Section 2.3 comprising the aggregate Common Consideration and the cash delivered to the Exchange Agent comprising the Preferred Consideration, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent will, pursuant to irrevocable instructions, deliver the shares of Holdings Common Stock contemplated to be issued pursuant to Section 2.1(b) and make the payments contemplated to be paid pursuant to
Section 2.1(c) out of the Exchange Fund, and, except as provided in Section 2.3, the Exchange Fund will not be used for any other purpose.

          (b) Promptly after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Smith's Common Shares or Fred Meyer Common Shares (the "Common Certificates") or outstanding Series I Preferred Shares (the "Preferred Certificates") (i) a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Common Certificates and the Preferred Certificates will pass, only upon proper delivery of the Common Certificates or the Preferred Certificates, as the case may be, to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Common Certificates and the Preferred Certificates for payment therefor.

          (c) Upon surrender of Common Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Common Certificates will be entitled to receive for each Smith's Common Share represented by such Common Certificates the Smith's Common Consideration and for each Fred Meyer Common Share represented by such Common Certificates the Fred Meyer Common Consideration, and the Common Certificates so surrendered will promptly be canceled. Until so surrendered, Common Certificates will represent solely the right to receive the Common Consideration and holders thereof shall not be holders of record of Holdings. No dividends or other distributions that are declared payable to the holders of record of shares of Holdings Common Stock after the Effective Time will be paid to Persons entitled by reason of the Mergers to receive shares of Holdings Common Stock until such Persons surrender their Common Certificates. Upon such surrender, there will be paid to the Person in whose name the shares of Holdings Common Stock are issued any dividends or other distributions on such shares of

Holdings Common Stock which have a record date after the Effective Time and prior to such surrender, and a payment date prior to such surrender. In no event will the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Holdings Common Stock is to be paid to or issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the Common Certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Holdings Common Stock in a name other than that of the registered holder of the Common Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto will be liable to a holder of Smith's Common Shares or Fred Meyer Common Shares for any shares of Holdings Common Stock or dividends thereon or, in accordance with Section 2.3, cash in lieu of fractional shares of Holdings Common Stock, delivered to a public official pursuant to applicable abandoned property, escheat or similar law. The Exchange Agent will not be entitled to vote or exercise any rights of ownership with respect to such shares of Holdings Common Stock for the account of the Persons entitled thereto.

          (d) Upon surrender of Preferred Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Preferred Certificates will be entitled to receive for each of the Series I Preferred Shares represented by such Preferred Certificates the Preferred Consideration, and the Preferred Certificates so surrendered will be promptly canceled. Until so surrendered, Preferred Certificates will represent solely the right to receive the Preferred Consideration. If the Preferred Consideration is to be paid to a Person other than that in which the Preferred Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the Preferred Certificate so surrendered be properly endorsed and otherwise in proper form for transfer. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto will be liable to a holder of Series I Preferred Shares for any cash delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

          (e) Any portion of the Exchange Fund that remains unclaimed by the former stockholders of Smith's or Fred Meyer for twelve (12) months after the Effective Time will be delivered to Holdings and any former stockholders of Smith's or Fred Meyer will thereafter look only to Holdings for payment of their claim for the Smith's Common Consideration for Smith's Common Shares or the Fred Meyer Common Consideration for Fred Meyer Common Shares or the Preferred Consideration for Series I Preferred Shares.

          2.3 Fractional Shares. No fractional shares of Holdings Common Stock will be issued in the Mergers. In lieu of any such fractional securities, each holder of Smith's

Common Shares or Fred Meyer Common Shares who would otherwise have been entitled to a fraction of a share of Holdings Common Stock upon surrender of Common Certificates for exchange pursuant to this Article 2 will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(a) the per share last sale price of Holdings Common Stock (as reported on the NYSE Composite Transactions Reporting System) on the date of the Effective Time (or, if Holdings Common Stock does not trade on the New York Stock Exchange, Inc. (the "NYSE") on such date, the first date of trading of Holdings Common Stock on the NYSE after the Effective Time) by (b) the fractional interest to which such holder otherwise would be entitled. Promptly upon request from the Exchange Agent, Holdings will make available to the Exchange Agent the cash necessary for this purpose.

          2.4 Dissenting Shares. (a) Notwithstanding the provisions of Section
2.1 or any other provision of this Agreement to the contrary, the shares of Class A Common Stock that are also Smith's Common Shares and the Series I Preferred Shares that are issued and outstanding immediately prior to the Effective Date and are held by stockholders who have not voted such shares of Class A Common Stock or Series I Preferred Shares, as the case may be, in favor of the adoption of this Agreement and who properly demand appraisal of such shares of Class A Common Stock or such Series I Preferred Shares, in accordance with Section 262 of the DGCL (the "Dissenting Shares"), will not be converted as provided in Section 2.1(b) or 2.1(c), as the case may be, at or after the Effective Time unless and until the holder of such Dissenting Shares fails to perfect or effectively withdraws or loses such right to appraisal and payment under the DGCL. If a holder of Dissenting Shares so fails to perfect or effectively withdraws or loses such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares will be converted into and represent solely the right provided in Section 2.1(b) or 2.1(c), as the case may be.

          (b) Smith's will give Fred Meyer (i) prompt written notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL and received by Smith's and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. Smith's will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Fred Meyer, settle or offer to settle any such demands.

          2.5 No Transfer after the Effective Time. No transfers of Smith's Common Shares or Series I Preferred Shares will be made on the stock transfer books of Smith's, and no transfers of Fred Meyer Common Shares will be made on the stock transfer books of Fred Meyer, after the close of business on the day prior to the date of the Effective Time.

                  3. Representations and Warranties of Smith's

          Smith's hereby represents and warrants to Fred Meyer as follows:

          3.1 Existence; Good Standing; Corporate Authority. Smith's and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the power and authority to own and operate its businesses as presently conducted. Smith's and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of Smith's and any of its Subsidiaries to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect. Smith's has previously provided Fred Meyer with true and correct copies of its certificate of incorporation and bylaws or other organizational documents and the charter documents and bylaws or other organizational documents of each of its Subsidiaries, as currently in effect.

          3.2 Authorization; Validity and Effect of Agreement. Smith's has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, each other document or agreement to be executed by Smith's under this Agreement (each a "Smith's Transaction Document") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Smith's and the performance by Smith's of its obligations hereunder, the execution and delivery of each of the Smith's Transaction Documents by Smith's and the performance of its obligations thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Smith's and all other necessary corporate action on the part of Smith's, other than the adoption and approval of this Agreement by the stockholders of Smith's, and no other corporate proceedings on the part of Smith's are necessary to authorize this Agreement, the Smith's Transaction Documents and the transactions contemplated hereby and thereby and the execution, delivery and performance of the Voting Agreement by the parties thereto. The Board of Directors of Smith's has approved for the purposes of Section 251(b) of the DGCL the agreement of merger contained in this Agreement and the Smith's Merger. This Agreement has been duly and validly executed and delivered by Smith's and constitutes a legal, valid and binding obligation of Smith's, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. Each Smith's Transaction Document has been or, as of the Effective Time, will have been, duly and validly authorized, executed and delivered by Smith's, and constitutes or will constitute as of such time a legally valid and binding obligation of Smith's, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

          3.3 Capitalization. The authorized capital stock of Smith's consists of 20,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock, 20,000,000 shares of Class C Common Stock and 85,000,000 shares of preferred stock having a par value of $.01 per share, ("Smith's Preferred Stock") 34,524,579 shares of which have been designated as Series I Preferred Stock. As of the date hereof, 3,855,600 shares of Class A Common Stock (none of which are held in Smith's treasury), 11,949,630 shares of Class B Common Stock (none of which are held in Smith's treasury), no shares of Class C Common Stock, 9,956,749 shares of Series I Preferred Stock (none of which are held in Smith's treasury) and no other shares of Smith's Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Smith's Common Stock and Series I Preferred Stock are validly issued, fully paid and non-assessable. As of the date hereof, except as otherwise disclosed in Section 3.3 of the Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments, or obligations which would require Smith's to issue or sell shares of Smith's Common Stock, Smith's Preferred Stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of Smith's Common Stock, Smith's Preferred Stock or any other equity securities of Smith's or any of its Subsidiaries. Except as set forth in Section 3.3 of the Disclosure Schedule, Smith's has no commitments or obligations to purchase or redeem any shares of Smith's Common Stock or (except as specified in Smith's certificate of incorporation with respect to its Series I Preferred Stock) Smith's Preferred Stock.

          3.4 Subsidiaries. The only Subsidiaries of Smith's are those set forth in Section 3.4 of the Disclosure Schedule. All of the outstanding shares of capital stock and other ownership interests of each of Smith's Subsidiaries are validly issued, fully paid, non-assessable and free of preemptive rights or rights of first refusal. Except as set forth in Section 3.4 of the Disclosure Schedule, Smith's owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all Encumbrances, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of Smith's or which would require any Subsidiary of Smith's to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

          3.5 Other Interests. Except as set forth in Section 3.5 of the Disclosure Schedule, neither Smith's nor any of Smith's Subsidiaries owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than Smith's Subsidiaries).

          3.6 No Conflict; Required Filings and Consents. (a) Except as set forth in Section 3.6(a) of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Smith's Transaction Documents, nor the performance by Smith's of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby, will: (i) conflict with Smith's certificate of incorporation or bylaws; (ii) assuming satisfaction of the requirements set forth in Section 3.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to Smith's or any of its Subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Smith's or any of its Subsidiaries, or result in the creation or imposition of any lien upon any properties, assets or business of Smith's or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Smith's or any of its Subsidiaries is a party or by which Smith's or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require Smith's or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in each case, for such violations, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect.

          (b) Except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and state securities or "blue sky" laws ("Blue Sky Laws"), (ii) for the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iii) for the filing of certificates of merger pursuant to the DGCL, or (iv) with respect to matters set forth in Sections 3.6(a) or 3.6(b) of the Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person or entity (including, without limitation, any landlord under any lease) is required to be made or obtained by Smith's or its Subsidiaries in connection with the execution, delivery and performance of this Agreement, the Smith's Transaction Documents and the consummation of the transactions contemplated hereby and thereby except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect.

          3.7 Compliance. Except as set forth in Section 3.7 of the Disclosure Schedule, Smith's and each of its Subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof (including, without limitation, all Environmental

Laws), except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section
3.7 of the Disclosure Schedule, to the best knowledge of Smith's, neither Smith's nor any of its Subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. Smith's and its Subsidiaries have all material permits, licenses and franchises from governmental agencies required to conduct their respective businesses as they are now being conducted and all such permits, licenses and franchises will remain in effect after the Effective Time, except for such failures to remain effective that would not, individually or in the aggregate, have a Material Adverse Effect.

          3.8 SEC Documents. (a) Smith's has delivered or made available to Fred Meyer true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1996 (collectively, the "Smith's SEC Reports"). As of their respective dates, the Smith's SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by Smith's with the SEC after the date of this Agreement (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated balance sheets of Smith's included in or incorporated by reference into the Smith's SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of Smith's and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of Smith's included in or incorporated by reference into the Smith's SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of Smith's and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          (c) Neither Smith's nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Smith's or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of Smith's as of December 28, 1996 and (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since December 28, 1996 which would not, individually or in the aggregate, have a Material Adverse Effect.

          3.9 Litigation. Except as set forth in Section 3.9 of the Disclosure Schedule or the Smith's SEC Reports, there is no Action instituted, pending or, to the best knowledge of Smith's, threatened, which, if adversely decided, would, individually or in the aggregate, directly or indirectly, have a Material Adverse Effect, nor is there any outstanding judgment, decree, or injunction or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency which has or will have, individually or in the aggregate, any Material Adverse Effect.

          3.10 Absence of Certain Changes. Except as set forth in Section 3.10 of the Disclosure Schedule or the Smith's SEC Reports and except for the transactions expressly contemplated hereby, since December 28, 1996, Smith's and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in Smith's' business, operations, condition (financial or otherwise), results of operations, prospects, assets, liabilities, working capital or reserves, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had a Material Adverse Effect. Except as set forth in Section 3.10 of the Disclosure Schedule or the Smith's SEC Reports, from December 28, 1996 through the date of this Agreement, neither Smith's nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.2 hereof.

          3.11 Taxes. Except as set forth in Section 3.11 of the Disclosure
Schedule:

          (a) Smith's and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes for all periods (or portions thereof) ending on or prior to the Closing Date;

          (b) Smith's and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

          (c) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Smith's or its Subsidiaries and neither Smith's nor its Subsidiaries has received a written notice of any pending audits or proceedings;

          (d) Neither the Internal Revenue Service nor any other taxing authority (whether domestic or foreign) has asserted, or to the best knowledge of Smith's, is threatening to assert, against Smith's or any of its Subsidiaries any deficiency or claim for Taxes;

          (e) There are no material liens for Taxes upon any Property or Assets of Smith's or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings;

          (f) Neither Smith's nor any of its Subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code;

          (g) The applicable statutes of limitation for the assessment of federal income Taxes upon Smith's and its Subsidiaries for all periods have expired, except as set forth on Section 3.11 of the Disclosure Schedule;

          (h) Neither Smith's nor any of its Subsidiaries is a party to any material agreement providing for the allocation or sharing of Taxes;

          (i) Neither Smith's nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Smith's or any of its Subsidiaries; and

          (j) Neither Smith's nor any of its Subsidiaries is obligated, or will be obligated by reason of the transaction, to pay compensation to any employee not deductible by reason of Sections 280G or 162(m) of the Code.

          3.12 Employee Benefit Plans.

          (a) Section 3.12 of the Disclosure Schedule contains a complete list of all Employee Plans of Smith's and its Subsidiaries. True and complete copies or descriptions of the Employee Plans of Smith's and its Subsidiaries, including, without limitation, trust instruments, if any, that form a part thereof, and all amendments thereto have been furnished or made available to Fred Meyer and its counsel.

          (b) Except as described in Section 3.12 of the Disclosure Schedule, each of the Employee Plans of Smith's and of its Subsidiaries (other than any Multiemployer Plan) has been administered and is in compliance with the terms of such Employee Plan and all applicable laws, rules and regulations except for noncompliance which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (c) No "reportable event" (as such term is used in section 4043 of the Employee Retirement Income Security Act of 1974 ("ERISA")), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code), "nondeductible contributions" (as such term is used in Section 4972 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Smith's Employee Plan (other than any Multiemployer Plan) which would, individually or in the aggregate, have a Material Adverse Effect.

          (d) No litigation or administrative or other proceeding involving any Employee Plans of Smith's or any of its ERISA Affiliates (other than any Multiemployer Plan) has occurred or are threatened where an adverse determination would, individually or in the aggregate, have a Material Adverse Effect.

          (e) Except as set forth in Section 3.12 of the Disclosure Schedule, neither Smith's nor any ERISA Affiliate of Smith's has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA which remains unsatisfied in an amount which would, individually or in the aggregate, have a Material Adverse Effect.

          (f) All of the Employee Plans of Smith's or its Subsidiaries (other than any Multiemployer Plan) can be terminated by Smith's. Smith's and its Subsidiaries can withdraw from participation in any Employee Plan that is a Multiemployer Plan. Any termination of, or withdrawal from, any Employee Plans of Smith's or its Subsidiaries, on or prior to the Closing Date, would not subject Smith's to any material liability under Title IV of ERISA.

          (g) Neither Smith's nor any of its Affiliates is aware of any situation with respect to a Multiemployer Plan described in (b), (c) or (d) above, except as described in Section 3.12 of the Disclosure Schedule.

          (h) The transactions contemplated by this Agreement will not cause the occurrence of a situation described in (b), (c), (d) or (e) as of or after the Effective Time.

          3.13 State Takeover Statutes. The Board of Directors of Smith's has approved this Agreement and the transactions contemplated hereby, and the execution, delivery and performance of the Voting Agreement for purposes of
Section 203 of the DGCL and any other "fair price", "merger moratorium", "control share acquisition" or other anti-takeover statute or similar statute or regulation that might be applicable and such approval is sufficient to render inapplicable to this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, the restrictions on business combinations contained in Section 203 of the DGCL.

          3.14 No Brokers. Except (a) as set forth in Section 3.14 of the Disclosure Schedule, including the fee to be paid to Yucaipa LLC in connection with certain financial advisory services and with the cancellation of the Old Management Agreement, (b) fees to be paid to Donaldson, Lufkin & Jenrette Securities Corporation (the arrangements of which have been disclosed to Fred Meyer prior to the date hereof) and (c) the fees to be paid pursuant to the New Management Agreement, no broker, finder, investment banker, or other person or firm is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Smith's, any of its Subsidiaries or any of their respective directors, officers or employees.

          3.15 Opinion of Financial Advisor. Smith's has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that, as of the date hereof, the Smith's Exchange Ratio is fair to the holders of Smith's Common Stock from a financial point of view. Smith's has delivered to Fred Meyer a true, complete and correct copy of such opinion.

          3.16 No Other Agreements to Sell Smith's or its Assets. Except as set forth in Section 3.16 of the Disclosure Schedule, Smith's has no legal obligation, absolute or contingent, to any other Person to sell any material portion of the Assets of Smith's, to sell the capital stock or other ownership interests of Smith's or any of its Subsidiaries, or to effect any merger, consolidation or other reorganization of Smith's or any of its Subsidiaries or to enter into any agreement with respect thereto. As of the date hereof, Smith's is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

          3.17 Assets.

          (a) Except as set forth in Section 3.17(a) of the Disclosure Schedule, Smith's and its Subsidiaries have good and marketable title to or a valid leasehold estate in all of the properties and assets, real or personal, reflected on Smith's balance sheet at December 28, 1996 (except for properties or assets subsequently sold in the ordinary course of business consistent with past practice), and have good and marketable title or a valid right to use all of the real properties that are necessary, and all of the personal assets and properties that are materially necessary, for the conduct of the business of Smith's or any of its Subsidiaries free and clear of all Encumbrances (other than Permitted Encumbrances).

          (b) Section 3.17(b) of the Disclosure Schedule sets forth a complete and accurate list of each improved or unimproved real property (whether owned or leased, "Property") and/or store, office, plant or warehouse ("Facility") owned or leased by Smith's or any of its Subsidiaries, and the current use of such Property or Facility and indicating whether the Property or Facility is owned or leased.

          (c) There are no pending or, to the best knowledge of Smith's, threatened condemnation or similar proceedings relating to any of the Properties or Facilities of Smith's and its Subsidiaries except for such proceedings which would not, individually or in the aggregate, have a Material Adverse Effect.

          (d) Section 3.17(d) of the Disclosure Schedule sets forth a complete and accurate list of all Leases (including subleases and licenses) of personal property entered into by Smith's or any of its Subsidiaries and involving any annual expense to Smith's or any such Subsidiary in excess of $250,000 and not cancelable (without material liability) within two (2) years.

          (e) Section 3.17(e) of the Disclosure Schedule indicates with respect to each Lease entered into by Smith's or any of its Subsidiaries, as a tenant or subtenant: (i) the term (including renewal options), (ii) current fixed rent, and (iii) any Lease requiring consent or approval of the lessor for the transaction contemplated hereby or permitting (or granting an option to) the lessor to terminate the Lease or option terms or requiring payment of consideration to the lessor (other than immaterial processing fees).

          (f) Smith's or its Subsidiaries, as the case may be, has in all material respects performed all obligations on its part required to have been performed with respect to (i) all Assets leased by it or to it (whether as lessor or lessee), and (ii) all Leases and there exists no material default or event which, with the giving of notice or lapse of time or both, would become a default on the part of Smith's or any of its Subsidiaries under any Lease, in each case except where the failure to perform would not, individually or in the aggregate, have a Material Adverse Effect.

          (g) To the best knowledge of Smith's, each of the Leases is valid, binding and enforceable in accordance with its terms and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, the Leases will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby.

          (h) Subject to the provisions of Section 3.18 below and except as shown on Section 3.17(h) of the Disclosure Schedule, Smith's has delivered to Fred Meyer, or otherwise made available, originals or true copies of all material Leases (as the same may have been amended or modified, in any material respect, from time to time).

          3.18 Contracts and Commitments. Section 3.18 of the Disclosure Schedule contains a complete and accurate list of all contracts (written or oral), plans, undertakings, commitments or agreements ("Contracts") of the following categories to which Smith's or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

          (a) employment contracts, including, without limitation, contracts to employ executive officers and other contracts with officers, directors or stockholders of Smith's, and any other Contracts with or for the benefit of Smith's or its affiliates, and all severance, change in control or similar arrangements with any officers, employees or agents of Smith's that will result in any obligation (absolute or contingent) of Smith's or any of its Subsidiaries to make any payment to any officers, employees or agents of Smith's following either the consummation of the transactions contemplated hereby, termination of employment, or both;

          (b) labor contracts;

          (c) material distribution, franchise, license, sales, agency or advertising contracts;

          (d) Contracts for the purchase of inventory which are not cancelable (without material penalty, cost or other liability) within one (1) year (other than Contracts for the purchase of holiday goods in accordance with customary industry practices) and other Contracts made in the ordinary course of business involving annual expenditures or liabilities in excess of $150,000 which are not cancelable (without material penalty, cost or other liability) within thirty
(30) days;

          (e) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of $250,000;

          (f) Contracts containing covenants limiting the freedom of Smith's or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location;

          (g) powers of attorney;

          (h) joint venture or partnership agreements or joint development or similar agreements pursuant to which any third party is entitled to develop any Property and/or Facility on behalf of Smith's or its Subsidiaries;

          (i) any other Contract, whether similar or dissimilar to the foregoing, which would be material to Smith's and its Subsidiaries taken as a whole;

          (j) any Contract with any federal, state or local government; and

          (k) Contracts involving annual expenditures or liabilities in excess of $250,000.

          True copies of the written Contracts identified in Section 3.18 of the Disclosure Schedule have been delivered or made available to Fred Meyer.

          3.19 Absence of Breaches or Defaults. Except as set forth in Section
3.19 of the Disclosure Schedule, neither Smith's nor any of its Subsidiaries is and, to the best knowledge of Smith's, no other party is in default under, or in breach or violation of, any Contract identified on Section 3.18 of the Disclosure Schedule and, to the best knowledge of Smith's, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any Contract identified on Section 3.18 of the Disclosure Schedule, except for defaults, breaches, violations or events which, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Contracts identified on Section
3.18 of the Disclosure Schedule is valid, binding and enforceable in accordance with its terms and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such Contracts will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness affecting Smith's or any of its Subsidiaries (except for the execution of this Agreement, the Voting Agreement and the Smith's Transaction Agreements) to accelerate, or which does accelerate, the maturity of any indebtedness affecting Smith's or any of its Subsidiaries, except as set forth in Section 3.19 of the Disclosure Schedule.

          3.20 Labor Matters.

          (a) Section 3.20(a) of the Disclosure Schedule contains a complete list of all organizations representing the employees of Smith's or any of its Subsidiaries. There is no strike, work stoppage or labor disturbance pending or, to the best knowledge of Smith's, threatened, which involves any employees of Smith's or any of its Subsidiaries.

          (b) Section 3.20(b) of the Disclosure Schedule contains a list of all material unfair employment or labor practice charges which are presently pending, as well as a description and the status of each, which to the best knowledge of Smith's have been filed with any governmental authority by or on behalf of any employee of Smith's or any of its Subsidiaries and a list of all material employment-related litigation, including, without limitation, arbitrations or administrative proceedings which are presently pending (together with a description and the status of each such litigation or proceeding), filed by or on behalf of any former, current or prospective employee of Smith's or any of its Subsidiaries.

          (c) Except as described in Sections 3.9, 3.20(a) and (b) of the Disclosure Schedule, there are not presently pending or, to the best knowledge of Smith's, threatened, against Smith's or any of its Subsidiaries any material claims by any governmental authority, labor organization, or any former, current or prospective employee alleging that Smith's or any such employer has violated any applicable laws respecting employment practices. Smith's and each of its Subsidiaries is in compliance in all material respects with its obligations under all statutes, executive orders and other governmental regulations or judicial decrees governing its employment practices, including without limitation, provisions relating to wages, hours, equal opportunity and payment of social security and other taxes and, except as described in Section

3.20(d) of the Disclosure Schedule, has timely filed all regular federal and state employment related reports and other documents.

          (d) Except as described in Section 3.20(d) of the Disclosure Schedule,
(i) Smith's has paid, or caused to be paid, in full to all employees of Smith's and its Subsidiaries all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law, (ii) neither Smith's nor any of its Subsidiaries is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will Smith's or its Subsidiaries have any liability under any benefit or severance policy, practice, agreement, arrangement, plan, or program, including, without limitation, any change in control agreement, arrangement, plan or program which exists or arises, or may be deemed to exist or arise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by Smith's or such Subsidiaries or any successor thereto of any Persons employed on or prior to the Closing Date, (iii) Smith's and its Subsidiaries have not closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past year, nor has Smith's or its Subsidiaries planned or announced any such future action or program for the future, and (iv) Smith's is in compliance with its obligations, if any, pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

          3.21 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Smith's or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Smith's and its Subsidiaries and their respective Properties and Assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and substantially equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          3.22 Affiliate Transactions. Except as set forth in Section 3.22 of the Disclosure Schedule or in the Smith's SEC Reports, from December 30, 1995 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between Smith's or any of its Subsidiaries, on the one hand, and Smith's affiliates (other than wholly owned Subsidiaries of Smith's) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

          3.23 Environmental Matters. Except as set forth in Section 3.23 of the Disclosure Schedule, each of the Properties and Facilities of Smith's or any of its Subsidiaries has been maintained by Smith's in compliance with all Environmental Laws, except where the failure to so comply, or any aggregation of such failures, would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.23 of the Disclosure Schedule, to the best knowledge of Smith's, no conditions exist with respect to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any other environmental medium on or off the Properties, which, individually or in the aggregate, could result in any damage, claim, or liability to or against Smith's or any of its Subsidiaries by any third party (including without limitation, any government entity), including, without limitation, any condition resulting from the operation of Smith's' business and/or operations in the vicinity of any of the Properties and/or any activity or operation formerly conducted by any Person on the Properties, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. With the exception of retail consumer products sold in the ordinary course of business and materials and supplies used in the ordinary course of business or except as set forth in Section 3.23 of the Disclosure Schedule, Smith's has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any Hazardous Materials, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in Section 3.23 of the Disclosure Schedule, (i) there are no existing uncured notices of noncompliance, notices of violation, administrative actions, or lawsuits against Smith's or any of its Subsidiaries arising under Environmental Laws or relating to the use, handling, storage, treatment, recycling, generation, or release of Hazardous Materials at any of the Properties, nor has Smith's received any uncured notification of any allegation of any responsibility for any disposal, release, or threatened release at any location of any Hazardous Materials, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (ii) there have been no spills or releases of Hazardous Materials at any of the Properties in excess of quantities reportable under Environmental Laws, except in any such case which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;
(iii) there are no consent decrees, consent orders, judgments, judicial or administrative orders, or liens by any governmental authority relating to any Environmental Law which have not already been fully satisfied and which regulate, obligate, or bind Smith's or any of its Subsidiaries, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iv) except as set forth in
Section 3.23 of the Disclosure Schedule, no Properties or Facilities are listed on the federal National Priorities List, the federal Comprehensive Environmental Response Compensation Liability Information System list, or any similar state listing of sites known to be contaminated with Hazardous Materials.

          3.24 Information in Joint Proxy Statement/Prospectus and Form S-4. Information supplied by Smith's or any of its affiliates for inclusion or incorporation by reference in (i) the Joint Proxy Statement/Prospectus (as hereinafter defined) (or any amendment thereof or supplement thereto), at the date mailed to Fred Meyer's and to Smith's stockholders and at the time of the respective meetings of the stockholders of Fred Meyer and of the stockholders of Smith's contemplated hereby or (ii) the Form S-4 (as hereinafter defined) at any time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at any time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          3.25 Vote Required. The approval by a majority of the voting power represented by the outstanding shares of Smith's Common Stock and Series I Preferred Stock (with holders of shares of Class B Common Stock entitled to one vote per share and holders of shares of Class A Common Stock and Series I Preferred Stock entitled to 10 votes per share) (the "Smith's Stockholder Approval") is the only vote of the holders of any class or series of Smith's capital stock necessary to approve the transactions contemplated by this Agreement.

          3.26 Standstill and Confidentiality Agreements. Except as set forth in
Section 3.26 of the Disclosure Schedule, neither Smith's nor any of its Subsidiaries is a party to any confidentiality or standstill agreement other than confidentiality agreements with employees, consultants and providers or purchasers of goods and services entered into in the ordinary course of business.

                 4. Representations and Warranties of Fred Meyer.

          Fred Meyer hereby represents and warrants to Smith's as follows:

          4.1 Existence; Good Standing; Corporate Authority. Fred Meyer and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the power and authority to own and operate its businesses as presently conducted. Fred Meyer and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of Fred Meyer and any of its Subsidiaries to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect. Fred Meyer has previously provided Smith's with true and correct copies of its certificate of incorporation and bylaws or other organizational documents and the charter documents and bylaws or other organizational documents of each of its Subsidiaries, as currently in effect.

          4.2 Authorization; Validity and Effect of Agreement. Fred Meyer has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, each other document or agreement to be executed by Fred Meyer under this Agreement (each a "Fred Meyer Transaction Document") and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Fred Meyer and the performance by Fred Meyer of its obligations hereunder, the execution and delivery of each of the Fred Meyer Transaction Documents by Fred Meyer and the performance of its obligations thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Fred Meyer and all other necessary corporate action on the part of Fred Meyer, other than the adoption and approval of this Agreement by the stockholders of Fred Meyer, and no other corporate proceedings on the part of Fred Meyer are necessary to authorize this Agreement, the Fred Meyer Transaction Documents and the transactions contemplated hereby and thereby. The Board of Directors of Fred Meyer has approved for the purposes of Section 251(b) of the DGCL the agreement of merger contained in this Agreement and the Fred Meyer Merger. This Agreement has been duly and validly executed and delivered by Fred Meyer and constitutes a legal, valid and binding obligation of Fred Meyer, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. Each Fred Meyer Transaction Document has been or, as of the Effective Time, will have been, duly and validly authorized, executed and delivered by Fred Meyer, and constitutes or will constitute as of such time a legally valid and binding obligation of Fred Meyer, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

          4.3 Capitalization. The authorized capital stock of Fred Meyer consists of (i) 100,000,000 shares of Fred Meyer Common Stock and (ii) 5,000,000 shares of preferred stock, par value $.01 per share ("Fred Meyer Preferred Stock"). As of the date hereof, 26,422,292 shares of Fred Meyer Common Stock and no shares of Fred Meyer Preferred Stock are issued and outstanding; 2,200,200 shares of Fred Meyer Common Stock are held in Fred Meyer's treasury as of the date hereof. All of the issued and outstanding shares of Fred Meyer Common Stock and Fred Meyer Preferred Stock are validly issued, fully paid and non-assessable. Except as set forth on Section 4.3 of the Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements other than this Agreement, commitments, or obligations which would require Fred Meyer to issue or sell shares of Fred Meyer Common Stock, Fred Meyer Preferred Stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of Fred Meyer Common Stock, Fred Meyer Preferred Stock or any other equity securities of Fred Meyer as of the date hereof. Except as set forth on
Section 4.3 of the Disclosure Schedule, Fred Meyer has no commitments or obligations to purchase or redeem any shares of capital stock of any class of Fred Meyer Common Stock or Fred Meyer Preferred Stock.

          4.4 Subsidiaries. The only Subsidiaries of Fred Meyer are those set forth in Section 4.4 of the Disclosure Schedule. All of the outstanding shares of capital stock and other ownership interests of each of Fred Meyer's Subsidiaries are validly issued, fully paid, non-assessable and free of preemptive rights or rights of first refusal. Except as set forth in Section 4.4 of the Disclosure Schedule, Fred Meyer owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all Encumbrances, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of Fred Meyer or which would require any Subsidiary of Fred Meyer to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

          4.5 Other Interests. Except as set forth in Section 4.5 of the Disclosure Schedule, neither Fred Meyer nor any of Fred Meyer's Subsidiaries owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than Fred Meyer's Subsidiaries).

          4.6 No Conflict; Required Filings and Consents. (a) Except as set forth in Section 4.6(a) of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Fred Meyer Transaction Documents, nor the performance by Fred Meyer of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby, will: (i) conflict with Fred Meyer's certificate of incorporation or bylaws; (ii) assuming satisfaction of the requirements set forth in Section 4.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to Fred Meyer or any of its Subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Fred Meyer or any of its Subsidiaries, or result in the creation or imposition of any lien upon any properties, assets or business of Fred Meyer or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Fred Meyer or any of its Subsidiaries is a party or by which Fred Meyer or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require Fred Meyer or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in each case, for such violations, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect.

          (b) Except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, (ii) for the pre-merger notification requirements of the HSR

Act, (iii) for the filing of certificates of merger pursuant to the DGCL, or
(iv) with respect to matters set forth in Sections 4.6(a) or 4.6(b) of the Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person or entity (including, without limitation, any landlord under any lease) is required to be made or obtained by Fred Meyer or its Subsidiaries in connection with the execution, delivery and performance of this Agreement, the Fred Meyer Transaction Documents and the consummation of the transactions contemplated hereby and thereby except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect.

          4.7 Compliance. Except as set forth in Section 4.7 of the Disclosure Schedule, Fred Meyer and each of its Subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof (including, without limitation, all Environmental Laws), except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 4.7 of the Disclosure Schedule, to the best knowledge of Fred Meyer, neither Fred Meyer nor any of its Subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. Fred Meyer and its Subsidiaries have all material permits, licenses and franchises from governmental agencies required to conduct their respective businesses as they are now being conducted and all such permits, licenses and franchises will remain in effect after the Effective Time, except for such failure to remain effective that would not, individually or in the aggregate, have a Material Adverse Effect.

          4.8 SEC Documents. (a) Fred Meyer has delivered or made available to Smith's true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it with the SEC since January 1, 1996 (collectively, the "Fred Meyer SEC Reports"). As of their respective dates, the Fred Meyer SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by Fred Meyer with the SEC after the date of this Agreement (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated balance sheets of Fred Meyer included in or incorporated by reference into the Fred Meyer SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of Fred Meyer and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of Fred Meyer included in or incorporated by reference into the Fred Meyer SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of Fred Meyer and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          (c) Neither Fred Meyer nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Fred Meyer or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of Fred Meyer as of February 1, 1997 and (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since February 1, 1997 which would not, individually or in the aggregate, have a Material Adverse Effect.

          4.9 Litigation. Except as set forth in Section 4.9 of the Disclosure Schedule or the Fred Meyer SEC Reports, there is no Action instituted, pending or, to the best knowledge of Fred Meyer, threatened, which, if adversely decided, would, individually or in the aggregate, directly or indirectly, have a Material Adverse Effect, nor is there any outstanding judgment, decree, or injunction or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency which has or will have, individually or in the aggregate, any Material Adverse Effect.

          4.10 Absence of Certain Changes. Except as set forth in Section 4.10 of the Disclosure Schedule or the Fred Meyer SEC Reports and except for the transactions expressly contemplated hereby, since February 1, 1997, Fred Meyer and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in Fred Meyer' business, operations, condition (financial or otherwise), results of operations, prospects, assets, liabilities, working capital or reserves, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had a Material Adverse Effect. Except as set forth in Section 4.10 of the Disclosure Schedule or the Fred Meyer SEC Reports, from February 1, 1997 through the date of this Agreement, neither Fred Meyer nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.3 hereof.

          4.11 Taxes. Except as set forth in Section 4.11 of the Disclosure
Schedule:

          (a) Fred Meyer and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes for all periods (or portions thereof) ending on or prior to the Closing Date;

          (b) Fred Meyer and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

          (c) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Fred Meyer or its Subsidiaries and neither Fred Meyer nor its Subsidiaries has received a written notice of any pending audits or proceedings;

          (d) Neither the Internal Revenue Service nor any other taxing authority (whether domestic or foreign) has asserted, or to the best knowledge of Fred Meyer, is threatening to assert, against Fred Meyer or any of its Subsidiaries any deficiency or claim for Taxes;

          (e) There are no material liens for Taxes upon any Property or Assets of Fred Meyer or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings;

          (f) Neither Fred Meyer nor any of its Subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code;

          (g) The applicable statutes of limitation for the assessment of federal income Taxes upon Fred Meyer and its Subsidiaries for all periods have expired, except as set forth on Section 4.11 of the Disclosure Schedule;

          (h) Neither Fred Meyer nor any of its Subsidiaries is a party to any material agreement providing for the allocation or sharing of Taxes;

          (i) Neither Fred Meyer nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Fred Meyer or any of its Subsidiaries; and

          (j) Neither Fred Meyer nor any of its Subsidiaries is obligated, or will be obligated by reason of the transaction, to pay compensation to any employee not deductible by reason of Sections 280G or 162(m) of the Code.

          4.12 Employee Benefit Plans.

          (a) Section 4.12 of the Disclosure Schedule contains a complete list of all Employee Plans of Fred Meyer and its Subsidiaries. True and complete copies or descriptions of the Employee Plans of Fred Meyer and its Subsidiaries, including, without limitation, trust instruments, if any, that form a part thereof, and all amendments thereto have been furnished or made available to Smith's and its counsel.

          (b) Except as described in Section 4.12 of the Disclosure Schedule, each of the Employee Plans of Fred Meyer and of its Subsidiaries (other than any Multiemployer Plan) has been administered and is in compliance with the terms of such Employee Plan and all applicable laws, rules and regulations except for noncompliance which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (c) No "reportable event" (as such term is used in section 4043), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code), "nondeductible contributions" (as such term is used in Section 4972 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Fred Meyer Employee Plan (other than any Multiemployer Plan) which would, individually or in the aggregate, have a Material Adverse Effect.

          (d) No litigation or administrative or other proceeding involving any Employee Plans of Fred Meyer or any of its ERISA Affiliates (other than any Multiemployer Plan) has occurred or are threatened where an adverse determination would, individually or in the aggregate, have a Material Adverse Effect.

          (e) Except as set forth in Section 4.12 of the Disclosure Schedule, neither Fred Meyer nor any ERISA Affiliate of Fred Meyer has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA which remains unsatisfied in an amount which would, individually or in the aggregate, have a Material Adverse Effect.

          (f) All of the Employee Plans of Fred Meyer or its Subsidiaries (other than any Multiemployer Plan) can be terminated by Fred Meyer. Fred Meyer and its Subsidiaries can withdraw from participation in any Employee Plan that is a Multiemployer Plan. Any termination of, or withdrawal from, any Employee Plans of Fred Meyer or its Subsidiaries, on or prior to the Closing Date, would not subject Fred Meyer to any material liability under Title IV of ERISA.

          (g) Neither Fred Meyer nor any of its Affiliates is aware of any situation with respect to a Multiemployer Plan described in (b), (c) or (d) above, except as described in Section 4.12 of the Disclosure Schedule.

          (h) The transactions contemplated by this Agreement will not cause the occurrence of a situation described in (b), (c), (d) or (e) as of or after the Effective Time.

          4.13 State Takeover Statutes. The Board of Directors of Fred Meyer has approved this Agreement and the transactions contemplated hereby for purposes of
Section 203 of the DGCL and any other "fair price", "merger moratorium", "control share acquisition" or other anti-takeover statute or similar statute or regulation that might be applicable and such approval is sufficient to render inapplicable to this Agreement and the transactions contemplated hereby, the restrictions on business combinations contained in provisions of Section 203 of the DGCL.

          4.14 No Brokers. Except for fees to be paid to Salomon Brothers Inc (the arrangements of which have been disclosed to Smith's prior to the date hereof), no broker, finder, investment banker, or other person or firm is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Fred Meyer, any of its Subsidiaries or any of their respective directors, officers or employees.

          4.15 Opinion of Financial Advisor. Fred Meyer has received the opinion of Salomon Brothers Inc to the effect that, as of the date hereof, the Fred Meyer Exchange Ratio is fair to the holders of Fred Meyer Common Shares from a financial point of view. Fred Meyer has delivered to Smith's a true, complete and correct copy of such opinion.

          4.16 No Other Agreements to Sell Fred Meyer or its Assets. Except as set forth in Section 4.16 of the Disclosure Schedule, Fred Meyer has no legal obligation, absolute or contingent, to any other Person to sell any of its Assets, to sell the capital stock or other ownership interests of Fred Meyer or any of its Subsidiaries, or to effect any merger, consolidation or other reorganization of Fred Meyer or any of its Subsidiaries or to enter into any agreement with respect thereto. As of the date hereof, Fred Meyer is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

          4.17 Assets.

          (a) Except as set forth in Section 4.17(a) of the Disclosure Schedule, Fred Meyer and its Subsidiaries have good and marketable title to or a valid leasehold estate in all of the properties and assets, real or personal, reflected on Fred Meyer's balance sheet at February 1, 1997 (except for properties or assets subsequently sold in the ordinary course of business consistent with past practice), and have good and marketable title or a valid right to use all of the real properties that are necessary, and all of the personal assets and properties that are materially necessary, for the conduct of the business of Fred Meyer or any of its Subsidiaries free and clear of all Encumbrances (other than Permitted Encumbrances).

          (b) Section 4.17(b) of the Disclosure Schedule sets forth a complete and accurate list of each Property and/or Facility owned or leased by Fred Meyer or any of its Subsidiaries and the current use of such Property or Facility and indicating whether the Property or Facility is owned or leased.

          (c) There are no pending or, to the best knowledge of Fred Meyer, threatened condemnation or similar proceedings relating to any of the Properties or Facilities of Fred Meyer and its Subsidiaries except for such proceedings which would not, individually or in the aggregate, have a Material Adverse Effect.

          (d) Section 4.17(d) of the Disclosure Schedule sets forth a complete and accurate list of all leases (including subleases and licenses) of personal property entered into by Fred Meyer or any of its Subsidiaries and involving any annual expense to Fred Meyer or any such Subsidiary in excess of $250,000 and not cancelable (without material liability) within two (2) years.

          (e) Section 4.17(e) of the Disclosure Schedule indicates with respect to each Lease entered into by Fred Meyer or any of its Subsidiaries, as a tenant or subtenant: (i) the term (including renewal options), (ii) current fixed rent, and (iii) any Lease requiring consent or approval of the lessor for the transaction contemplated hereby or permitting (or granting an option to) the lessor to terminate the Lease or option terms or requiring payment of consideration to the lessor (other than immaterial processing fees).

          (f) Fred Meyer or its Subsidiaries, as the case may be, has in all material respects performed all obligations on its part required to have been performed with respect to (i) all Assets leased by it or to it (whether as lessor or lessee) and (ii) all Leases, and there exists no material default or event which, with the giving of notice or lapse of time or both, would become a default on the part of Fred Meyer or any of its Subsidiaries under any Lease, in each case except where the failure to perform would not, individually or in the aggregate, have a Material Adverse Effect.

          (g) To the best knowledge of Fred Meyer, each of the Leases is valid, binding and enforceable in accordance with its terms and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, the Leases will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby.

          (h) Subject to the provisions of Section 4.18 below and except as shown on Section 4.17(h) of the Disclosure Schedule, Fred Meyer has delivered to Smith's, or otherwise made available, originals or true copies of all material Leases (as the same may have been amended or modified, in any material respect, from time to time).

          4.18 Contracts and Commitments. Section 4.18 of the Disclosure Schedule contains a complete and accurate list of all Contracts of the following categories to which Fred Meyer or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

          (a) employment contracts, including, without limitation, contracts to employ executive officers and other contracts with officers, directors or stockholders of Fred Meyer, and any other Contracts with or for the benefit of Fred Meyer or its affiliates, and all severance, change in control or similar arrangements with any officers, employees or agents of Fred Meyer that will result in any obligation (absolute or contingent) of Fred Meyer or any of its Subsidiaries to make any payment to any officers, employees or agents of Fred Meyer following either the consummation of the transactions contemplated hereby, termination of employment, or both;

          (b) labor contracts;

          (c) material distribution, franchise, license, sales, agency or advertising contracts;

          (d) Contracts for the purchase of inventory which are not cancelable (without material penalty, cost or other liability) within 1 year (other than Contracts for the purchase of holiday goods in accordance with customary industry practices) and other Contracts made in the ordinary course of business involving annual expenditures or liabilities in excess of $150,000 which are not cancelable (without material penalty, cost or other liability) within thirty
(30)days;

          (e) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of $250,000;

          (f) Contracts containing covenants limiting the freedom of Fred Meyer or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location;

          (g) powers of attorney;

          (h) joint venture or partnership agreements or joint development or similar agreements pursuant to which any third party is entitled to develop any Property and/or Facility on behalf of Fred Meyer or its Subsidiaries;

          (i) any other Contract, whether similar or dissimilar to the foregoing, which would be material to Fred Meyer and its Subsidiaries taken as a whole;

          (j) any Contract with any federal, state or local government; and

          (k) Contracts involving annual expenditures or liabilities in excess of $250,000.

          True copies of the written Contracts identified in Section 4.18 of the Disclosure Schedule have been delivered or made available to Smith's.

          4.19 Absence of Breaches or Defaults. Except as set forth in Section
4.19 of the Disclosure Schedule, neither Fred Meyer nor any of its Subsidiaries is and, to the best knowledge of Fred Meyer, no other party is in default under, or in breach or violation of, any Contract identified on Section 4.18 of the Disclosure Schedule and, to the best knowledge of Fred Meyer, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any Contract identified on Section 4.18 of the Disclosure Schedule, except for defaults, breaches, violations or events which, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Contracts identified on Section 4.18 of the Disclosure Schedule is valid, binding and enforceable in accordance with its terms and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such Contracts will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness affecting Fred Meyer or any of its Subsidiaries (except for the execution of this Agreement and the Fred Meyer Transaction Agreements) to accelerate, or which does accelerate, the maturity of any indebtedness affecting Fred Meyer or any of its Subsidiaries, except as set forth in Section 4.19 of the Disclosure Schedule.

          4.20 Labor Matters.

          (a) Section 4.20(a) of the Disclosure Schedule contains a complete list of all organizations representing the employees of Fred Meyer or any of its Subsidiaries. There is no strike, work stoppage or labor disturbance pending or, to the best knowledge of Fred Meyer, threatened, which involves any employees of Fred Meyer or any of its Subsidiaries.

          (b) Section 4.20(b) of the Disclosure Schedule contains a list of all material unfair employment or labor practice charges which are presently pending, as well as a description and the status of each, which to the best knowledge of Fred Meyer have been filed with any governmental authority by or on behalf of any employee of Fred Meyer or any of its Subsidiaries and a list of all material employment-related litigation, including, without limitation, arbitration or administrative proceedings which are presently pending (together with a description and the status of each such litigation or proceeding), filed by or on behalf of any former, current, or prospective employee of Fred Meyer or any of its Subsidiaries.

          (c) Except as described in Sections 4.9, 4.20(a) and (b) of the Disclosure Schedule, there are not presently pending or, to the best knowledge of Fred Meyer, threatened, against Fred Meyer or any of its Subsidiaries any material claims by any governmental authority, labor organization, or any former, current or prospective employee alleging that Fred Meyer or any such employer has violated any applicable laws respecting employment practices. Fred Meyer and each of its Subsidiaries is in compliance in all material respects with its obligations under all statutes, executive orders and other governmental regulations or judicial decrees governing its employment practices, including without limitation, provisions relating to wages, hours, equal opportunity and payment of social security and other taxes and, except as described in Section 4.20(d) of the Disclosure Schedule, has timely filed all regular federal and state employment related reports and other documents.

          (d) Except as described in Section 4.20(d) of the Disclosure Schedule,
(i) Fred Meyer has paid, or caused to be paid, in full to all employees of Fred Meyer and its Subsidiaries all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law, (ii) neither Fred Meyer nor any of its Subsidiaries is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will Fred Meyer or its Subsidiaries have any liability under any benefit or severance policy, practice, agreement, arrangement, plan or program, including, without limitation, any change in control agreement, arrangement, plan or program which exists or arises, or may be deemed to exist or arise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by Fred Meyer or such Subsidiaries or any successor thereto of any Persons employed on or prior to the Closing Date, (iii) Fred Meyer and its Subsidiaries have not closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past year, nor has Fred Meyer or its Subsidiaries planned or announced any such future action or program for the future, and (iv) Fred Meyer is in compliance with its obligations, if any, pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

          4.21 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Fred Meyer or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Fred Meyer and its Subsidiaries and their respective Properties and Assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and substantially equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          4.22 Affiliate Transactions. Except as set forth in Section 4.22 of the Disclosure Schedule or in the Fred Meyer SEC Reports, from December 30, 1995 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between Fred Meyer or any of its Subsidiaries, on the one hand, and Fred Meyer's affiliates (other than wholly owned Subsidiaries of Fred Meyer) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

          4.23 Environmental Matters. Except as set forth in Section 4.23 of the Disclosure Schedule, each of the Properties and Facilities of Fred Meyer or any of its Subsidiaries has been maintained by Fred Meyer in compliance with all Environmental Laws, except where the failure to so comply, or any aggregation of such failures, would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 4.23 of the Disclosure Schedule, to the best knowledge of Fred Meyer, no conditions exist with respect to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any other environmental medium on or off the Properties, which, individually or in the aggregate, could result in any damage, claim, or liability to or against Fred Meyer or any of its Subsidiaries by any third party (including without limitation, any government entity), including, without limitation, any condition resulting from the operation of Fred Meyer' business and/or operations in the vicinity of any of the Properties and/or any activity or operation formerly conducted by any Person on the Properties, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. With the exception of retail consumer products sold in the ordinary course of business and materials and supplies used in the ordinary course of business or except as set forth in
Section 4.23 of the Disclosure Schedule, Fred Meyer has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any Hazardous Materials, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in Section 4.23 of the Disclosure Schedule, (i) there are no existing uncured notices of noncompliance, notices of violation, administrative actions, or lawsuits against Fred Meyer or any of its Subsidiaries arising under Environmental Laws or relating to the use, handling, storage, treatment, recycling, generation, or release of

Hazardous Materials at any of the Properties, nor has Fred Meyer received any uncured notification of any allegation of any responsibility for any disposal, release, or threatened release at any location of any Hazardous Materials, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (ii) there have been no spills or releases of Hazardous Materials at any of the Properties in excess of quantities reportable under Environmental Laws, except in any such case which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; (iii) there are no consent decrees, consent orders, judgments, judicial or administrative orders, or liens by any governmental authority relating to any Environmental Law which have not already been fully satisfied and which regulate, obligate, or bind Fred Meyer or any of its Subsidiaries, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iv) except as set forth in Section 4.23 of the Disclosure Schedule, no Properties or Facilities are listed on the federal National Priorities List, the federal Comprehensive Environmental Response Compensation Liability Information System list, or any similar state listing of sites known to be contaminated with Hazardous Materials.

          4.24 Information in Joint Proxy Statement/Prospectus and Form S-4. Information supplied by Fred Meyer or any of its affiliates for inclusion or incorporation by reference in (i) the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto), at the date mailed to Smith's and to Fred Meyer's stockholders and at the time of the respective meetings of the stockholders of Smith's and of the stockholders of Fred Meyer contemplated hereby or (ii) the Form S-4 at any time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at any time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.25 Vote Required. The approval by a majority of the voting power represented by the outstanding shares of Fred Meyer Common Stock (the "Fred Meyer Stockholder Approval") is the only vote of the holders of any class or series of Fred Meyer's capital stock necessary to approve the transactions contemplated by this Agreement.

          4.26 Standstill and Confidentiality Agreements. Except as set forth in
Section 4.26 of the Disclosure Schedule, neither Fred Meyer nor any of its Subsidiaries is a party to any confidentiality or standstill agreement other than confidentiality agreements with employees, consultants and providers or purchasers of goods and services entered into in the ordinary course of business.

                                  5. Covenants

          5.1 Acquisition Proposals. Prior to the Effective Time, each of Fred Meyer and Smith's agree (a) that neither it nor any of its Subsidiaries will, nor will it or any of its Subsidiaries permit their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, directly or indirectly, initiate, solicit or encourage, any inquiries or the making or implementation of any proposal or offer (including without limitation any proposal or offer to its stockholders) with respect to an Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; and (b) that it will immediately advise the other party hereto orally and in writing of (i) any inquiry or any request for information or data, (ii) any request or invitation to engage in negotiations or discussions with any Person relating to an Acquisition Proposal, (iii) any request to otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or (iv) any Acquisition Proposal, and in each case, the material terms and conditions of such inquiry, request, invitation or Acquisition Proposal and the identity of the Person making any such inquiry, request, invitation or Acquisition Proposal. Each party will keep the other party fully and timely informed of the status and details (including amendments and proposed amendments) of any such inquiry, request, invitation or Acquisition Proposal, provided, however, that nothing contained in this Section 5.1 will prohibit the Board of Directors of either Fred Meyer or Smith's from, to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or from making any disclosure to, or communicating with, its shareholders if, in the good faith judgment of the Board of Directors of Fred Meyer or Smith's, as applicable, after consultation with outside counsel, failure to so disclose or communicate would be inconsistent with its fiduciary duties under applicable law. In addition, nothing in this Section 5.1 will (x) permit Fred Meyer or Smith's to terminate this Agreement or either of their Boards of Directors to withdraw or alter its approval, within the meaning of Section 251(b) of the DGCL, of the agreement of merger contained in this Agreement and the Smith's Merger or the Fred Meyer Merger, as the case may be, (y) permit Fred Meyer or Smith's to enter into any agreement with respect to an Acquisition Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, neither Fred Meyer nor Smith's will enter into any agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal), or (z) affect any other obligation of Fred Meyer or Smith's under this Agreement. Each of Fred Meyer and Smith's shall, and shall cause its Subsidiaries and their respective officers, directors, employees, agents and representatives to, immediately cease and cause to be terminated all discussions and negotiations that have taken place prior to the date hereof, if any, with respect to any Acquisition Proposal.

          5.2 Interim Operations of Smith's. Prior to the Effective Date, except as set forth in Section 5.2 of the Disclosure Schedule or as otherwise specifically provided for in this Agreement or as Fred Meyer may specifically consent in writing, which consent shall not be unreasonably withheld, Smith's shall conduct its business and the business of its Subsidiaries only in the ordinary and usual course as such business has been conducted, and shall use reasonable best efforts to keep intact the business organization in all material respects. Without limiting the foregoing, except as set forth in Section 5.2 of the Disclosure Schedule or as otherwise specifically provided for in this Agreement or as Fred Meyer may specifically consent in writing, which consent shall not be unreasonably withheld, Smith's shall, and shall cause its Subsidiaries to, preserve intact its business organizations and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those Persons having business relationships with it. Smith's shall use all reasonable efforts to avoid, and to cause each of its Subsidiaries to avoid, the occurrence of a breach of any representation or warranty hereunder as of the Closing Date, or the failure to satisfy any condition to the obligations of any party hereto. In addition, prior to the Effective Time, except as set forth in Section 5.2 of the Disclosure Schedule or as otherwise specifically provided for in this Agreement or as Fred Meyer may specifically consent in writing, which consent shall not be unreasonably withheld, neither Smith's nor any of its Subsidiaries shall:

          (a) make or commit to make any capital expenditures in excess of $500,000 in the aggregate, other than expenditures for routine maintenance and repair or pursuant to existing contracts or commitments or expenditures reflected in capital expenditure budgets disclosed in the Smith's SEC Reports;

          (b) incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business) in, any other Person other than a wholly owned Subsidiary of Smith's, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business consistent with past practice and other than refinancings contemplated by this Agreement;

          (c) (i) amend its certificate of incorporation or bylaws or the charter or bylaws of any of its Subsidiaries; (ii) split, combine or reclassify the outstanding shares of its capital stock or other ownership interests or declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to such shares of capital stock or other ownership interests; (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests;
(iv) sell or pledge any stock of any of its Subsidiaries; or (v) make or enter into any commitment for any of the foregoing actions;

          (d) (i) issue or sell or agree to issue or sell any additional shares of, or grant, confer or award any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class; (ii) enter into any agreement, contract or commitment out of the ordinary course of its business, to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business; (iii) except in the ordinary course of business, sell, pledge, dispose of or encumber any material Assets (including without limitation, any indebtedness owed to them or any material claims held by them); (iv) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or make any material investment, either by purchase of stock or other securities, contribution to capital, property transfer or purchase, in any case, of any material amount of property or assets, in or of any other Person; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) grant any severance or termination pay (other than pursuant to policies or agreements in effect on the date hereof as disclosed in the Smith's SEC Reports and set forth in Section 5.2(e) of the Disclosure Schedule) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or enter into any employment or severance agreement with any officer, director or employee, except for certain employment contracts and amendments to certain severance arrangements and deferred compensation agreements as set forth in Section 5.2(e) of the Disclosure Schedule;

          (f) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or increase in any manner the compensation or fringe benefits of any director, officer or employee or grant, confer, award or pay any forms of cash incentive, bonuses or other benefit not required by any existing plan, arrangement or agreement except as required by law;

          (g) enter into or amend any Contract for the purchase of inventory which is not cancelable within one (1) year without penalty, cost or liability, or any other Contract involving annual expenditures or liabilities in excess of $250,000 which is not cancelable within two (2) years without penalty, cost or liability;

          (h) negotiate, enter into, or modify any agreement or agree to be bound by any agreement with any collective bargaining agent relating to its business, except for agreements with respect to routine employee grievance matters in the ordinary course of business;

          (i) make any material change in its tax or accounting policies or any material reclassification of assets or liabilities except as required by law or GAAP;

          (j) fail to notify Fred Meyer upon (i) the occurrence of any event or change in circumstances as a result of which any representation or warranty of Smith's contained in this Agreement would be untrue or incorrect if such representation or warranty were made immediately following the occurrence of such event or change in circumstance, promptly (and in any event within two (2) business days of an executive officer of Smith's obtaining knowledge thereof) and (ii) any material failure of Smith's or any of its Subsidiaries or Affiliates to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder; and

          (k) fail to promptly deliver to Fred Meyer true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

          5.3 Interim Operations of Fred Meyer. Prior to the Effective Date, except as set forth in Section 5.3 of the Disclosure Schedule or as otherwise specifically provided for in this Agreement or as Smith's may specifically consent in writing, which consent shall not be unreasonably withheld, Fred Meyer shall conduct its business and the business of its Subsidiaries only in the ordinary and usual course as such business has been conducted, and shall use reasonable best efforts to keep intact the business organization in all material respects. Without limiting the foregoing, except as set forth in Section 5.3 of the Disclosure Schedule or as otherwise specifically provided for in this Agreement or as Smith's may specifically consent in writing, which consent shall not be unreasonably withheld, Fred Meyer shall, and shall cause its Subsidiaries to, preserve intact its business organizations and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those Persons having business relationships with it. Fred Meyer shall use all reasonable efforts to avoid, and to cause each of its Subsidiaries to avoid, the occurrence of a breach of any representation or warranty hereunder as of the Closing Date, or the failure to satisfy any condition to the obligations of any party hereto. In addition, prior to the Effective Time, except as set forth in
Section 5.3 of the Disclosure Schedule or as otherwise specifically provided for in this Agreement or as Smith's may specifically consent in writing, which consent shall not be unreasonably withheld, neither Fred Meyer nor any of its Subsidiaries shall:

          (a) make or commit to make any capital expenditures in excess of $500,000 in the aggregate, other than expenditures for routine maintenance and repair or pursuant to existing contracts or commitments or expenditures reflected in capital expenditure budgets disclosed in the Fred Meyer SEC Reports;

          (b) incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business) in, any other Person other than a wholly owned Subsidiary of Fred Meyer, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business consistent with past practice and other than refinancings contemplated by this Agreement;

          (c) (i) amend its certificate of incorporation or bylaws or the charter or bylaws of any of its Subsidiaries; (ii) split, combine or reclassify the outstanding shares of its capital stock or other ownership interests or declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to such shares of capital stock or other ownership interests; (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests; (iv) sell or pledge any stock of any of its Subsidiaries; or (v) make or enter into any commitment for any of the foregoing actions;

          (d) (i) issue or sell or agree to issue or sell any additional shares of, or grant, confer or award any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class; (ii) enter into any agreement, contract or commitment out of the ordinary course of its business, to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business; (iii) except in the ordinary course of business, sell, pledge, dispose of or encumber any material Assets (including without limitation, any indebtedness owed to them or any material claims held by them);
(iv) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or make any material investment, either by purchase of stock or other securities, contribution to capital, property transfer or purchase, in any case, of any material amount of property or assets, in or of any other Person; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) grant any severance or termination pay (other than pursuant to policies or agreements in effect on the date hereof as disclosed in the Fred Meyer SEC Reports and set forth in Section 5.3(e) of the Disclosure Schedule) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or enter into any employment or severance agreement with any officer, director or employee, except for certain employment contracts and amendments to certain severance arrangements and deferred compensation agreements as set forth in Section 5.3(e) of the Disclosure Schedule;

          (f) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or increase in any manner the compensation or fringe benefits of any director, officer or employee or grant, confer, award or pay any forms of cash incentive, bonuses or other benefit not required by any existing plan, arrangement or agreement except as required by law;

          (g) enter into or amend any Contract for the purchase of inventory which is not cancelable within one (1) year without penalty, cost or liability, or any other Contract involving annual expenditures or liabilities in excess of $250,000 which is not cancelable within two (2) years without penalty, cost or liability;

          (h) negotiate, enter into, or modify any agreement or agree to be bound by any agreement with any collective bargaining agent relating to its business, except for agreements with respect to routine employee grievance matters in the ordinary course of business;

          (i) make any material change in its tax or accounting policies or any material reclassification of assets or liabilities except as required by law or GAAP;

          (j) fail to notify Smith's upon (i) the occurrence of any event or change in circumstances as a result of which any representation or warranty of Fred Meyer contained in this Agreement would be untrue or incorrect if such representation or warranty were made immediately following the occurrence of such event or change in circumstance, promptly (and in any event within two (2) business days of an executive officer of Fred Meyer obtaining knowledge thereof) and (ii) any material failure of Fred Meyer or any of its Subsidiaries or Affiliates to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder; and

          (k) fail to promptly deliver to Smith's true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

          5.4 Meeting of Stockholders Each of Fred Meyer and Smith's will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption of this Agreement and the transactions contemplated hereby, as required by applicable law. The Board of Directors of each of Fred Meyer and Smith's, respectively, will recommend that its stockholders vote in favor of such adoption and Fred Meyer and Smith's will each take all lawful action to solicit such approval, including, without limitation, timely mailing the Joint Proxy Statement/Prospectus; provided, however, that nothing contained in this Section 5.4 shall prohibit either Fred Meyer or Smith's from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to, or having any communication with, their respective stockholders if, in the good faith judgment of the Board of Directors of Fred Meyer or Smith's, as applicable, after consultation with outside counsel, failure so to disclose or communicate would be inconsistent with its fiduciary duties under applicable law; provided, however, that neither Fred Meyer or Smith's nor their respective Boards of Directors, nor any committee of either of such Boards, shall withdraw or modify, or propose publicly to withdraw or modify, their approval or recommendation with respect to this Agreement or the Mergers or approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal. The respective meetings of the stockholders of Fred Meyer and Smith's shall be held as soon as practicable and in any event (to the extent permissible under applicable law) within forty-five (45) days after the date upon which the Joint Proxy Statement/Prospectus shall have been approved for release to the stockholders of Fred Meyer and of Smith's by the SEC; provided, however, that notwithstanding anything to the contrary contained in this Agreement, Fred Meyer and Smith's may adjourn or postpone their respective meetings of stockholders to the extent necessary, in the opinion of their respective counsel, to supplement or amend the Joint Proxy Statement Prospectus in advance of a vote on this Agreement and the Mergers. The parties shall coordinate and cooperate with respect to the timing of such meetings and shall endeavor to hold such meetings on the same day.

          5.5 Further Assurance and Cooperation. Subject to the terms and conditions herein provided, Smith's and Fred Meyer agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection therewith, (a) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts (provided that neither Smith's nor Fred Meyer shall agree to any substantial modification to any such agreement, lease or contract or to any payment of funds in order to obtain such waiver, consent or approval without the prior written consent of the other), (b) to defend any lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated thereby, (d) to effect all necessary registrations and filings (including any registrations and filings which may be required to be made by Holdings pursuant to any federal or state securities laws), and (e) to fulfill all conditions to this Agreement.

          5.6 Certain Filings and Consents. Each party hereto shall (a) as promptly as practicable make any required filings and submissions under the HSR Act with respect to the Mergers, (b) cooperate with each other in determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other federal, state, local or foreign law or regulation or whether any consents, approvals or waivers are required to be obtained from other parties to loan agreements, leases or other contracts in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, and (c) actively assist each other in obtaining any consents, permits, authorizations, approvals or waivers which are required. Each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Department of Justice or any other government or governmental authority regarding the Mergers or the other transactions contemplated by this Agreement. If any party receives a request for additional information or documentary material from any such government or governmental authority, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Notwithstanding the foregoing, in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust law, all analyses, appearances, presentations, memoranda, briefs, arguments, and opinions made or submitted by or on behalf of any party hereto shall be subject to the joint approval or disapproval and the joint control of Smith's and Fred Meyer, acting with the advice of their respective counsel, provided that nothing herein shall prevent any party hereto or their authorized representatives from making or submitting any such analysis, appearance, presentation, memorandum, brief, argument, or opinion in response to a subpoena or as otherwise required by law. Smith's and Fred Meyer shall cooperate in connection with reaching any understandings, undertaking or agreements (oral or written) involving the Federal Trade Commission, the Department of Justice or any other governmental authority in connection with the transactions contemplated hereby. Smith's and Fred Meyer shall use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any applicable federal or state antitrust laws; provided, however, that in no event shall Smith's or Fred Meyer or any of their respective Subsidiaries or Holdings or any of its Subsidiaries be required in that connection to (i) effect any divestitures of any material assets of Smith's or Fred Meyer or their respective Subsidiaries, (ii) hold separate any such material assets or (iii) agree to any material restrictions on the operations of Holdings, or their respective Subsidiaries of any material portion of the business or assets of Smith's or Fred Meyer or their respective Subsidiaries.

          5.7 Inspection of Records. From the date hereof to the Effective Time, subject to the confidentiality agreements dated March 17, 1997 and March 26, 1997 between Fred Meyer and Smith's (the "Confidentiality Agreements"), each of the parties will (a) allow all designated officers, attorneys, accountants and other representatives of the other reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the parties and their respective Subsidiaries, as the case may be, (b) furnish to the other, the other's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request, and (c) instruct the employees, counsel and financial advisors of the parties, as the case may be, to cooperate with the other in the other's investigation of the business of it and its Subsidiaries. No investigation shall affect the representations and warranties of the parties or the conditions to the obligations of the parties hereunder.

          5.8 Publicity. The initial press release relating to this Agreement will be a joint press release and thereafter Smith's and Fred Meyer will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental or regulatory authorities or with any national securities exchange with respect thereto.

          5.9 Joint Proxy Statement/Prospectus and the Form S-4. Fred Meyer and Smith's will cooperate and promptly prepare and file with the SEC as soon as practicable a joint proxy statement/prospectus and a form of proxy in connection with the vote of Fred Meyer's and of Smith's stockholders with respect to the Mergers and the offer to such stockholders of the securities to be issued pursuant to the Mergers (the "Joint Proxy Statement/Prospectus") and will cause Holdings to prepare and file with the SEC the registration statement on Form S-4 (the "Form S-4") under the Securities Act, in which the Joint Proxy Statement/Prospectus shall be included as a prospectus. The respective parties will cause the Form S-4 to comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of Smith's and Fred Meyer will use its best efforts to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Mergers. Smith's and Fred Meyer will cause Holdings to take any action required to be taken to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and all expenses incident thereto will be shared equally by Fred Meyer and Smith's. No amendment or supplement to the Form S-4 or the Joint Proxy Statement/Prospectus will be made by Fred Meyer or Smith's without the approval of the other party, such approval not to be unreasonably withheld or delayed. Each of Smith's and Fred Meyer shall use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders as soon as practicable after the date hereof.

          5.10 Listing Application. Each of Smith's and Fred Meyer will cause Holdings to promptly prepare and submit to the NYSE a listing application covering the shares of Holdings Common Stock issuable in the Mergers, and will use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Holdings Common Stock, subject to official notice of issuance.

          5.11 Further Action. Each party hereto will, subject to the other terms and conditions set forth herein and to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Mergers.

          5.12 Affiliate Letters. At least 15 days prior to the Closing Date, each of Smith's and Fred Meyer will deliver to the other party a list of names and addresses of those Persons who were, in its respective reasonable judgment, at the record date for its respective stockholders' meeting to approve the Mergers, "affiliates" within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. Each party will use all reasonable efforts to deliver or cause to be delivered to the other, prior to the Closing Date, from each of the "affiliates" identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit E. Holdings will be entitled, to the extent it is so required by applicable law (as advised by outside counsel experienced in such matters) to place legends as specified in such Affiliate Letters on the certificates evidencing any Holdings Common Stock to be received by such "affiliates" pursuant to the terms of this Agreement, and to issue appropriate stop-transfer instructions to the transfer agent for Holdings Common Stock, consistent with the terms of such Affiliate Letters.

          5.13 Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses except as expressly provided herein, including Section 7.5, and except that (a) the filing fee in connection with the HSR Act filing, (b) the filing fee in connection with the filing of the Form S-4 or Joint Proxy Statement/Prospectus with the SEC, and
(c) the expenses incurred in connection with the preparation, printing and mailing the Form S-4 and the Joint Proxy Statement/Prospectus, will be shared equally by Smith's and Fred Meyer.

          5.14 Indemnification. (a) From and after the Effective Time, Holdings shall indemnify, defend and hold harmless the present and former directors, officers and employees of Smith's, Fred Meyer and their respective Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement and the Voting Agreement) to the fullest extent that such persons are indemnified under the laws of the State of Delaware and the certificates of incorporation and bylaws, as in effect on the date hereof, of Smith's, Fred Meyer and their respective Subsidiaries or any existing indemnification agreement with either Fred Meyer or Smith's (and during such period Holdings shall also advance expenses (including expenses constituting Costs described in Section 5.14(e)) as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification with no bond or security to be required); provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law and any such certificate of incorporation or bylaws shall be made by independent counsel (which shall not be counsel that provides material services to Holdings or its Subsidiaries) selected by Holdings and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable Delaware judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and Holdings shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

          (b) For a period of five (5) years after the Effective Time, Holdings will maintain officers' and directors' liability insurance covering the Indemnified Parties who are currently covered, in their capacities as current or former officers and directors, by Smith's or Fred Meyer's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance.

          (c) Any Indemnified Party wishing to claim indemnification under
Section 5.14(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Holdings thereof; provided that the failure so to notify shall not affect the obligations of Holdings under
Section 5.14(a) unless and to the extent such failure materially increases Holding's liability under such subsection (a).

          (d) If Holdings or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Holdings shall assume the obligations set forth in this Section 5.14.

          (e) Holdings shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.14. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

          (f) Smith's and Fred Meyer will cause Holdings to keep in effect provisions in its certificate of incorporation and by-laws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL, which provisions will not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

          (g) The provisions of this Section 5.14 will survive the consummation of the Mergers and expressly are intended to benefit each Indemnified Party.

          5.15 Consents. Smith's and Fred Meyer will use all reasonable efforts to obtain each of the consents identified in Section 3.6 and 4.6, respectively, of the Disclosure Schedule.

          5.16 Financing Arrangements. Smith's and Fred Meyer shall cooperate with each other, with a view to obtaining financing for Holdings on terms and conditions reasonably satisfactory to Smith's and Fred Meyer, the funds of which, if obtained, shall be used to repay substantially all outstanding indebtedness of Smith's, Fred Meyer and their respective Subsidiaries.

          5.17 Financial Information. Smith's and Fred Meyer shall each deliver to the other as soon as available all interim and other financial statements and other management reports generated in the ordinary course of business prepared by or for Smith's or Fred Meyer, prior to the Closing.

          5.18 Letter of Smith's Accountants. Smith's shall use reasonable efforts to cause to be delivered to Fred Meyer and Holdings a letter of Ernst & Young, LLP, Smith's independent auditors, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Holdings, in form reasonably satisfactory to Fred Meyer and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          5.19 Letter of Fred Meyer's Accountants. Fred Meyer shall use reasonable efforts to cause to be delivered to Smith's and Holdings a letter of Deloitte & Touche, LLP, Fred Meyer's independent auditors, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Holdings, in form reasonably satisfactory to Smith's and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          5.20 Registration Statement on Form S-8. No later than the Effective Time, Smith's and Fred Meyer shall cause Holdings to prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Holdings Common Stock at least equal to the sum of (x) the number of shares of Holdings Common Stock subject to options to be received by the holders of Smith's Options pursuant to Section 2.1(d)(i) and
(y) the number of shares of Holdings Common Stock subject to options to be received by the holders of Fred Meyer Options pursuant to Section 2.1(d)(ii). Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any options with respect to Holdings Common Stock received by the holders of Smith's Options and Fred Meyer Options pursuant to Section 2.1(d) remain outstanding.

          5.21. Tax Matters Certificates. In connection with the opinions to be rendered by counsel to the parties pursuant to Sections 6.2(f) and 6.3(h), at the Closing, Smith's, Fred Meyer and Holdings shall deliver, and each of Smith's and Fred Meyer will use its best efforts to cause each of its stockholders owning five percent (5%) or more of any class of the voting stock of Smith's or Fred Meyer, to deliver Tax Matters Certificates to the respective counsel of Smith's, Fred Meyer or Holdings, as the case may be, which certificates shall be in substantially the forms set forth on Exhibit F. Such counsel shall, in rendering such opinions, be entitled to rely on representations contained in such Tax Matters Certificates.

          5.22. Standstill and Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, neither Fred Meyer nor Smith's shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party. During such period, Fred Meyer or Smith's, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

          5.23. Assumption of Obligations by Holdings, Smith's Sub and Fred Meyer. As soon as practicable after the formation of Holdings, Smith's and Fred Meyer shall cause Holdings (i) to sign and become a party to this Agreement and to assume the obligations applicable to it hereunder and (ii) to cause Smith's Sub and Fred Meyer Sub to sign and become a party to this Agreement and to assume their respective obligations hereunder and under the agreements of merger contained herein. Upon their execution of this Agreement, Holdings, Smith's Sub and Fred Meyer Sub will be bound by the provision hereof and Fred Meyer and Smith's hereby agree that upon such execution such entities shall be a party hereto.

                                  6. Conditions

          6.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers will be subject to the fulfillment or waiver by both parties at or prior to the Closing Date of the following conditions:

          (a) This Agreement, the Smith's Merger and the Fred Meyer Merger shall each have been approved in the manner required by applicable law by the respective holders of the issued and outstanding shares of capital stock of Smith's and of Fred Meyer;

          (b) The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated;

          (c) Neither of the parties hereto shall be subject to any order, decree, ruling or injunction of a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, and no law, statute, rule or regulation shall have been promulgated or enacted by a governmental or regulatory authority, which prohibits the consummation of the transactions contemplated by this Agreement or would otherwise impair the ability of Holdings to operate the business of Smith's and Fred Meyer on a consolidated basis following the Closing;

          (d) The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing or, to the knowledge of Fred Meyer or Smith's, be threatened in writing, and all necessary approvals under state securities laws relating to the issuance or trading of Holdings Common Stock to be issued to Smith's and Fred Meyer stockholders in connection with the Mergers shall have been received;

          (e) All consents, licenses, permits, authorizations, orders and approvals of (or filings or registrations with) any governmental or regulatory authorities required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Mergers and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, license, permit, authorization, order, approval, filing or registration would not have a Material Adverse Effect on Holdings following the Effective Time;

          (f) Holdings Common Stock to be issued to Smith's and Fred Meyer stockholders in connection with the Mergers shall have been approved for listing on the NYSE, subject only to official notice of issuance; and

          (g) After the Effective Time, no Person will have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement to acquire any equity securities of Smith's, Fred Meyer or any of their respective Subsidiaries.

          6.2 Conditions to Obligation of Smith's to Effect the Mergers. The obligation of Smith's to effect the Mergers will be subject to the fulfillment or waiver by Smith's at or prior to the Closing Date of the following additional conditions:

          (a) Fred Meyer shall have performed and complied in all material respects with all material obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date;

          (b) The representations and warranties of Fred Meyer contained in this Agreement that are qualified as to materiality shall be true and correct, and such representations and warranties of Fred Meyer that are not so qualified shall be true and correct in all material respects, in each case both as of the date of this Agreement and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case, such representations and warranties shall be true and correct as of such date;

          (c) Smith's shall have received a certificate from the President or an Executive Vice President of Fred Meyer, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

          (d) From the date of this Agreement through the Effective Time, a Material Adverse Effect with respect to Fred Meyer shall not have occurred;

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
          (e) Holdings shall have duly executed the Supplemental Warrant Agreement and, upon the execution by the other parties thereto, such agreement shall be in full force and effect as of the Effective Time;

          (f) Smith's shall have received on the Closing Date a legal opinion from its tax counsel, Latham & Watkins, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Fred Meyer Merger, taken together with the Smith's Merger, will be treated as an exchange under Section 351(a) of the Code;

          (g) Smith's shall have received on the Closing Date a legal opinion from counsel to Fred Meyer (which counsel shall be reasonably acceptable to Smith's) in substantially the form attached hereto as Exhibit G; and

          (h) Holdings shall have duly executed the Registration Rights Agreement and the New Management Agreement and, upon execution by the other parties thereto, such agreements shall be in full force and effect as of the Effective Time.

          6.3 Conditions to Obligation of Fred Meyer to Effect the Mergers. The obligation of Fred Meyer to effect the Mergers will be subject to the fulfillment or waiver by Fred Meyer at or prior to the Closing Date of the following additional conditions:

          (a) Smith's shall have performed and complied in all material respects with all material obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date;

          (b) The representations and warranties of Smith's contained in this Agreement that are qualified as to materiality shall be true and correct, and such representations and warranties of Smith's that are not so qualified shall be true and correct in all material respects, in each case both as of the date of this Agreement and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case, such representations and warranties shall be true and correct as of such date;

          (c) Fred Meyer shall have received from Smith's a certificate from the President or an Executive Vice President of Smith's, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

          (d) From the date of this Agreement through the Effective Time, a Material Adverse Effect on Smith's shall not have occurred;

          (e) The Voting Agreements covering at least 50.1%, in the aggregate, of the voting power of the issued and outstanding shares of capital stock of Smith's shall be in full

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
force and effect and each party thereto shall have performed and complied in all material respects with all material obligations and agreements required to be performed or complied with by such party at or prior to the Effective Time;

          (f) The Old Management Agreement shall have been terminated and shall be of no further force and effect and the New Management Agreement shall have been duly executed by the parties thereto and shall be in full force and effect as of the Effective Time;

          (g) The motion filed by Larry F. Klang on October 15, 1996 relating to Smith's 1996 recapitalization transactions shall not have been granted and there shall have been no development with respect to the legal proceedings related to the class action complaint filed by Larry F. Klang on May 22, 1996 as amended on May 30, 1996 that has had or could reasonably be expected to have a Material Adverse Effect with respect to Smith's or Holdings or a material adverse effect on the intended benefits of the Mergers to Fred Meyer, Smith's or Holdings;

          (h) Fred Meyer shall have received on the Closing Date a legal opinion from its tax counsel, Cleary, Gottlieb, Steen & Hamilton, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Smith's Merger, taken together with the Fred Meyer Merger, will be treated as an exchange under Section 351(a) of the Code; and

          (i) Fred Meyer shall have received on the Closing Date a legal opinion from counsel to Smith's (which counsel shall be reasonably acceptable to Fred Meyer) in substantially the form attached hereto as Exhibit H.

                                 7. Termination

          7.1 Termination by Mutual Consent. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, whether before or after the approval of this Agreement by the respective stockholders of Smith's and Fred Meyer, by the mutual written consent of Fred Meyer and Smith's.

          7.2 Termination by Either Fred Meyer or Smith's. This Agreement may be terminated and the Mergers may be abandoned by action of the Board of Directors of either Fred Meyer or Smith's if (a) the Mergers shall not have been consummated by January 31, 1998 (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose breach of any of its obligations hereunder in any manner has caused, or proximately contributed to, the failure or inability to consummate the Mergers by the Outside Date, (b) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or


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
commission issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action becomes final and non-appealable, (c) the meeting of Smith's stockholders (or any adjournment thereof) is held to consider this Agreement and the Smith's Merger and the Smith's Stockholder Approval is not obtained or (d) the meeting of Fred Meyer's stockholders (or any adjournment thereof) is held to consider this Agreement and the Fred Meyer Merger and the Fred Meyer Stockholder Approval is not obtained.

          7.3 Termination by Smith's. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Smith's, if (a) (1) the Board of Directors of Fred Meyer shall have withdrawn or modified in a manner adverse to Smith's its recommendation that Fred Meyer stockholders vote in favor of this Agreement or the Fred Meyer Merger or shall have recommended an Acquisition Proposal relating to Fred Meyer to Fred Meyer's stockholders or otherwise materially breached its obligations under Sections 5.1 or 5.4 hereof, or (2) any Alternative Transaction relating to Fred Meyer of the type described in clause (ii) of the definition of Acquisition Proposal shall have occurred, (b) there has been a breach by Fred Meyer of any representation or warranty contained in this Agreement, or any representation or warranty of Fred Meyer shall have become untrue in any respect, in either case such that the condition set forth in Section 6.2(b) would be incapable of being satisfied by the Outside Date, or (c) there has been a breach of any of the covenants set forth in this Agreement on the part of Fred Meyer, which breach is not curable or, if curable, is not cured within twenty
(20) calendar days after written notice of such breach is given by Smith's to Fred Meyer, in either case such that the condition set forth in Section 6.2(a) would be incapable of being satisfied by the Outside Date.

          7.4 Termination by Fred Meyer. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Fred Meyer if (a)(1) the Board of Directors of Smith's shall have withdrawn or modified in a manner adverse to Fred Meyer its recommendation that Smith's stockholders vote in favor of this Agreement or the Smith's Merger or shall have recommended an Acquisition Proposal relating to Smith's to Smith's stockholders or otherwise materially breached its obligations under Sections 5.1 or 5.4 hereof, or (2) any Alternative Transaction relating to Smith's described in clause (ii) of the definition thereof shall have occurred,
(b) there has been a breach by Smith's of any representation or warranty contained in this Agreement, or any representation or warranty of Smith's shall have become untrue in any respect, in either case such that the conditions set forth in Section 6.3(b) would be incapable of being satisfied by the Outside Date, (c) there has been a breach of any of the covenants set forth in this Agreement on the part of Smith's, which breach is not curable or, if curable, is not cured within twenty (20) days after written notice of such breach is given by Fred Meyer to Smith's, in either case such that the condition set forth in
Section 6.3(a) would be incapable of being satisfied by the Outside Date or (d) there has been a material breach of any Voting Agreement by any party thereto which

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
breach would deprive Fred Meyer of the intended benefits thereof with respect to the approval of this Agreement and the Smith's Merger by the stockholders of Smith's.

          7.5 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article 7, all obligations of the parties hereto will terminate, except the obligations of the parties pursuant to this Section 7.5 and Section 5.13 and except for the provisions of Article 8. Moreover, in the event of termination of this Agreement pursuant to Section 7.2, 7.3 or 7.4, nothing herein will prejudice the ability of the non-breaching party from seeking damages from any other party for any willful breach of this Agreement, including without limitation attorneys' fees, and the right to pursue any remedy at law or in equity, except as provided in Section 7.5(e) below.

          (b) In the event that (i) this Agreement is terminated by Smith's pursuant to Section 7.2(d) and (ii) at the time of the event giving rise to such termination Fred Meyer would not have been entitled to terminate this Agreement pursuant to Section 7.4 or 7.2(c), then Fred Meyer will pay Smith's up to $5 million as reimbursement for expenses of Smith's actually incurred prior to such termination relating to the transactions contemplated by this Agreement (including but not limited to fees and expenses of Smith's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors).

          (c) In the event that (i) this Agreement is terminated by Smith's pursuant to Section 7.2(d), (ii) at the time of the event giving rise to such termination, Fred Meyer would not have been entitled to terminate this Agreement pursuant to Section 7.4 or 7.2(c) and (iii) at the time of the event giving rise to such termination, any Acquisition Proposal relating to Fred Meyer was pending, then, if within eighteen (18) months following such termination, any Alternative Transaction relating to Fred Meyer is consummated (or if any Alternative Transaction relating to Fred Meyer described in clause (ii) of the definition Acquisition Proposal shall have been consummated prior to such termination), Fred Meyer will pay Smith's a termination fee of $35 million (the "Termination Fee").

          (d) In the event that (i) this Agreement is terminated by Smith's pursuant to Section 7.2(a), (ii) at the time of the event giving rise to such termination, the Fred Meyer Shareholder Approval has not been obtained and Fred Meyer would not have been entitled to terminate this Agreement pursuant to
Section 7.4 or 7.2(c) and (iii) at the time of the event giving rise to such termination, any Acquisition Proposal relating to Fred Meyer is pending (or any Alternative Transaction relating to Fred Meyer described in clause (ii) of the definition Acquisition Proposal has been consummated), then Fred Meyer will pay Smith's the Termination Fee.

          (e) Any fees payable pursuant to Sections 7.5(b), (c) or (d) above shall be paid within one business day after the occurrence of the event giving rise to the obligation to make such payment. All such payments shall be made by wire transfer to such bank account as Smith's may designate. Fred Meyer's reimbursement of Smith's expenses pursuant to Section 7.5(b) and/or payment of a termination fee pursuant to
Section 7.5(c) or Section 7.5(d), as the case may be, shall be the sole and exclusive remedy of Smith's against Fred Meyer and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment.

                              8. General Provisions

          8.1 Non-survival of Representations and Warranties. All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will be deemed to the extent expressly provided herein to be conditions to the Mergers and will not survive the Mergers. This Section shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          8.2 Notices. Any notice required to be given hereunder will be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

   If to Fred Meyer:                         If to Smith's:

   Fred Meyer, Inc.                          Smith's Food & Drug Centers, Inc.
   3800 S.E. 22nd Avenue                     1550 South Redwood Road
   Portland, Oregon 97202                    Salt Lake City, Utah 84104
   Attention:  General Counsel               Attention:  General Counsel
   Fax No.:  (503) 220-7138                  Fax No.:  (801) 974-1676


   With copies to:                           With copies to:

   Cleary, Gottlieb, Steen & Hamilton        Latham & Watkins
   One Liberty Plaza                         633 West Fifth Street, Suite 4000
   New York, New York  10006                 Los Angeles, California  90071
   Attention:  Daniel S. Sternberg, Esq.     Attention:  Thomas C. Sadler, Esq.
   Fax No.: 212-225-3999                     Fax No.:  213-891-8763

or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

          8.3 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by

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
operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 5.14, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          8.4 Entire Agreement. This Agreement, the Exhibits, the Disclosure Schedule and any documents delivered by the parties in connection herewith, together with the Confidentiality Agreements, which will survive the execution and delivery of this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement will be binding upon any party hereto unless made in writing and signed by all parties hereto.

          8.5 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors, at any time before or after approval of matters presented in connection with the Mergers by the respective stockholders of Fred Meyer and Smith's but after any such stockholder approval, no amendment will be made which by law requires the further approval of such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          8.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

          8.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          8.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

          8.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number will include the plural and vice versa, and words denoting any gender will include all genders and words denoting natural Persons will include corporations and partnerships and vice versa.

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
          8.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of any provision hereunder shall be valid only if set forth in an instrument in writing signed on behalf of such party and will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          8.11 Incorporation of Schedules. The Disclosure Schedule attached hereto and referred to herein is hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          8.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

          8.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

                                 9. Definitions

          9.1 Defined Terms. As used herein, the terms below shall have the following meanings:

          "Acquisition Proposal" means with respect to Smith's or Fred Meyer, respectively, any proposal or offer or public disclosure of an intention to make a proposal or offer (in each case, other than the transactions contemplated by this Agreement) with respect to: (i) any merger, consolidation, recapitalization, liquidation, dissolution or similar transaction involving Smith's or Fred Meyer or any of their respective Subsidiaries, or (ii) any purchase or acquisition (or option or agreement to purchase or acquire), including by way of a merger, consolidation, tender or exchange offer (including a self tender), of any equity securities (or securities convertible into equity securities) pursuant to which any Person (or group of Persons) other than Smith's or Fred Meyer or their respective affiliates (a "Third Party"), acquires

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
beneficial ownership of 20% or more of the outstanding voting power of Fred Meyer or Smith's, or (iii) any other transaction pursuant to which any Third Party acquires control of assets of Smith's or Fred Meyer having a fair market value (as determined by the Board of Directors of Smith's or Fred Meyer, as the case may be, in good faith) equal to more than 20% of the fair market value of all the assets of Smith's or Fred Meyer, as the case may be, and their respective Subsidiaries, taken as a whole, immediately prior to such transaction.

          "Alternative Transaction" means with respect to Smith's or Fred Meyer, respectively, any transaction of the nature described in clauses (i), (ii) or
(iii) of the definition of Acquisition Proposal.

          "Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other Person.

          "Affiliate" shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

          "Assets" shall mean, with respect to any Person, all land, buildings, improvements, leasehold improvements, Fixtures and Equipment and other assets, real or personal, tangible or intangible, owned, leased or licensed by such Person or any of its Subsidiaries.

          "Benefit Arrangement" shall mean, with respect to any Person, any employment, consulting, severance, change in control or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in
Section 501(c) (9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by such Person or an ERISA Affiliate or under which such Person or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

          "Contract" shall mean any contract (written or oral), plan, undertaking or other commitment or agreement.

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
          "Disclosure Schedule" means the schedules dated as of the date hereof and delivered by or on behalf of each party hereto to the other party hereto in connection with this Agreement and which set forth exceptions to the representations and warranties contained in herein hereof and certain other information called for by other provisions of this Agreement.

          "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction, encumbrance or other rights of third parties.

          "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

          "ERISA Affiliate" shall mean, with respect to any Person, any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, such Person as defined in Section 414(b), (c), (m) or (o) of the Code.

          "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; to the withdrawal or use of groundwater; to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde or any other Hazardous Material; to the treatment, storage, disposal or management of Hazardous Materials; to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; and to the transportation, release or any other use of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. ("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. ("EPCRA"), and other comparable state laws and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

          "Fixtures and Equipment" shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned, leased or licensed by such Person and located in, at or upon the Facilities of such Person.

          "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

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
          "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes:
"hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; "chemical substance or mixture" as defined in TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; and radon.

          "Leases" shall mean, with respect to any Person, all leases (including subleases, licenses, any occupancy agreement and any other agreement) of real or personal property, in each case to which such Person or any of its Subsidiaries is a party, whether as lessor, lessee, guarantor or otherwise, or by which any of them or their respective properties or assets are bound, or which otherwise relate to the operation of their respective businesses.

          "Material Adverse Effect" shall mean, with respect to any of Holdings (following the Mergers), Smith's or Fred Meyer , as the context requires, a material adverse change in or effect on the business, results of operations, assets, liabilities, prospects or conditions (financial or otherwise) of such Person and its Subsidiaries taken as a whole or any change which impairs or materially delays the ability of such Person to consummate the transactions contemplated by this Agreement.

          "Multiemployer Plan" shall mean, with respect to any Person, any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

          "Multiemployer Welfare Plan" shall mean a Welfare Plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA.

          "Pension Plan" shall mean, with respect to any Person, any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the six years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

          "Permitted Encumbrances" shall mean any Encumbrances resulting from
(i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained in accordance with GAAP; (ii) all cashiers', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business;
(iii) all laws and governmental rules, regulations, ordinances and restrictions;
(iv) all leases, subleases, licenses, concessions or service contracts to which any Person or any of its Subsidiaries is a party; (v) Encumbrances identified on title policies or preliminary title reports delivered or made available for inspection to any Person prior to the date hereof; and (vi) all other liens and mortgages (but solely to the extent such liens or mortgages secure indebtedness described in the Disclosure Schedule), covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which, in the case of any such Encumbrances pursuant to clause (i) through (vi), do not materially detract from or materially interfere with the value or present use of the asset subject thereto or affected thereby.

          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, governmental agency or instrumentality, or any other entity.

          "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

          "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, Personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto.

          "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to tile any such report, return, document, declaration or other information.

          "Welfare Plan" shall mean, with respect to any Person, any "employee welfare benefit plan' as defined in Section 3(1) of ERISA, (A) which such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

          9.2 Other Defined. Terms The following terms shall have the respective meanings given to such terms in the Sections set forth below:

       Term                                           Section
       ----                                           -------
       Agreement                                      Preamble
       Blue Sky Laws                                  Section 3.6(b)
       Cap                                            Section 5.14(b)
       Class A Common Stock                           Section 2.1(b)(i)
       Class B Common Stock                           Section 2.1(b)(i)
       Class C Common Stock                           Section 2.1(b)(i)
       Closing                                        Section 1.5
       Closing Date                                   Section 1.5
       Code                                           Preamble
       Common Certificates                            Section 2.2(b)
       Common Consideration                           Section 2.1(b)(iii)
       Confidentiality Agreements                     Section 5.7
       Contracts                                      Section 3.18
       Costs                                          Section 5.14(a)
       DGCL                                           Preamble
       Dissenting Shares                              Section 2.4(a)
       Effective Time                                 Section 1.6
       ERISA                                          Section 3.12(c)
       Exchange Act                                   Section 3.6(b)
       Exchange Agent                                 Section 2.2(a)
       Exchange Fund                                  Section 2.2(a)
       Facility                                       Section 3.17(b)
       Form S-4                                       Section 5.9
       Fred Meyer                                     Preamble
       Fred Meyer Common Consideration                Section 2.1(b)(iii)
       Fred Meyer Common Shares                       Section 2.1(b)(ii)
       Fred Meyer Common Stock                        Section 2.1(b)(ii)
       Fred Meyer Common Treasury Shares              Section 2.1(b)(ii)
       Fred Meyer Companies                           Section 2.1(b)(i)
       Fred Meyer Exchange Ratio                      Section 2.1(b)(ii)
       Fred Meyer Merger                              Preamble
       Fred Meyer Options                             Section 2.1(d)(ii)

       Fred Meyer Preferred Stock                     Section 4.3
       Fred Meyer SEC Reports                         Section 4.8(a)
       Fred Meyer Stock Option Plans                  Section 2.1(d)(ii)
       Fred Meyer Stockholder Approval                Section 4.25
       Fred Meyer Sub                                 Section 1.4(a)
       Fred Meyer Transaction Document                Section 4.2
       Holdings                                       Preamble
       Holdings Common Stock                          Preamble
       HSR Act                                        Section 3.6(b)
       Indemnified Party                              Section 5.14(a)
       Joint Proxy Statement/Prospectus               Section 5.9
       Mergers                                        Preamble
       New Fred Meyer                                 Section 1.7(b)
       New Management Agreement                       Section 1.10(b)
       New Smith's                                    Section 1.7(a)
       NYSE                                           Section 2.3
       Old Management Agreement                       Section 1.10(b)
       Outside Date                                   Section 7.2
       Partnership                                    Section 1.10(a)
       Preferred Certificates                         Section 2.2(b)
       Preferred Consideration                        Section 2.1(c)(i)
       Property                                       Section 3.17(b)
       Registration Rights Agreement                  Section 1.10(a)
       SEC                                            Section 3.8(a)
       Securities Act                                 Section 3.6(b)
       Series I Preferred Shares                      Section 2.1(b)(i)
       Series I Preferred Stock                       Section 2.1(c)(i)
       Smith's                                        Preamble
       Smith's Common Consideration                   Section 2.1(b)(iii)
       Smith's Common Shares                          Section 2.1(b)(i)
       Smith's Common Stock                           Section 2.1(b)(i)
       Smith's Common Treasury Shares                 Section 2.1(b)(i)
       Smith's Companies                              Section 2.1(b)(ii)
       Smith's Exchange Ratio                         Section 2.1(b)(i)
       Smith's Merger                                 Preamble
       Smith's Options                                Section 2.1(d)(i)
       Smith's Preferred Stock                        Section 3.3
       Smith's Preferred Treasury Shares              Section 2.1(c)(i)
       Smith's SEC Reports                            Section 3.8(a)
       Smith's Stock Option Plan                      Section 2.1(d)(i)
       Smith's Stockholder Approval                   Section 3.25

       Smith's Sub                                    Section 1.3(a)
       Smith's Transaction Document                   Section 3.2
       Smith's Warrant                                Section 2.1(e)
       Superior Proposal                              Section 5.1
       Supplemental Warrant Agreement                 Section 2.1(e)
       Surviving Corporations                         Section 1.7(b)
       Termination Fee                                Section 7.5(c)
       Voting Agreements                              Preamble
       Yucaipa LLC                                    Section 1.10(b)

          IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                                    SMITH'S FOOD & DRUG CENTERS, INC.



                                    By: RONALD W. BURKLE
                                        ----------------------------------------
                                        Name:  Ronald W. Burkle
                                        Title: Chief Executive Officer


                                    FRED MEYER, INC.



                                    By: ROBERT G. MILLER
                                        ----------------------------------------
                                        Name:  Robert G. Miller
                                        Title: Chairman of the Board and Chief
                                               Executive Officer

                                                                       EXHIBIT A



                                    FORM OF
                         CERTIFICATE OF INCORPORATION OF
                            MEYER-SMITH HOLDCO, INC.
                             A DELAWARE CORPORATION



     The undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, executes this Certificate of Incorporation and certifies as follows:

                                    ARTICLE I

     The name of the Corporation is MEYER-SMITH HOLDCO, INC.

                                   ARTICLE II

     The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     A. The total number of shares of stock that the Corporation shall have authority to issue is two hundred (200) shares, consisting of one hundred (100) shares of Common Stock having a par value of $.01 per share and one hundred
(100) shares of Preferred Stock having a par value of $.01 per share.

     B. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the Board of Directors with respect to each series shall include determination of the following:

          (1) The number of shares constituting that series and the distinctive designation of that series;

          (2) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights and the voting powers, if any, of the holders of such series;

          (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (8) Any other relative rights, preferences and limitations of that series.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                                    ARTICLE V

     The Board of Directors of the Corporation may alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE VI

     No action may be taken by stockholders of this Corporation other than at an annual or special meeting of stockholders and the ability of stockholders to act by written consent is specifically denied.

                                   ARTICLE VII

     A. The Corporation shall indemnify to the fullest extent then permitted by law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or serves or served at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection therewith. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The foregoing right to indemnification shall not apply in respect of actions, suits or proceedings (or parts thereof) against the Corporation unless such action, suit or proceeding shall have been approved by the Board of Directors.

     Any person other than a director or officer who is or was an employee or agent of the Corporation, or fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to such extent as the Board of Directors in its discretion at any time or from time to time may authorize.

     B. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                                  ARTICLE VIII

     A. The number of directors constituting the entire Board of Directors of the Corporation shall be not less than ______ nor more than ______ as fixed from time to time by the Board of Directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board of Directors shall be eleven until otherwise fixed by a majority of the entire Board of Directors.

     B. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividend or upon liquidation, shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1997, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified or the number of directors is decreased. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

     C. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

     D. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the provisions set forth in this Article VIII may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this Article VIII, unless such action is approved by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

     E. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the provisions set forth in
Section 1.11 of the Bylaws of the Corporation may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with Section 1.11 of the Bylaws, unless such action is approved by the Board of Directors or by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally at an annual or special meeting of stockholders (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.


                                   ARTICLE IX

     The incorporator of the Corporation is __________________________________,
whose mailing address is _______________________.

     The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his or her act and deed on this _____ day of _______________, 1997.



                                            ------------------------------------
                                            [ Incorporator ]

                                                                       EXHIBIT B

                                    FORM OF

                                     BYLAWS

                                       OF

                            MEYER-SMITH HOLDCO, INC.


                                    ARTICLE I

                                  STOCKHOLDERS

     1.1 Annual Meeting. The annual meeting of the stockholders shall be held at a date and time fixed by the Board of Directors and stated in the notice of the meeting. Failure to hold an annual meeting an the designated date shall not affect the validity of any corporate action.

     1.2 Special Meetings. Special meetings of the stockholders, for any purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary upon direction by the Board of Directors.

     1.3 Place of Meetings. Meetings of the stockholders shall be hold at any place in or out of the State of Delaware designated by the Board of Directors. If a meeting place is not designated by the Board of Directors, the meeting shall be held at the Corporation's principal office.

     1.4 Notice of Meetings. Written or printed notice stating the date, time and place of the meeting of the stockholders and, in the case of a special meeting or a meeting for which special notice is required by law, the purposes for which the meeting is called shall be given by the corporation to each stockholder entitled to vote at the meeting and, if required by law, to any other stockholders entitled to receive notice, not more than 60 days nor less than 10 days before the meeting date. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at the stockholder's address shown in the Corporation's record of stockholders. Any previously scheduled meeting of the shareholders may be postponed and any special meeting of the shareholders may be canceled by resolution of the Board of Directors upon public announcement given prior to the date previously scheduled for such meeting of shareholders.

     1.5 Waiver of Notice. A stockholder may at any time waive any notice required by law, these Bylaws or the Certificate of Incorporation. The waiver shall be in writing, be signed by the stockholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A stockholder's attendance at a meeting constitutes a waiver of notice of such meeting, except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     1.6 Fixing of Record Date.

          (1) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be (i) more than 60 nor less than 10 days before the date of such meeting nor (ii) more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors nor (iii) more than 60 days prior to any other action.

          (2) If no record date is fixed:

               (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is hold.

               (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (3) A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     1.7 List of Stockholders for Meeting. After a record date for a meeting of the stockholders is fixed and at least 10 days before any such meeting, the Corporation shall prepare an alphabetical list of all stockholders entitled to vote at the meeting of the stockholders showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list of stockholders shall be available for inspection by any stockholder, upon proper demand as may be required by law, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the list of stockholders available at the meeting, and any stockholder or the stockholder's agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the list of stockholders does not affect the validity of action taken at the meeting except that upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors they shall be ineligible for election to any office at such meeting.

     1.8 Quorum; Adjournment.

          (1) A majority of the voting power present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

          (2) The chair of the meeting or a majority of voting power represented at the meeting, may adjourn the meeting from time to time to a different time and place without further notice to any stockholder of any adjournment, except that notice is required if a new record date is or must be set for the adjourned meeting or if the adjournment is for more than 30 days. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally hold.

          (3) Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

     1.9 Voting Requirements. If a quorum exists, action on a matter, other than the election of directors, is approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Unless otherwise provided in the Certificate of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     1.10 Proxies. A stockholder may vote shares in person or by proxy. A stockholder may appoint a proxy either by personally executing an appointment form or by causing the stockholder's agent or attorney-in-fact to execute such form, or by such other means as is specifically authorized by law. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. An appointment is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest sufficient in law to support an irrevocable power.

     1.11 Notice of Stockholder Business and Nominations.

          (1) Annual Meetings of Stockholders.

               (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice as provided for in this Section 1.11 and on the date of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11.

               (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (b) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (c) Notwithstanding anything in this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

          (2) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.11, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by this Section 1.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

          (3) General.

               (a) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11, and, if any proposed nomination or business is not in compliance with this Section 1.11, to declare that such defective proposal or nomination shall be disregarded.

               (b) For the purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

               (c) Notwithstanding the foregoing provisions of Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 1.11. Nothing in Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     2.1 Duties of Board of Directors. All corporate powers of the Corporation shall be exercised by or under the authority of its Board of Directors; the business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors shall appoint a Chairman, who shall preside at meetings of the Board of Directors and of the stockholders and who shall exercise the usual powers pertaining to that office. The Chairman of the Board shall not be an officer of the Corporation.

     2.2 Number, Term, Qualification and Classification. The number, term, qualification and classification of the directors of the Board of Directors shall be as set forth in the Corporation's Certificate of Incorporation.

     2.3 Regular Meetings. A regular meeting of the Board of Directors may be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of the stockholders. Regular meetings of the Board of Directors shall be held at such times and places as may be from time to time fixed by the Board of Directors or as may be specified in a notice of meeting. Notice need not be given of regular meetings of the Board of Directors.

     2.4 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or a majority of the directors then serving and shall be called by the Chairman of the Board, the President or the Secretary upon direction by the Board of Directors.

     2.5 Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least 24 hours prior to the meeting by notice communicated in person, by telephone, telegraph, teletype, facsimile transmission, other form of wire or wireless communication, mail or courier service sent to director's business or home address. If mailed, notice shall be effective at the earliest of (a) when received, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addresses, (d) if given by teletype or facsimile, upon transmission of the message, or (e) if given by overnight mail or courier, one day after delivery to the overnight mail or courier service company. Notice by all other means shall be deemed effective when received by or on behalf of the director. Notice or waiver of notice of any regular or special meeting need not describe the purposes of, or the business to be transacted at, the meeting unless required by law or the Certificate of Incorporation.

     2.6 Waiver of Notice. A director may at any time waive any notice required by law, these Bylaws or the Certificate of Incorporation. Except as set forth below, the waiver must be in writing, be signed by the director entitled to the notice, specify the meeting for which notice is waived and be filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     2.7 Quorum. One-third of the total number of directors fixed in accordance with the Certificate of Incorporation shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, except that, if the total number of directors fixed in accordance with the provisions of the Certificate of Incorporation is one, then one director shall constitute a quorum. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     2.8 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Certificate of Incorporation or these Bylaws.

     2.9 Meeting by Telephone Conference; Action Without Meeting.

          (1) Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communications by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at the meeting.

          (2) Any action that is required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more written consents describing the action taken are signed by all of the directors entitled to vote on the matter and included in the minutes of proceedings of the Board of Directors. The action shall be effective when the last director signs the consent, unless the consent specifies an earlier or liter effective date.

     2.10 Vacancies. Any vacancy on the Board of Directors may be filled by the Board of Directors as set forth in the Corporation's Certificate of Incorporation. Any vacancy not filled by the directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

     2.11 Compensation. By resolution of the Board of Directors, the directors may be paid reasonable compensation for services as directors and their expenses of attending meetings of the Board of Directors.

     2.12 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken at the meeting unless (a) the director's dissent or abstention from the action is entered in the minutes of the meeting, (b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment or to the Corporation immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting or promptly upon the director's arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action.

     2.13 Resignation. Any director may resign by delivering written notice to the Board of Directors, the Chairman of the Board or the Corporation. Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of (a) receipt, (b) five days after its deposit in the United States mail, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board of Directors.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

     3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have one or more members. The creation of a committee and appointment of members to it must be approved by a majority of all directors in office when the action is taken. Subject to any limitation imposed by the Board of Directors or by law, each committee may exercise all the authority of the Board of Directors in the management of the Corporation. A committee may not take any action that a committee is prohibited from taking by the General Corporation Law of Delaware.

     3.2 Changes of Size and Function. Subject to the provisions of the General Corporation Law of Delaware, the Board of Directors shall have the power at any time to change the number of committee members, fill committee vacancies, change any committee members and change the functions and terminate the existence of a committee.

     3.3 Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

     3.4 Compensation. By resolution of the Board of Directors, Committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

     4.1 Appointment. The Board of Directors shall appoint a President and Chief Executive Officer, such Vice Presidents as the Board of Directors may determine, a Secretary and a Treasurer. The Board of Directors may appoint such other officers, assistant officers and agents as the Board of Directors may determine. Any two or more offices may be held by the same person.

     4.2 Term. The term of office of all officers commences upon their appointment and continues until their successors are appointed or until their resignation or removal.

     4.3 Removal. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause.

     4.4 President. The President shall be the Chief Executive Officer and exercise the usual powers pertaining to that office. Subject to the control of the Board of Directors, the President shall be in general charge of the Corporation's business and affairs. The President shall report to and consult with the Board of Directors. Unless otherwise determined by the Board of Directors, the President shall have authority to vote any shares of stock of another corporation owned by the Corporation and to delegate this authority to any other officer. The President shall have such other powers and duties as the Board of Directors may from time to time prescribe. In the absence of the Chairman of the Board, the President shall preside at meetings of the Board of Directors and the stockholders.

     4.5 Vice Presidents. Each Vice President shall perform the duties and responsibilities prescribed by the Board of Directors or as may be assigned from time to time by the President. The Board of Directors may confer a special title upon a Vice President.

     4.6 Secretary.

          (1) The Secretary shall record and keep the minutes of all meetings of the directors and the stockholders in one or more books provided for that purpose and perform any other duties prescribed by the Board of Directors.

          (2) Any assistant secretary shall have the duties prescribed from time to time by the Board of Directors or the secretary. In the absence or disability of the Secretary, the Secretary's duties shall be performed by an assistant secretary.

     4.7 Treasurer. The Treasurer shall be responsible for such financial matters of the Corporation and shall have such other duties as are prescribed from time to time by the Board of Directors.

                                    ARTICLE V

                                 INDEMNIFICATION

     The Corporation shall indemnify any current or former director or officer and may indemnify any current or former employee or agent of the Corporation to the fullest extent not prohibited by law who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer and may pay for or reimburse the reasonable expenses of any such current or former employee or agent in any such proceeding in advance of the final disposition of the proceeding if such person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to these Bylaws that limits the corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later to occur of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in the Certificate of incorporation or any statute, Bylaw, agreement, general or specific action of the Board of Directors, vote of stockholders or other document or arrangement. The foregoing right to indemnification shall not apply in respect of actions, suits or proceedings (or parts thereof) against the Corporation unless such action, suit or proceeding shall have been approved by the Board of Directors.

                                   ARTICLE VI

                               ISSUANCE OF SHARES

     6.1 Adequacy of Consideration. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The authorization by the Board of Directors of the issuance of shares for stated consideration shall evidence a determination by the Board that such consideration is adequate.

     6.2 Certificates for Shares.

          (1) Certificates representing shares of the Corporation shall be in any form determined by the Board of Directors consistent with the requirements of the General Corporation Law of Delaware and these Bylaws. The certificates shall be signed, either manually or in facsimile, by two officers of the corporation, who shall be the Chairman of the Board, the President or a Vice President and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation, if any, or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. Any or all of the signatures upon a certificate may be facsimiles.

          (2) Every certificate for shares of stock that are subject to any restriction on transfer or registration of transfer pursuant to the Certificate of Incorporation, the Bylaws, securities laws, a stockholders' agreement or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction and that the corporation retains a copy of the full text. Every certificate issued when the corporation is authorized to issue more than one class or series within a class of shares shall set forth on its face or back either (a) a summary of the designations, relative rights, preferences and limitations of the shares of each class and the variations in rights, preferences and limitations for each series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (b) a statement of the existence of those designations, relative rights, preferences and limitations and a statement that the Corporation will furnish a copy thereof to the holder of the certificate upon written request and without charge.

          (3) All certificates surrendered to the Corporation for transfer shall be canceled. The Corporation shall not issue a new certificate for previously issued shares until the former certificate or certificates for those shares are surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued upon receipt by the Corporation of security against loss (by bond, indemnity or otherwise) to the extent deemed necessary by the Board of Directors.

     6.3 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the corporation to the owner thereof for all purposes.

     6.4 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation, with powers and duties determined by the Board of Directors.

     6.5 Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

     6.6 Fractional Shares. The Corporation shall not issue certificates for fractional shares.

                                   ARTICLE VII

                     CONTRACTS, CHECKS AND OTHER INSTRUMENTS

     7.1 Contracts. Except as otherwise provided by law, the Board of Directors may authorize any officers or agents to execute and deliver any contract or other instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances.

     7.2 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed in the manner and by the officers or agents of the Corporation designated by the Board of Directors, the Chairman of the Board or the President.

     7.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in those banks, trust companies or other depositories as the Board of Directors or officers of the Corporation designated by the Board of Directors select, or be invested as authorized by the Board of Directors.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     8.1 Severability. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

     8.2 Amendments. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the stockholders of the Corporation.

                                       Adopted: __________________________, 1997

                                                                       EXHIBIT C

                                     FORM OF

                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of ______________ ___, 1997 by and among Fred Meyer, Inc., formerly known as Meyer-Smith Holdco, Inc., a Delaware corporation (the "Company"), The Yucaipa Companies, a California general partnership ("Yucaipa") and each of the holders of the Company Common Stock (as hereinafter defined) executing this Agreement (each a "Holder" and collectively, the "Holders").

          WHEREAS, this Agreement is made pursuant to that certain Agreement and Plan of Reorganization and Merger dated as of May 11, 1997 (the "Reorganization Agreement") by and between Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith") and Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), under which the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated thereby.

          NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          DEFINITIONS. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Reorganization Agreement. In addition, the following capitalized terms shall have the meanings ascribed to them below:

          "Affiliate," as applied to any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and, in the case of a Person who is an individual, shall include (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York or Los Angeles, California are not required to be open.

          "Company Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Deferral Period" is defined in Section 2.1.

          "Demand Notice" is defined in Section 2.1.

          "Demand Registration" is defined in Section 2.1.

          "Demanding Holder" means any Holder initiating a registration request in compliance with Section 2.1(a); provided that any action required or permitted to be taken under this Agreement by any Demanding Holders shall be taken by action of the holders of a majority of the Registrable Securities held by such Demanding Holders.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Holders" means the holders of Company Common Stock and of the Warrants who have executed this Agreement, and the transferees of each of them.

          "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Piggyback Registration" is defined in Section 2.2.

          "Piggyback Holder" is defined in Section 2.2.

          "Prospectus" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          "Public Distribution" shall mean any bona fide underwritten public distribution of Stock pursuant to an effective registration statement under the Securities Act or any other applicable law, or any bona fide public sale in an open market transaction under Rule 144 of the Securities Act (or any successor rule) if such sale is in compliance with the requirements of paragraphs (c),
(d), (e), (f) and (g) of such Rule (notwithstanding the provisions of paragraph
(k) of such Rule).

          "Public Offering" shall mean any bona fide underwritten public distribution of Stock pursuant to an effective registration statement under the Securities Act or any other applicable law.

          "Registrable Securities" means each share of Stock held by the Holders, or acquired by the Holders after the date hereof, until (i) it has been effectively registered under the Securities Act and disposed of by such Holders pursuant to an effective registration statement, or (ii) it is sold by such Holders pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act. "Registrable Securities" shall include all shares of Company Common Stock issued or issuable upon exercise of the Warrants.

          "Registration Statement" means any registration statement of the Company relating to a Demand Registration pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, or a Shelf Registration pursuant to
Section 2.3, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

          "Restricted Registration" means any public offering of Registrable Securities pursuant to a Registration Statement in which the aggregate number of shares proposed to be offered by the Smith Group and the Yucaipa Group is restricted by the managing underwriter(s) as contemplated by Sections 2.1(e) and 2.2(b) hereof.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Selling Holder" means a Holder who sells or proposes to sell Registrable Securities pursuant to a Registration Statement under the Securities Act.

          "Shelf Registration" or "Shelf Registration Statement" is defined in
Section 2.3.

          "Smith Group" is defined in Section 2.1(a).

          "Stock" means the following securities: (i) the Company Common Stock or (ii) any security or other instrument (a) received as a dividend on, or other payment made to the holders of, the Company Common Stock (or any other security or instrument referred to in this definition) or (b) issued in connection with a split of the Company Common Stock (or any other security or instrument referred to in this definition) or as a result of any exchange or reclassification of the Company Common Stock (or any other security or instrument referred to in this definition), reorganization, consolidation, merger or recapitalization.

          "Underwritten Registration" or "Underwritten Offering" means a registration in which Stock of the Company is sold to an underwriter for re-offering to the public.

          "Warrants" means the Smith's Warrants as modified pursuant to Section 2.1(e) of the Reorganization Agreement.

          "Yucaipa Group" is defined in Section 2.1(a).

                                   ARTICLE II

                               REGISTRATION RIGHTS

          SECTION 2.1 DEMAND REGISTRATIONS.

          (a) Request for Registration. At any time and from time to time on or after the Effective Time (as defined in the Reorganization Agreement), each of
(i) the holders of a majority of the Registrable Securities held by Yucaipa and its Affiliates and transferees of any of the foregoing, as a group (the "Yucaipa Group"), and (ii) the holders of a majority of the Registrable Securities held by Jeffrey P. Smith, Richard D. Smith and Fred L. Smith or members of their respective families, or any trust of which any of the foregoing are beneficiaries, as a group (the "Smith Group"), may make two written requests of the Company for registration with the SEC, under and in accordance with the provisions of the Securities Act, of all or part (but not less than one million (1,000,000) shares of Registrable Securities) of their Registrable Securities (a "Demand Registration") by giving written notice to the Company of such demand (a "Demand Notice"), provided that the Company shall be required to effect only one Demand Registration during any six-month period. Each such Demand Notice will specify the number of Registrable Securities proposed to be sold pursuant to such Demand Registration and will also specify the intended method of disposition thereof.

          Promptly after receipt of any Demand Notice, but in no event later than 60 days after receipt of such Demand Notice, the Company shall file a Registration Statement with the SEC with respect to the Registrable Securities included in the Demand Notice and shall use its best efforts to have such Registration Statement declared effective as promptly as practicable; provided, however, that the Company may postpone the filing of such Registration Statement for a period of up to 90 days (the "Deferral Period") if the Board of Directors reasonably determines that (i) such a filing would adversely affect any proposed financing, acquisition, divestiture or other material transaction by the Company or (ii) such a filing would otherwise represent an undue hardship for the Company. The Company shall not be entitled to request more than one such deferral with respect to any group of Holders requesting a Demand Registration within any 365-day period. If the Company does elect to defer any such Demand Registration, the Holders requesting such Demand Registration may, at their election by written notice to the Company, (i) confirm their request to proceed with such Demand Registration upon the expiration of the Deferral Period or (ii) withdraw their request for such Demand Registration in which case no such request for a Demand Registration shall be deemed to have occurred for purposes of this Agreement.

          The Company shall give written notice of any Demand Notice by any Holder, which request complies with this Section 2.1(a), within 5 days after the receipt thereof, to each Holder who did not initially join in such request. Within 10 days after receipt of such notice, any such Holder may request in writing that its Registrable Securities be included in such registration, and the Company shall include in the Demand Registration the Registrable Securities of each such Holder requested to be so included, subject to the provisions of Section

2.1(e). Each such request shall specify the number of shares of Registrable Securities proposed to be sold and the intended method of disposition thereof.

          (b) Effective Registration. Except as provided in subsection (c) below, a registration will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the SEC; provided that if, after it has become effective, the offering of Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Securities pursuant to the registration (for any reason other than the acts or omissions of the Holders), such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected in accordance with the provisions of the preceding sentence or (ii) the registration requested pursuant to this Section
2.1 does not remain continuously effective for a period of at least 90 days beyond the effective date thereof or until the consummation of the distribution by the Holders of the Registrable Securities included in such registration statement (the "Demand Registration Statement"), then such Demand Registration Statement shall not count as a Demand Registration that may be requested by the Demanding Holder(s) in question and the Company shall continue to be obligated to effect a registration pursuant to this Section 2.1.

          (c) Withdrawal. The Demanding Holders may withdraw all or any part of the Registrable Securities from a Demand Registration at any time (whether before or after the filing or effective date of the Demand Registration Statement), and if all such Registrable Securities are withdrawn, to withdraw the demand related thereto. If at any time a registration statement is filed pursuant to a Demand Registration, and subsequently a sufficient number of Registrable Securities are withdrawn from the Demand Registration so that such Demand Registration Statement does not cover at least the required amounts specified by Section 2.1(a), and an additional number of Registrable Securities is not so included, the Company may (or shall, if requested by the Demanding Holders) withdraw such Demand Registration Statement; provided that such withdrawn registration statement will count as a Demand Registration unless the Demanding Holders elect to bear the expenses associated with such withdrawn registration statement. If the Demanding Holders elect to bear such expenses, such expenses shall be borne by the Demanding Holder(s) whose withdrawal of Registrable Securities resulted in such Demand Registration Statement not covering the specified required amounts.

          (d) Selection of Underwriter. If the Demanding Holders so elect, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering. The Demanding Holders shall select one or more nationally recognized firms of investment bankers to act as the managing Underwriter or Underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company. The Company shall (together with all Holders of Registrable Securities proposing to distribute such Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in the manner set forth above.

          (e) Priority on Demand Registrations. If, in any Demand Registration involving an Underwritten Offering the managing underwriter or underwriters thereof advise the Demanding Holders or the Company in writing that in its or their reasonable opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering or will adversely affect the success of such offering (including, without limitation, an impact on the selling price or the number of Registrable Securities that any participant may sell), the Company shall include in such registration only the number of Registrable Securities, if any, which in the opinion of such underwriter or underwriters can be sold without having an adverse effect on the success of the offering and in accordance with the following priority: (i) first, Registrable Securities held by Demanding Holders in the group initially requesting such registration, allocated pro rata among such group (based upon the number of Registrable Securities requested to be included in such Demand Registration) and (ii) second, pro rata (based upon the number of Registrable Securities requested to be included in such registration by such Holders) among the other Holders of Registrable Securities who have requested to include Registrable Securities in such registration. If all Registrable Securities requested to be sold in the Underwritten Offering are included therein, the Company may include other shares of Stock in such offering in accordance with the following priority, but not to exceed the number recommended by the managing underwriter or underwriters: (x) first, pro rata among any other stockholders of the Company having piggyback or other similar registration rights and (y) second, shares of Stock proposed to be sold by or for the account of the Company. Notwithstanding the foregoing, if prior to the filing of any Demand Registration Statement, the Company has received Demand Notices from both the Smith Group and the Yucaipa Group, then the Smith Group and the Yucaipa Group shall be permitted to include their Registrable Securities in any such Demand Registration on an equal basis (i.e. each group will be entitled to 50% of the remaining share allocation, or such greater percentage as may be available if the other group elects not to fill its entire 50% allocation).

          SECTION 2.2 PIGGYBACK REGISTRATIONS.

          (a) Right to Participate in Registration. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any holders of any class of common equity securities (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (ii) a registration statement filed in connection with a Demand Registration or a Shelf Registration or (iii) a registration statement filed in connection with an offering of securities solely to the Company's existing securityholders), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer such Holder the opportunity to register such number of shares of Registrable Securities as each such Holder may request, which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof (or, if the offering is a proposed Underwritten Offering, that such Holder elects to have the number of Registrable Securities so specified included in such Underwritten Offering) (a "Piggyback Registration").

          The Company shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders thereof to be included in a Piggyback Registration (the "Piggyback Holders") to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

          No registration effected under this Section 2.2 and no failure to effect a registration under this Section 2.2(a), shall relieve the Company of its obligations pursuant to Section 2.1, and no failure to effect a registration under this Section 2.2(a) and complete the sale of shares in connection therewith shall relieve the Company of any other obligation under this Agreement (including, without limitation, the Company's obligations under Sections 3.2 and 4.1).

          (b) Priority on Piggyback Registrations. Unless the registration statement is being filed pursuant to a Demand Registration (in which case the priority of piggyback rights shall be as provided in Section 2.1(e) above), if the managing underwriter or underwriters advise the Company in writing that in its or their reasonable opinion the number of equity securities of the Company proposed to be sold in such registration (including Registrable Securities to be included pursuant to subsection (a) above) will adversely affect the success of such offering (including, without limitation, an impact on the selling price or the number of equity securities of the Company that any participant may sell), the Company shall include in such registration the number of equity securities of the Company, if any, which in the opinion of such underwriter or underwriters can be sold without having an adverse effect on the offering and in accordance with the following priority: (i) first, the securities the Company proposes to sell for its own account, (ii) second, any Registrable Securities of the Smith Group and any Registrable Securities of the Yucaipa Group, on an equal basis (as specified in Section 2.1(e) above), and (iii) third, pro rata based on the number of Registrable Securities that each Holder or other Person having similar rights shall have requested to be included therein.

          (c) Withdrawal. The Piggyback Holders may withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time (before but not after the effective date of such registration statement), by delivering written notice of such withdrawal request to the Company, unless such Piggyback Registration is underwritten, in which case Registrable Securities may not be withdrawn after the effective date of the Registration Statement.

          (d) Termination of Registration by the Company. If the Company shall determine for any reason (x) not to register or (y) to delay a registration which includes Registrable Securities pursuant to this Section 2.2, the Company may, at its election, give written notice of such determination to the Holders of the Registrable Securities and, thereupon (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses (as defined below) in connection therewith), without prejudice, however, to the rights, if any, of any Holder or Holders of Registrable Securities to request that such registration be effected as a Demand Registration under Section 2.1, and (ii) in the case of a delay in registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other shares.

          SECTION 2.3 SHELF REGISTRATION.

          (a) Filing and Effectiveness. Upon the request of the Demanding Holders in the Yucaipa Group at any time, the Company shall cause to be filed with the SEC as promptly as practicable after such request, but in no event later than 60 days thereafter, a shelf registration statement pursuant to Rule 415 under the Securities Act (a "Shelf Registration" or a "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all Registrable Securities held by members of the Yucaipa Group who shall have provided the information required pursuant to Section 3.1(b). The Smith Group shall be afforded the opportunity to include any Registrable Securities held by the Smith Group in such Shelf Registration. The Company shall use its best efforts to have such Shelf Registration declared effective and to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of Registrable Securities by such Holders, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of at least one (1) year following the date on which such Shelf Registration Statement becomes effective under the Securities Act; provided, however, that, notwithstanding any other provisions of this Agreement, with respect to any Registrable Securities, the Company shall not be obligated to effect any Shelf Registration Statement, or keep any Shelf Registration Statement effective, at any time or for any period after the fifth anniversary of the Effective Time. A request of the Demanding Holders in the Yucaipa Group under this Section 2.3(a) shall be deemed to be a request for a Demand Registration under Section 2.1 above.

          (b) Effective Registration. A registration will not be deemed to have been effected as a Shelf Registration unless it has been declared effective by the SEC and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after it has become effective, the offering of Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Securities pursuant to the registration (for any reason other than the acts or omissions of the Holders), such registration will be deemed not to have been effected. If (i) the Shelf Registration is deemed not to have been effected in accordance with the provisions of the preceding sentence or (ii) the Shelf Registration does not remain continuously effective for the period described in subsection (a) above, then such Shelf Registration Statement shall not count as a Shelf Registration and the Company shall continue to be obligated to effect a registration pursuant to this Section 2.3.

          (c) Suspension. With respect to any Shelf Registration that has been declared effective (i) the Company may suspend use of such Shelf Registration at any time if the continued effectiveness thereof would require the Company to disclose a material financing, acquisition or other corporate transaction, which disclosure the Board of Directors of the Company shall have determined in good faith is not in the best interests of the Company and its stockholders, and (ii) the Company may suspend use of such Shelf Registration during any period if each of the Company and the holders of a majority of the Registrable Securities included in such Self Registration consents in writing to such suspension for such period.

                                   ARTICLE III

                             REGISTRATION PROCEDURES

          SECTION 3.1 REGISTRATION PROCEDURES.

          (a) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Registrable Securities, the Company shall:

          (1) prepare and file with the SEC a registration statement with respect to such Registrable Securities within the time periods specified herein, make all required filings with the NASD and use its best efforts to cause such registration statement to become effective as promptly as practicable (subject to the Company's right to withdraw the registration statement under the circumstances described in Sections 2.1(c) or 2.2(d));

          (2) promptly prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Sections 2.1, 2.2 or 2.3, as applicable, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold (subject to Section 2.3(c)); cause the Prospectus to be supplemented by a required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provision of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (3) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Sections 2.1, 2.2 or 2.3, as applicable (subject to Section 2.3(c)); upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to declared effective and such Registration Statement and related Prospectus to become usable for their intended purposes(s) as soon as practicable thereafter;

          (4) provide (A) the Holders of Registrable Securities participating in the registration, (B) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the sale or placement agent therefor, if any, (D) counsel for such underwriters or agent, and (E) counsel for the Holders thereof, as selected by Holders of a majority of the Registrable Securities covered by such registration statement, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and for a reasonable period prior to the filing of such registration statement, and throughout the period specified in Section 3.4(b) hereof, make available for inspection by the parties referred to in (A) through (E) above such financial and other information and books and records of the Company, provide access to properties of the Company and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary to conduct a reasonable investigation within the meaning of
Section 11 of the Securities Act;

          (5) advise the underwriters, if any, and Selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (6) furnish to each Selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, such number of copies of any Registration Statement or Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement and all exhibits filed therewith), reasonably requested by such Person;

          (7) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and such underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities, information with respect to the principal amount of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filing of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (8) deliver to each Selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the Selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (9) in connection with any Underwritten Offering pursuant to a Demand Registration, enter into an underwriting agreement with one or more underwriter designated in accordance with this Agreement, such agreement to be of the form, scope and substance as is customary in underwritten offerings, and take all such other actions as are reasonably requested by the managing underwriter(s) in order to expedite or facilitate the disposition of such Registrable Securities and in such connections (i) make such representations and warranties to the underwriters in form, scope and substance as are customarily made by issuers to underwriters in underwritten offerings with respect to the business of the Company; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s)) addressed to the managing underwriter(s) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters; (iii) obtain "comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, such "comfort" letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings; (iv) deliver such documents and certificates as may be reasonably requested by the managing underwriter(s) to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement;

          (10) prior to any public offering of Registrable Securities, cooperate with the Selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or

Blue Sky laws of such jurisdictions as the Selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions or the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, except as is required as a result of the Registration Statement, in any jurisdiction where it is not now so subject;

          (11) in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as the Selling Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Registrable Securities;

          (12) if requested by the Selling Holders, provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement covering such Registrable Securities and provide the Company's transfer agent(s) and registrar(s) for the Registrable Securities with printed certificates for the Registrable Securities;

          (13) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD), and use their best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Selling Holders or underwriters, if any, to consummate the disposition of such Registrable Securities;

          (14) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) covering a period of at least twelve month periods, but not more than eighteen months, beginning with the first month of the Company's first quarter commencing after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (15) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which securities of the same class issued by the Company are then listed if requested by the Selling Holders holding a majority of the Registered Securities or the managing underwriter(s), if any.

          Each Selling Holder, upon receipt of any notice from the Company of the happening of any event described in subsection (5)(B), (C), or (D) of
Section 3.1(a) or in Section 2.3(c) (a "Suspension Notice"), shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement relating thereto until such Selling Holder receives copies of the supplemented or amended Prospectus contemplated hereby or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemented filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated hereby relating to such notice shall hereinafter be referred to as the "Suspension Period." If the Company shall give any Suspension Notice, (i) the Company shall use its best efforts and take such actions as are reasonably necessary to render Advice and end the Suspension Period as promptly as practicable and (ii) the time periods for which a Registration Statement is required to be kept effective pursuant to Sections 2.1, 2.2 or 2.3, as the case may be, shall be extended by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date when each Selling Holder shall have received (A) the copies of the supplemented or amended Prospectus contemplated by Section 3.1(a) or (B) the Advice.

          (b) Provision by Holders of Certain Information. No Holder of Registrable Securities may include any of its Registrable Securities in any Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request specified in item 507 of Regulation S-K under the Securities Act for use in connection with any Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

          SECTION 3.2 REGISTRATION EXPENSES.

          (a) All expenses incident to the Company's performance of or compliance with this Section 3.2 will be paid by the Company, regardless of whether any registration statement required hereunder becomes effective, including, without limitation:

          (1) all registration and filing fees;

          (2) fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or Holders of Registrable Securities being sold may designate);

          (3) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for trading on the New York Stock Exchange or for deposit with the Depository Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

          (4) reasonable fees and disbursements of counsel for the Company;

          (5) reasonable fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

          (6) fees and expenses of other Persons retained by the Company; and

          (7) fees and expenses associated with any NASD filing required to be made in connection with the registration of the Registrable Securities, including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD (all such expenses being herein called "Registration Expenses").

          (b) The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities to be registered on Nasdaq or on each national securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

          SECTION 3.3 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any Underwritten Registration hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, underwriting agreements, hold-back agreements letters and other documents customarily required under the terms of such underwriting arrangements. Notwithstanding the foregoing, (x) no Selling Holder shall be required to make any representations or warranties except those which relate solely to such Holder and its intended method of distribution, and (y) the liability of each such Holder to any underwriter under such underwriting agreement will be limited to liability arising from misstatements or omissions regarding such Holder and its intended method of distribution and any such liability shall not exceed an amount equal to the amount of net proceeds such Holder derives from such registration; provided, however, that in an offering by the Company in which any Holder requests to be included in a Piggyback Registration, the Company shall use its best efforts to arrange the terms of the offering such that the provisions set forth in clauses (x) and (y) of this
Section 3.3 are true. Nothing in this Section 3.3 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

          SECTION 3.4 HOLD-BACK AGREEMENTS.

          (a) Restrictions on Public Distribution by Holder of Registrable Securities. Upon the written request of the managing underwriter or underwriters of a Public Offering, each Holder of Registrable Securities shall not effect any Public Distribution of such securities, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Public Offering), during the 14-day period prior to, and during the 90-day period following, the offering date for each Public Offering made pursuant to such registration statement (as identified by such underwriter or underwriters or the Company in good faith). The foregoing provisions shall not apply to any Holder that is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake not to effect any Public Distribution of the class of securities covered by such registration statement (except as part of such Underwritten Offering) during such period unless it has provided 60 days' prior written notice of such Public Distribution to the managing underwriter.

          (b) Restrictions on Public Distribution by the Company and Others. The Company agrees and it shall use its best efforts to cause its Affiliates (other than Persons who are Holders hereunder) to agree: (1) not to effect any Public Distribution of any securities being registered in accordance with Article II hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 14-day period prior to, and during the 90-day period following, the offering date for each Public Offering made pursuant to a registration statement filed under Article II hereof, if requested in writing by the managing underwriters (except as part of such Public Offering or pursuant to registrations in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans); and (2) to use its best efforts to cause each Holder of its privately placed Registrable Securities that are issued by the Company at any time on or after the date of this Agreement to agree not to effect any Public Distribution, including a sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities during the period set forth in clause (1) above (except as part of such Public Offering, if and to the extent permitted).

                                   ARTICLE IV

                        INDEMNIFICATION AND CONTRIBUTION

          SECTION 4.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Selling Holder, each person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (hereinafter referred to as a "controlling person"), the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (each an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein.

          SECTION 4.2 INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. Each Selling Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and its respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the Company) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. Each Selling Holder also agrees to indemnify and hold harmless each other Selling Holder or underwriters participating in the distribution on substantially the same basis as that of the indemnification of the Company provided in this section 4.2. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Registration Statement or Prospectus.

          SECTION 4.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder (an "Indemnified Party") will (i) promptly give notice of any claim, action or proceeding (including any governmental or regulatory investigation or proceeding) or the commencement of any such action or proceeding to the Person against whom such indemnity may be sought (an "Indemnifying Party"); provided that the failure to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement except to the extent that such Indemnifying Party has been prejudiced in any material respect by such failure, and (ii) permit the Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to such Indemnified Party; provided that the Indemnified Party shall have the right to employ separate counsel and participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay for such fees and expenses, or (b) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Party or (c) in the reasonable judgment of such Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such claims. If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement of any such claim effected without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss, claim damage, liability or expense by reason of any settlement of any such claim or action. No Indemnifying Party shall, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from all liability arising out of such action, claim, litigation or proceeding. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other such Indemnified Parties with respect to such Claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          SECTION 4.4 CONTRIBUTION. If the indemnification provided for in this
Article IV is unavailable to an Indemnified Party (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and severable obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 4.1, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, none of the Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by such Holder with respect to the Registrable Securities exceeds the greater of (A) the amount paid by such Holder for its Registrable Securities and (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligation to contribute pursuant to this Section 4.4 are several in proportion to the respective number of Registrable Securities held by each of the Holders hereunder and not joint.

          For purposes of this Article IV, each controlling person of a Holder shall have the same rights to contribution as such Holder, and each officer, director, and person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the limitations set forth in the immediately preceding paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Article IV, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from who contribution may be sought from any obligation it or they may have under this Article IV or otherwise except to the extent that it has been prejudiced in any material respect by such failure. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

          SECTION 4.5 ADDITIONAL INDEMNITY. The indemnity, contribution and expense reimbursement obligations under this Article IV shall be in addition to any liability each Indemnifying Party may otherwise have; provided, however, that any payment made by the Company which results in an Indemnified Party receiving from any source(s) indemnification, contribution or reimbursement for an amount in excess of the actual loss, liability or expense incurred by such Indemnified Party, shall be refunded to the Company by the Indemnified Party receiving such excess payment.

                                    ARTICLE V

                                  MISCELLANEOUS

          SECTION 5.1 RULE 144. The Company agrees it will file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as any Holder of Registrable Securities may reasonably request in order that such Holder may effect sales of Registrable Securities without registration within the limitations of the exemptions provided by Rule 144, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. At any reasonable time and upon the request of a Holder of Registrable Securities, the Company will furnish such Holder with such information as may be necessary to enable the Holder to effect sales of Registrable Securities pursuant to Rule 144 under the Securities Act and will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

          SECTION 5.2 SPECIFIC PERFORMANCE. Each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          SECTION 5.3 OTHER AGREEMENTS. Notwithstanding any other provisions of this Agreement, the Company shall have no obligation to effect a registration of any of the Registrable Securities hereunder if and to the extent any such registration would conflict with the provisions of, the Registration Rights Agreement, dated December 11, 1981, by and among FMI Acquisition Corporation (now Fred Meyer, Inc.), FMI Associates Limited Partnership and certain executive officers of FMI Acquisition Corporation (now Fred Meyer, Inc.), and the Assignment thereof dated January 27, 1997 (the "FMI Agreement"). By way of example only and without limiting the foregoing, if, in connection with an Underwritten Offering, the underwriters of such offering conclude that it would be inadvisable to register and sell the total number of shares with respect to which registration has been requested under this Agreement and the FMI Agreement, any reduction in the total number of shares to be registered and sold shall first reduce the number of shares to be registered and sold pursuant to this Agreement before the number of shares to be registered and sold pursuant to the FMI Agreement shall be reduced. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

          SECTION 5.4 CHARTER AMENDMENTS AFFECTING THE COMPANY'S COMMON STOCK. The Company will not amend its Certificate of Incorporation in any respect that would materially and adversely affect the rights of the Holders hereunder.

          SECTION 5.5 AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding shares of Registrable Securities held by each of the Smith Group and the Yucaipa Group, respectively.

          SECTION 5.6 NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be made in writing, by hand-delivery, telegraph, telex, telecopier, registered first-class mail or air courier guaranteeing overnight delivery as follows:

                  if to the Company, to:

                           Fred Meyer, Inc.
                           3800 SE 22nd Avenue
                           Portland, Oregon  97202
                           Attention:  General Counsel
                           Fax:  (503) 797-7138

                  if to any Holder:

                           to the address specified below such Holder's name on the signature pages hereto;

or to such other place and with such other copies as any party hereto may designate as to itself by written notice to the others. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied: and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

          SECTION 5.7 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities or of the Warrants, provided that the Company may not assign its rights or obligations under this Agreement to any other person or entity without the written consent of a majority of the outstanding shares of Registrable Securities held by each of the Smith Group and the Yucaipa Group, respectively.

          SECTION 5.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 5.9 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          SECTION 5.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions thereof.

          SECTION 5.11 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          SECTION 5.12 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          SECTION 5.13 PRONOUNS. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          SECTION 5.14 ATTORNEY'S FEES. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorney's fees in addition to its costs and expenses and any other available remedy.

          SECTION 5.15 SECURITIES HELD BY THE COMPANY OR ITS SUBSIDIARIES. Whenever the consent or approval of Holders of a specified percentage or Registrable Securities is required hereunder, Registrable Securities held by the Company or its Subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          SECTION 5.16 FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          SECTION 5.17 TERMINATION. Unless sooner terminated in accordance with its terms or as otherwise herein provided, including specifically in Section 2.3(a), this

Agreement shall terminate upon the earlier to occur of (i) the mutual agreement by the parties hereto, (ii) with respect to any Holder, such Holder ceasing to own any Registrable Securities, (iii) the fifteenth anniversary of the Effective Time, or (iv) with respect to the Yucaipa Group or the Smith Group, the date on which the aggregate number of shares of outstanding Registrable Securities held by the Yucaipa Group or the Smith Group, as applicable, is less than 20% of the Registrable Shares originally held by the Yucaipa Group or the Smith Group, as applicable, following the consummation of the transactions contemplated by the Reorganization Agreement; provided, that the foregoing clause (iv) shall not apply as to any member of the Yucaipa Group or the Smith Group, as applicable, if, as of such date, such member of the Yucaipa Group or the Smith Group, as applicable, is an "affiliate" of the Company within the meaning of the Securities Act.

                            (signature page follows)

          IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                       FRED MEYER, INC.


                                       By:
                                           -------------------------------------
                                           Name:  Robert G. Miller
                                           Title:  Chairman of the Board and
                                                   Chief Executive Officer


                                       -----------------------------------------
                                       JEFFREY P. SMITH

                                       Address:  32 Burningtree Court
                                                 Las Vegas, Nevada 89117


                                       -----------------------------------------
                                       FRED L. SMITH

                                       Address:


                                       -----------------------------------------
                                       RICHARD D. SMITH

                                       Address:

                                       TRUST FOR THE CHILDREN OF
                                       JEFFREY P. SMITH


                                       By:
                                           -------------------------------------
                                           Name:  Jeffrey P. Smith
                                           Title: Trustee

                                       Address:


                                       TRUST FOR THE CHILDREN OF FRED L. SMITH


                                       By:
                                           -------------------------------------
                                           Name:  Fred L. Smith
                                           Title: Trustee

                                       Address:


                                       TRUST FOR THE CHILDREN OF
                                       RICHARD D. SMITH


                                       By:
                                           -------------------------------------
                                           Name:  Richard D. Smith
                                           Title: Trustee

                                       Address:

                                       THE YUCAIPA COMPANIES


                                       By:
                                           -------------------------------------
                                           Name:  Ronald W. Burkle
                                           Title:  General Partner

                                       Address:  10000 Santa Monica Boulevard,
                                                 Fifth Floor
                                                 Los Angeles, California 90067
                                                 FAX:  (310) 798-7201


                                       YUCAIPA SSV PARTNERS, L.P.


                                       By:  The Yucaipa Companies
                                       Its:  General Partner


                                       By:
                                           -------------------------------------
                                           Name:  Ronald W. Burkle
                                           Title:  General Partner

                                       Address:  10000 Santa Monica Boulevard,
                                                 Fifth Floor
                                                 Los Angeles, California  90067
                                                 FAX:  (310) 798-7201


                                       YUCAIPA SMITTY'S PARTNERS, L.P.

                                       By:  The Yucaipa Companies
                                       Its:  General Partner


                                       By:
                                           -------------------------------------
                                           Name:  Ronald W. Burkle
                                           Title:  General Partner

                                       Address:  10000 Santa Monica Boulevard,
                                                 Fifth Floor
                                                 Los Angeles, California  90067
                                                 FAX:  (310) 798-7201

                                       YUCAIPA SMITTY'S PARTNERS II, L.P.

                                       By:  The Yucaipa Companies
                                       Its:  General Partner


                                       By:
                                           -------------------------------------
                                           Name:  Ronald W. Burkle
                                           Title:  General Partner

                                       Address:  10000 Santa Monica Boulevard,
                                                 Fifth Floor
                                                 Los Angeles, California  90067
                                                 FAX:  (310) 798-7201


                                       YUCAIPA ARIZONA PARTNERS, L.P.

                                       By:  The Yucaipa Companies
                                       Its:  General Partner


                                       By:
                                           -------------------------------------
                                           Name:  Ronald W. Burkle
                                           Title:  General Partner

                                       Address:  10000 Santa Monica Boulevard,
                                                 Fifth Floor
                                                 Los Angeles, California  90067
                                                 FAX:  (310) 798-7201

                                                                       EXHIBIT D

                                     FORM OF
                          MANAGEMENT SERVICES AGREEMENT



          THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement") is made and entered into as of __________, 1997 by and between THE YUCAIPA COMPANIES LLC, a Delaware limited liability company ("Yucaipa"), and Fred Meyer, Inc. a Delaware corporation (the "Company").

                                    RECITALS

          A. Fred Meyer, Inc. ("Fred Meyer") is in the business of operating multidepartment stores and specialty stores and is a leading regional retailer of a wide range of food, apparel, fine jewelry and products for the home;

          B. Smith's Food & Drug Centers, Inc. ("Smith's") is in the business of operating combination food and drug centers and is a leading regional supermarket and drug store chain;

          C. Fred Meyer and Smith's, pursuant to the Agreement and Plan of Reorganization and Merger, dated as of May 11, 1997 (the "Merger Agreement"), have combined their operations through the mergers contemplated therein (the "Mergers"), and each of them have become wholly-owned subsidiaries of the Company;

          D. Yucaipa is experienced in the management of supermarket companies and has been providing certain general business and financial advice and management services to Smith's; and

          E. The Company wishes to obtain the continuing benefits of Yucaipa's advice and services following the consummation of the Mergers.

          F. In connection with the Mergers, Ronald W. Burkle has been elected to serve as the Chairman of the Board of Directors of the Company.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

1. Management Services.

          (a) Subject to the provisions of this Agreement, and subject to the supervision of the Board of Directors of the Company (the "Board of Directors"), Yucaipa, through its members, employees or other designated representatives or agents, shall provide the Company with management consultation and advice regarding strategic planning and development, budgeting, future financing plans, selection and retention of management employees, general business management and governmental affairs and such other similar management services, as may be requested by the Board of Directors and/or the Chief Executive Officer from time to time. As used herein, the Company refers to the Company and its subsidiaries, as the context requires.

          (b) Chairman of the Board of Directors. Ronald W. Burkle shall, if he so elects, have the right to serve as Chairman of the Board of Directors of the Company during his initial three year term as a director of the Company, and shall have all rights and responsibilities customarily vested in a Chairman of the Board of Directors, provided that he shall not receive any compensation for serving in such capacity beyond the compensation paid to Yucaipa under this Agreement.

          (c) Best Practices. During the term of this Agreement the Company will be afforded the opportunity to participate in the "Best Practices" program as conducted by Yucaipa and certain of its affiliated businesses.

2. Management Fees.

          Commencing on the date hereof (the "Effective Date"), the Company shall pay to Yucaipa an annual management fee, in consideration of the services rendered by Yucaipa pursuant to Section 1 above, equal to Five Hundred Thousand Dollars ($500,000.00), one-twelfth (1/12th) of which shall be payable in advance on the first day of each calendar month; provided that a prorated portion of such fee will be payable in advance on the Effective Date for the partial month beginning on the Effective Date and ending on the last day of the then current month.

3. Reimbursement of Expenses.

          The Company shall reimburse Yucaipa for all of its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its obligations under this Agreement. Yucaipa shall bill the Company for the amount of all such costs and expenses monthly, and shall provide the Company with a reasonable itemization of such costs and expenses.

4. Additional Services.

          In the event that, during the term of this Agreement, the Board of Directors requests Yucaipa to provide (i) consulting services in connection with any proposed acquisition or divestiture transaction or any debt or equity financing or (ii) any other services not contemplated by Section 1 above, Yucaipa shall be entitled to such additional compensation for such services as may be agreed upon by Yucaipa and the Company (and approved by a majority of the Company's disinterested directors).

5. Term of Agreement.

          The term of this Agreement shall commence on the Effective Date and continue for a period of five (5) years ending on the fifth anniversary of the Effective Date.

6. Termination.

          6.1 Termination by the Company. The Company may elect to terminate this Agreement:

          (a) at any time following a determination of the Board of Directors to effect such a termination by giving Yucaipa at least ninety (90) days' written notice of such termination;

          (b) if Yucaipa shall fail to reasonably perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by it (other than any failure or alleged failure occasioned by or resulting from force majeure, directly or indirectly) and such failure shall continue for a period of sixty (60) days after written notice from the Company, which notice shall describe the alleged failure with particularity; and

          (c) at any time if, in connection with the performance of its duties hereunder, Yucaipa or any of its members commits (or is grossly negligent in its supervision or hiring of any employee or agent of Yucaipa who commits) any act of fraud, dishonesty or gross negligence which is materially detrimental to the business or reputation of the Company as reasonably determined by the Board of Directors.

          6.2 Termination by Yucaipa. Yucaipa may elect to terminate this
Agreement:

          (a) if the Company shall fail to reasonably perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by it (other than any failure or alleged failure occasioned by or resulting from force majeure, directly or indirectly) and such failure shall continue for a period of sixty (60) days after written notice from Yucaipa, which notice shall describe the alleged failure with particularity;

          (b) if the Company shall fail to make any payment due to Yucaipa hereunder, if such payment is not made in full within thirty (30) days after written notice of such failure; or

          (c) if Ronald W. Burkle ceases to be Chairman of the Board of Directors, other than by reason of his death, disability, termination for Cause or voluntary resignation. For purposes of the foregoing, "Cause" shall mean the commission by Ronald W. Burkle of any act described in Section 6.1(c) or any felony conviction.

          6.3 Termination for Change of Control. This Agreement may be terminated, at the election of either Yucaipa or the Company, if during the term hereof there shall have been a change in control of the Company, which for purposes of this Agreement shall be deemed to have occurred upon any of the following events: (a) the acquisition after the Effective Date, in one or more transactions, of "beneficial ownership" (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by any person (other than Yucaipa or any of its members or affiliates) or any group of persons (excluding any group which includes Yucaipa or any of its members or affiliates) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act) of any securities of the Company such that, as a result of such acquisition, such person or group beneficially owns (within the meaning of Rule 13d-3(a)(1) under the Exchange
Act) 40% or more of the Company's then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors; or (b) the sale of all or substantially all of the assets or capital stock of the Company (including, without limitation, by way of merger, consolidation, lease or transfer) in a transaction or series of related transactions (excluding any sale to Yucaipa or any of its members or affiliates). As used herein the term "affiliate" refers to any person controlled by, or under common control with, the specified person.

          6.4 Payments upon Termination.

          (a) In the event of any termination pursuant to Section 6.1(a),
Section 6.2 or Section 6.3, the Company shall pay, or cause to be paid, to Yucaipa a cash termination payment in an amount equal to the greater of (i) Two Million Five Hundred Thousand Dollars ($2,500,000) and (ii) twice the total consulting fees that would have been earned by Yucaipa under Section 2 hereof during the remaining term of this Agreement as if the Agreement had not been terminated, without regard to any sums previously paid by the Company to Yucaipa pursuant to Section 2 above.

          (b) Such amount, if any, which shall be due Yucaipa pursuant to this
Section 6.4 in the event of any such termination shall be due and payable to Yucaipa, in full, as of the date of such termination. The parties intend that should the foregoing payments be determined to constitute liquidated damages, such payments shall in all events be deemed reasonable.

          6.5 Effect of Termination. Upon any such termination of this Agreement the obligations of the parties hereunder shall also terminate, except (i) the Company shall continue to be obligated to Yucaipa for any payments to be received pursuant to Section 6.4(a), and for any unpaid fees or expenses incurred prior to any such termination, (ii) the Company's obligations under
Section 7 hereof shall survive any such termination for the period of time specified therein; and (iii) the provisions of Sections 8, 9 and 10 shall survive any such termination.

7. Standstill.

          Yucaipa agrees that during the term of this Agreement and for a period of 90 days from the later of (i) the date on which this Agreement is terminated or (ii) the date on which Ronald W. Burkle ceases to be the Chairman of the Board of Directors, neither it nor any of its affiliates, alone or with others, will in any manner, without the prior approval of the Company's Board of Directors, (a) enter into or agree to enter into, singly or with any other person, any form of business combination, acquisition, restructuring, recapitalization, liquidation or other similar transaction relating to the Company or any subsidiary of the Company, (b) hold, acquire, or offer or agree to acquire, become the beneficial owner of or obtain any rights in respect of, in each case by purchase or otherwise, any securities entitled to vote generally in the election of directors of the Company, or any direct or indirect rights or options to acquire any such securities or any securities convertible or exercisable into or exchangeable for such securities ("Voting Securities") of the Company, in excess of 15% of the Company's outstanding Voting Securities (including for these purposes any shares of the Company Common Stock acquired pursuant to the Mergers or upon the exercise of any currently exercisable option or warrant), (c) make, or in any way participate in, any solicitation of proxies with respect to any such Voting Securities (including by the execution of action by written consent), become a participant in any election contest with respect to the Company, seek to influence any person with respect to any such Voting Securities, (d) participate in or encourage the formation of any partnership, syndicate, voting trust or other group which owns or seeks or offers to acquire beneficial ownership of any such Voting Securities or which seeks control of the Company or has the purpose of circumventing any provision of this Agreement, (e) otherwise act, alone or in concert with others (including, without limitation, by providing financing for another Person), to seek or to offer to control or influence, in any manner (except pursuant to its services under this Section 7 or through its representatives on the Board of Directors), the management, Board of Directors or policies of the Company, (f) make any formal demand, request or proposal to amend, waive or terminate any provision of this Section 7, (g) make any proposal or other communication or take any other action that would compel the Company to make a public announcement or disclosure thereof in respect of any matter referred to in this Section 7 or (h) publicly propose or announce or otherwise publicly disclose an intent to propose or that it is considering proposing any of the matters referred to in this Section 7. Yucaipa shall be released from its obligations hereunder in the event that the Company enters into an agreement which would result in a Change of Control with any person other than Yucaipa or its affiliates. As used herein the terms "beneficial ownership," "person" and "group" shall have the meanings ascribed to such terms pursuant to Regulation 13D-G adopted by the SEC under the Securities Exchange Act of 1934, as amended, and as in effect on the date hereof; provided, however, that for purposes of determining beneficial ownership under this Section 7 any Voting Securities issuable upon the exercise of any option or warrant shall only be included in such determination to the extent of the number of such Voting Securities which would be issuable under such option or warrant on a "net" or "cashless" basis at such time. In addition, Yucaipa agrees that it will exercise any such option or warrant on a "net" or "cashless" basis if and to the extent the exercise on any other basis would result in its aggregate beneficial ownership of Voting Securities exceeding 15% of the Company's outstanding Voting Securities.

8. Confidentiality.

          8.1 Definitions. For purposes of this Section:

          (a) The term "Confidential Material" means all information, whether oral, written or otherwise (including any information furnished prior to the execution of this Agreement), furnished or otherwise disclosed by the Company to Yucaipa and its affiliates or any of the Representatives (as defined below), and all notes, reports, analyses, compilations, studies and other materials prepared by Yucaipa or any of the Representatives (in whatever form maintained, whether documentary, computer storage or otherwise) containing or based upon, in whole or in part, any such information. The term "Confidential Material" does not include information which is or becomes generally available to the public other than as a result of a disclosure by Yucaipa or any of the Representatives or becomes available to Yucaipa or any of the Representatives on a non-confidential basis from any source that is not known by Yucaipa or such Representative to be bound by an obligation of confidentiality to the Company.

          (b) The term "Representatives" shall mean any and all members, partners, directors, officers, employees, agents, prospective financing sources, affiliates or representatives (including representatives of advisors) of Yucaipa.

          8.2 Yucaipa and its affiliates and each of the Representatives shall preserve the confidentiality of the Confidential Material and shall not disclose any of the Confidential Material in any manner whatsoever; provided, however, that (i) Yucaipa or its affiliates may make any disclosure of such information to which the Company gives its prior written consent, (ii) Yucaipa and its affiliates and the Representatives may make disclosures of such information within the scope of their authority under this Agreement, and (iii) any of such information may be disclosed to the Representatives who need to know, and who are informed of the confidential nature of the Confidential Material and of the terms of this Section and who agree to keep such information confidential. In any event, Yucaipa and its affiliates shall inform each of their Representatives which have, or will have, access to any or all of the Confidential Material, of the existence and content of this Agreement and will take all reasonable action necessary to cause such Representatives to observe the confidentiality requirements of this Agreement. In any event, Yucaipa shall be responsible for any breach of this Agreement by any of its Representatives.

          8.3 If Yucaipa or its affiliates or any of the Representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise) to disclose any Confidential Material or such person's opinion, judgment, view or recommendation concerning the Company as developed from the Confidential Material, Yucaipa agrees (i) to immediately notify the Company in writing of the existence, terms and circumstances surrounding such a request,
(ii) to consult with the Company on the advisability of taking legally available steps to resist or narrow such request and shall exercise its best efforts to obtain reliable assurance that confidential treatment required hereby will be accorded such Confidential Material, and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of counsel to Yucaipa, Yucaipa is legally compelled to disclose, and to cooperate with any action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

          8.4 Yucaipa hereby acknowledges on behalf of itself and its affiliates (and agrees to advise its affiliates and the Representatives who are informed in accordance with the terms of this Section as to the matters which are the subject of this Section), that the United States securities laws prohibit any person who has received from an issuer material, non-public information, including certain information that may be part of the Confidential Material, while such information is non-public, from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

9. Indemnification.

          (a) The Company (the "Indemnifying Party") agrees to indemnify and hold harmless Yucaipa and each of its affiliates, members, partners, officers, agents and the employees of each of them (each an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against all losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding by any person to which any Indemnified Party may become subject which is related to or arises out of the performance of the services to be provided hereunder (or under the Merger Agreement), and will reimburse any Indemnified Party for all reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by such Indemnified Party in connection with investigating or defending any such claim. Each Indemnifying Party further agrees that the indemnification and reimbursement commitments herein shall apply whether or not such Indemnified Party is a formal party to any such lawsuit, claim or other proceedings. The foregoing provision is expressly intended to cover reimbursement of reasonable legal and other expenses incurred in a deposition or other discovery proceeding.

          Notwithstanding the foregoing, the Indemnifying Party shall not be liable to any Indemnified Party (a) in respect of any loss, claim, damage, liability or expense to an Indemnified Party to the extent the same is determined, in a final judgment by a court having jurisdiction, to have resulted from the gross negligence or willful misconduct of such Indemnified Party or any intentional, material breach by such Indemnified Party of its obligations under this Agreement or (b) for any settlement effected by such Indemnified Party without the written consent of such Indemnifying Party, which consent shall not be unreasonably withheld.

          In the event of the assertion against any Indemnified Party of any such claim or the commencement of any such action or proceeding, each Indemnifying Party shall be entitled to participate in such action or proceeding and in the investigation of such claim and, after written notice from such Indemnifying Party to such Indemnified Party, to assume the investigation or defense of such claim, action or proceeding with counsel of the Indemnifying Party's choice at the Indemnifying Party's expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding anything to the contrary contained herein, the Indemnifying Party may retain one firm of counsel to represent all Indemnified Parties in such claim, action or proceeding; provided that the Indemnified Party shall have the right to employ a single firm of separate counsel (and any necessary local counsel) and to participate in the defense or investigation of such claim, action or proceeding, and the Indemnifying Party shall bear the expense of such separate counsel (and local counsel, if applicable), if (i) in the written opinion of counsel to the Indemnified Party use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a conflict of interest, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding or (iii) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense.

          (b) If for any reason (other than the gross negligence or willful misconduct of an Indemnified Party referred to above) the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraph (a), then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party and its affiliates, on the one hand, and the Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

          (c) Notwithstanding anything contained in this Section 9, each Indemnified Party who is also a director, officer or employee of the Company shall not be entitled to any greater indemnification under clause (a) of this
Section 9 and contribution under clause (b) of this Section 9 than such Indemnified Party would otherwise be entitled to under the charter and by-laws of the Company or any other indemnification agreement to which such Indemnified Party is a signatory.

10. Notices.

          All notices, demands, requests, consents or approvals required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served and mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or such other address as such party shall have specified most recently by written notice. Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the third business day following the date mailed or on the next business day following the delivery of such notice to a reputable overnight courier service.

     If to Yucaipa:         The Yucaipa Companies LLC
                            10000 Santa Monica Boulevard
                            Fifth Floor
                            Los Angeles, California 90067
                            Attention: Ronald W. Burkle

     If to the Company:     Fred Meyer, Inc.
                            3800 S.E. 22nd Avenue
                            Portland, Oregon 97202
                            Attention:  Robert G. Miller

     with a copy to the General Counsel of the Company at the same address.

11. Miscellaneous.

          11.1 Entire Agreement; Amendments. This Agreement contains all of the terms and conditions agreed upon by the parties hereto in connection with the subject matter hereof. This Agreement may not be amended, modified or changed except by written instrument signed by all of the parties hereto.

          11.2 Assignment; Successors. This Agreement shall not be assigned and is not assignable by any party without the prior written consent of each of the other parties hereto; provided, however, that Yucaipa may assign, without the prior consent of the Company, its rights and obligations under this Agreement to any partnership or limited liability company controlled by Ronald W. Burkle, and provided further, that Yucaipa may assign the right to receive any payment hereunder (but not its duties and obligations hereunder) to any other person or entity. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

          11.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal domestic laws of the State of New York, without regard to the choice of law provisions thereof.

          11.4 Attorneys' Fees. If any legal action is brought concerning any matter relating to this Agreement, or by reason of any breach of any covenant, condition or agreement referred to herein, the prevailing party shall be entitled to have and recover from the other party to the action all costs and expenses of suit, including attorneys' fees.

          11.5 Relationship. Nothing in this Agreement shall constitute or be construed to be a partnership or joint venture between the Company and Yucaipa. To the extent appropriate to the duties and obligations hereunder, Yucaipa shall be an independent contractor and none of its employees shall be deemed employees of the Company by reason of this Agreement or the performance of its duties hereunder. This Agreement is for the benefit of the Company and Yucaipa and shall not create third party beneficiary rights.

          11.6 Construction and Interpretation. This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties. This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of either party. The natural persons executing this Agreement on behalf of each party have the full right, power and authority to do and affirm the foregoing warranty on behalf of each party and on their own behalf. The captions on sections are provided for purposes of convenience and are not intended to limit, define the scope of or aid in interpretation of any of the provisions hereof. References to a party or parties shall refer to the Company or Yucaipa, or both, as the context may require. All pronouns and singular or plural references as used herein shall be deemed to have interchangeably (where the sense of the sentence requires) a masculine, feminine or neuter, and/or singular or plural meaning, as the case may be.

          11.7 Severability. If any term, provision or condition of this Agreement is determined by a court or other judicial or administrative tribunal to be illegal, void or otherwise ineffective or not in accordance with public policy, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be construed in such manner so as to preserve the validity hereof and the substance of the transactions herein contemplated to the extent possible.

          11.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Management Services Agreement to be duly executed as of the date first above written.


                                       THE YUCAIPA COMPANIES LLC



                                       By:
                                           -------------------------------------
                                           Name:    Ronald W. Burkle
                                           Title:   Managing Member


                                       FRED MEYER, INC.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       Exhibit E


                        FORM OF SMITH'S AFFILIATE LETTER

                                __________, 1997

Meyer-Smith Holdco, Inc.
3800 S.E. 22nd Avenue
Portland, Oregon 97202
Attention:  General Counsel

Ladies and Gentlemen:

          The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Reorganization and Merger dated as of May 11, 1997 (the "Agreement"), by and between the Company and Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), Smith's Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Meyer-Smith Holdco, Inc., a Delaware holding company ("Holdings"), will be merged with and into the Company (the "Merger").

          As a result of the Merger, the undersigned may receive shares of common stock, par value $0.01 per share, of Holdings (the "Holdings Common Stock") in exchange for shares owned by [him] [her] [it] of common stock, par value $0.01 per share, of the Company.

          The undersigned represents, warrants and covenants to Holdings that in the event the undersigned receives any Holdings Common Stock as a result of the
Merger:

          A. The undersigned shall not make any sale, transfer or other disposition of Holdings Common Stock in violation of the Act or the Rules and Regulations.

          B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon [his] [her] [its] ability to sell, transfer or otherwise dispose of the Holdings Common Stock to the extent the undersigned felt necessary, with [his] [her] [its]counsel or counsel for Holdings.

          C. The undersigned has been advised that the issuance of Holdings Common Stock to [him] [her] [it] pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, The undersigned has also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, the undersigned may be deemed to have been an affiliate of the Company and the distribution by [him] [her] [it] of the Holdings Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the Holdings Common Stock issued to [him] [her] [it] in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Holdings, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. The undersigned understands that, except as may be provided in any registration rights agreement entered into by Holdings and the undersigned, Holdings is under no obligation to register the sale, transfer or other disposition of the Holdings Common Stock by [him] [her] [it] or on [his] [her] [its] behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. The undersigned also understands that stop transfer instructions will be given to Holdings' transfer agents with respect to the Holdings Common Stock and that there will be placed on the certificates for the Holdings Common Stock issued to [him] [her] [it], or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          F. The undersigned also understands that unless the transfer by [him] [her] [it] of [his] [her] [its] Holdings Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Holdings reserves the right to put the following legend on the certificates issued to [his] [her] [its] transferee:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN

          ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          It is understood and agreed that the legends set forth in paragraphs E and F above will be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this letter agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Holdings Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Holdings Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Holdings has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Holdings, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

          Execution of this letter should not be considered an admission on my part that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                       Very truly yours,



                                       _________________________________________

Agreed to and Accepted this
____ day of ___________,1997

MEYER-SMITH HOLDCO, INC.

By:_________________________________
   Name: ___________________________
   Title: __________________________

                                                                       Exhibit E


                       FORM OF FRED MEYER AFFILIATE LETTER
                                __________, 1997

Meyer-Smith Holdco, Inc.
3800 S.E. 22nd Avenue
Portland, Oregon 97202
Attention:  General Counsel

Ladies and Gentlemen:

          The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Fred Meyer, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Reorganization and Merger dated as of May 11, 1997 (the "Agreement"), by and between the Company And Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith's"), Fred Meyer Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Meyer-Smith Holdco, Inc., a Delaware holding company ("Holdings"), will be merged with and into the Company (the "Merger").

          As a result of the Merger, the undersigned may receive shares of common stock, par value $0.01 per share, of Holdings (the "Holdings Common Stock") in exchange for shares owned by [him] [her] [it] of common stock, par value $0.01 per share, of the Company.

          The undersigned represents, warrants and covenants to Holdings that in the event the undersigned receives any Holdings Common Stock as a result of the
Merger:

          A. The undersigned shall not make any sale, transfer or other disposition of Holdings Common Stock in violation of the Act or the Rules and Regulations.

          B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon [his] [her] [its] ability to sell, transfer or otherwise dispose of the Holdings Common Stock to the extent The undersigned felt necessary, with [his] [her] [its] counsel or counsel for Holdings.

          C. The undersigned has been advised that the issuance of Holdings Common Stock to [him] [her] [it] pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, The undersigned has also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the

Company, the undersigned may be deemed to have been an affiliate of the Company and the distribution by [him] [her] [it] of the Holdings Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the Holdings Common Stock issued to [him] [her] [it] in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Holdings, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. The undersigned understands that, except as may be provided in any registration rights agreement entered into by Holdings and the undersigned, Holdings is under no obligation to register the sale, transfer or other disposition of the Holdings Common Stock by [him] [her] [it] or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. The undersigned also understands that stop transfer instructions will be given to Holdings' transfer agents with respect to the Holdings Common Stock and that there will be placed on the certificates for the Holdings Common Stock issued to [him] [her] [it], or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          F. The undersigned also understands that unless the transfer by [him] [her] [it] of my Holdings Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Holdings reserves the right to put the following legend on the certificates issued to my transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          It is understood and agreed that the legends set forth in paragraphs E and F above will be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this letter agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Holdings Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Holdings Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Holdings has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Holdings, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

          Execution of this letter should not be considered an admission on my part that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                       Very truly yours,



                                       _________________________________________

Agreed to and Accepted this
____ day of __,1997

MEYER-SMITH HOLDCO, INC.

By:_________________________________
   Name: ___________________________
   Title: __________________________

                                   Exhibit F-1

               Form of Meyer-Smith's Holdco, Inc. Tax Certificate


Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York  10006

Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, CA  90071-2007

Dear Sirs:

          Reference is made to the Agreement and Plan of Merger dated as of May ___, 1997 (the "Agreement"), entered into between Smith's Food & Drug Centers, Inc., a ___________ corporation ("Smith's Food & Drug Centers, Inc."), and Fred Meyer, a ___________ corporation ("Fred Meyer, Inc.") and the transactions contemplated thereby. Unless defined herein, all capitalized terms used but not defined shall have the meanings provided for by the Agreement.

          In connection with the opinions to be delivered by you pursuant to Sections 6.2(f) and 6.3(h) of the Agreement and recognizing that each of you will rely on this certificate in delivering said opinions pursuant to Section
5.22 of the Agreement, the undersigned officer of Meyer-Smith's Holdco, Inc. does hereby certify, on behalf of Meyer-Smith's Holdco, Inc., as follows:

          1. The shareholders of Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. will not retain any rights in the stock of Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. transferred to Meyer-Smith's Holdco, Inc. pursuant to the Agreement.

          2. Meyer-Smith's Holdco, Inc. will not assume any debt or liabilities of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. (whether or not related to the stock of Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. being transferred to Meyer-Smith's Holdco, Inc.) pursuant to the Agreement.

          3. The transfers and exchanges contemplated by the Agreement will occur on approximately the same date pursuant to the terms of the Agreement.

          4. There is no plan or intention on the part of Meyer-Smith's Holdco, Inc. to redeem or otherwise reacquire any stock to be issued by Meyer-Smith's Holdco, Inc. pursuant to the Agreement.

          5. Taking into account any issuance of additional shares of Meyer-Smith's Holdco, Inc. stock; the exercise of any stock rights, warrants, or subscriptions of Meyer-Smith's Holdco, Inc.; and any public offering of Meyer-Smith's Holdco, Inc. stock, the transferor(s) of stock of Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. will be in "control" of Meyer-Smith's Holdco, Inc. within the meaning of Section 368(c) of the Code.

          6. Each transferor of stock of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. will receive stock of Meyer-Smith's Holdco, Inc., or other consideration approximately equal to the fair market value of the Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. stock transferred to Meyer-Smith's Holdco, Inc.

          7. No Meyer-Smith's Holdco, Inc. stock will be issued for services rendered to or for the benefit of Meyer-Smith's Holdco, Inc. in connection with the transactions contemplated by the Agreement and no Meyer-Smith's Holdco, Inc. stock will be issued for indebtedness of Meyer-Smith's Holdco, Inc. or for interest on indebtedness of Meyer-Smith's Holdco, Inc.

          8. No income items, such as accounts receivable or commissions due, are being transferred to Meyer-Smith's Holdco, Inc. by the shareholders of Smith's Food & Drug Centers, Inc. No liabilities of the shareholders of Smith's Food & Drug Centers, Inc. will be assumed by Meyer-Smith's Holdco, Inc. in the transactions contemplated by the Agreement and the shares of Smith's Food & Drug Centers, Inc. stock transferred to Meyer-Smith's Holdco, Inc. will not be subject to any liabilities.

          9. The transfers contemplated by the Agreement are not the result of the solicitation by a promoter, broker, or investment house.

          10. Following the transactions contemplated by the Agreement, Meyer-Smith's Holdco, Inc. plans and intends to remain in existence and retain and use the property transferred to it in a trade or business.

          11. Meyer-Smith's Holdco, Inc. has no plan or intention to liquidate Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc.; to merge Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. with or into another corporation; to sell or otherwise dispose of the stock of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. except for transfers of stock to corporations controlled by Meyer-Smith's Holdco, Inc.; or to cause Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. to sell or otherwise dispose of any of their assets or of any of the assets acquired from Smith's Food & Drug Centers, Inc. Sub or Fred Meyer, Inc. Sub, except for disposition made in the ordinary course of business or transfers of assets to corporations controlled by Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc..

          12. Each of the parties to the transactions contemplated by the Agreement will pay its or his/her own expenses, if any, incurred in connection with such transactions.

          13. None of Meyer-Smith's Holdco, Inc., Smith's Food & Drug Centers, Inc. Sub or Fred Meyer, Inc. Sub will be an investment company within the meaning of Sections 351(e)(1) and 368(a)(2)(F) of the Code and Section 1.351-l(c)(1)(ii) of the regulations.

          14. Meyer-Smith's Holdco, Inc. will not be a "personal service corporation" within the meaning of Section 269A of the Code.

          15. Following the transactions contemplated by the Agreement, Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. will hold at least 90 percent of the fair market value of their respective net assets and at least 70 percent of the fair market value of their respective gross assets. For purposes of this representation, amounts paid by Smith's Food & Drug Centers, Inc., Fred Meyer, Inc., Smith's Food & Drug Centers, Inc. Sub or Fred Meyer, Inc. Sub to dissenters or shareholders who receive cash or other property, amounts used by Smith's Food & Drug Centers, Inc., Fred Meyer, Inc., Smith's Food & Drug Centers, Inc. Sub or Fred Meyer, Inc. Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. will be included as assets of Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc., respectively, immediately prior to the transactions contemplated by the Agreement.

          16. Prior to the transactions contemplated by the Agreement, Meyer-Smith's Holdco, Inc. will be in control of Smith's Food & Drug Centers, Inc. Sub and Fred Meyer, Inc. Sub within the meaning of Section 368(c) of the Internal Revenue Code.

          17. Meyer-Smith's Holdco, Inc. has no plan or intention to cause Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. to issue additional shares of their stock that would result in Meyer-Smith's Holdco, Inc. losing control of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. within the meaning of
Section 368(c) of the Internal Revenue Code.

          18. Following the transactions contemplated by the Agreement, Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. will continue their historic businesses or use a significant portion of their historic business assets in a business.

          19. There is no intercorporate indebtedness existing between Meyer-Smith's Holdco, Inc. and Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. or between Smith's Food & Drug Centers, Inc. Sub and Fred Meyer, Inc. Sub and Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. that was issued, acquired, or will be settled at a discount.

          20. In the transactions contemplated by the Agreement, shares of Fred Meyer, Inc. stock representing control of Fred Meyer, Inc., as defined in
Section 368(c) of the Code, will be exchanged solely for voting stock of Meyer-Smith's Holdco, Inc.. For purposes of this representation, shares of Fred Meyer, Inc. stock exchanged for cash or other property will be treated as outstanding Fred Meyer, Inc. stock on the date of the transactions contemplated by the Agreement.

          21. Meyer-Smith's Holdco, Inc. has no reason to believe that the certifications made by Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. and the shareholders of Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. owning more than 5 percent of their stock (in the certificates dated the date hereof and in form and substance as attached to the Agreement as Exhibit I) are not due, correct and complete in all material respects

          IN WITNESS WHEREOF, we have signed this letter this ___ day of May, 1997.

                                       Very truly yours,

                                       MEYER-SMITH'S HOLDCO, INC.


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                  Exhibit F-2

            Form of Smith's Food & Drug Centers, Inc. Tax Certificate


Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York 10006

Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007

Dear Sirs:

          Reference is made to the Agreement and Plan of Merger dated as of May __, 1997 (the "Agreement"), entered into between Smith's Food & Drug Centers, Inc., a __________________ corporation ("Smith's Food & Drug Centers, Inc."), and Fred Meyer, Inc., a ____________________ corporation ("Fred Meyer, Inc.") and the transactions contemplated thereby. Unless defined herein, all capitalized terms used but not defined shall have the meanings provided for by the Agreement.

          In connection with the opinions to be delivered by you pursuant to Sections 6.2(f) and 6.3(h) of the Agreement and recognizing that at each of you will rely on this certificate in delivering said opinions pursuant to Section
5.22 of the Agreement, the undersigned officer of Smith's Food & Drug Centers, Inc. does hereby certify, on behalf of Smith's Food & Drug Centers, Inc., as follows:

          1. The shareholders of Smith's Food & Drug Centers, Inc. will not retain any rights in the stock of Smith's Food & Drug Centers, Inc. transferred to Meyer-Smith's Holdco, Inc. pursuant to the Agreement.

          2. The transfers and exchanges contemplated by the Agreement will occur on approximately the same date pursuant to the terms of the Agreement.

          3. Taking into account any issuance of additional shares of Meyer-Smith's Holdco, Inc. stock; the exercise of any stock rights, warrants, or subscriptions of Meyer Smith's Holdco, Inc.; and any public offering of Meyer-Smith's Holdco, Inc. stock, the transferor(s) of stock of Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. will be in "control" of Meyer-Smith's Holdco, Inc. within the meaning of Section 368(c) of the Code.

          4. Each transferor of stock of Smith's Food & Drug Centers, Inc. will receive stock of Meyer-Smith's Holdco, Inc., or other consideration approximately equal to the fair market value of the Smith's Food & Drug Centers, Inc. stock transferred to Meyer Smith's Holdco, Inc..

          5. None of the Smith's Food & Drug Centers, Inc. stock to be transferred to Meyer-Smith's Holdco, Inc. is "Section 306 stock" within the meaning of Section 306(c) of the Code.

          6. The transfers contemplated by this Agreement are not the result of the solicitation by a promoter, broker, or investment house.

          7. Each of the parties to the transactions contemplated by the Agreement will pay its or his/her own expenses, if any, incurred in connection with such transactions.

          8. Smith's Food & Drug Centers, Inc. will not be an investment company within the meaning of Section 351(e)(1) ant 368(a)(2)(F) of the Code and Section 1.351- 1(c)(1)(ii) of the regulations.

          9. To the best of the knowledge of the management of Smith's Food & Drug Centers, Inc. the transferors of stock of Smith's Food & Drug Centers, Inc. are not under the jurisdiction of a court in a title 11 or similar case (within the meaning of Section 368(a)(3)(A)) and the stock of Meyer-Smith's Holdco, Inc. received in the exchange will not be used to satisfy the indebtedness of such debtor.

          10. There is no plan or intention by any owner of 5 percent or more of the Smith's Food & Drug Centers, Inc. stock, and to the best of the knowledge of the management of Smith's Food & Drug Centers, Inc., there is no plan or intention on the part of the remaining shareholders of Smith's Food & Drug Centers, Inc. to sell, exchange, or otherwise dispose of a number of shares of Meyer-Smith's Holdco, Inc. stock received in the transactions contemplated by the Agreement that would reduce the Smith's Food & Drug Centers, Inc. shareholders' ownership of Meyer-Smith's Holdco, Inc. stock to a number of shares having a value, as of the date of such transactions, of less than 50 percent of the value of all of the formerly outstanding stock of Smith's Food & Drug Centers, Inc. as of the same date. For purposes of this representation, shares of Smith's Food & Drug Centers, Inc. stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Meyer-Smith's Holdco, Inc. stock will be treated as outstanding Smith's Food & Drug Centers, Inc. stock on the date of the transactions contemplated by the Agreement. Moreover, shares of Smith's Food & Drug Centers, Inc. stock and shares of Meyer-Smith's Holdco, Inc. stock held by Smith's Food & Drug Centers, Inc. shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transactions contemplated by the Agreement will be considered in making this representation.

          11. Following the transactions contemplated by the Agreement, Smith's Food & Drug Centers, Inc. will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets. For purposes of this representation, amounts paid by Smith's Food & Drug Centers, Inc. or Smith's Food & Drug Centers, Inc. Sub to dissenters, amounts paid by Smith's Food & Drug Centers, Inc. or Smith's Food & Drug Centers, Inc. Sub to shareholders who receive cash or other property, amounts used by Smith's Food & Drug Centers, Inc. or Smith's Food & Drug Centers, Inc. Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Smith's Food & Drug Centers, Inc. will be included as assets of

Smith's Food & Drug Centers, Inc. immediately prior to the transactions contemplated by the Agreement.

          12. Smith's Food & Drug Centers, Inc. has no plan or intention to issue additional shares of its stock that would result in Meyer-Smith's Holdco, Inc. losing control of Smith's Food & Drug Centers, Inc. within the meaning of
Section 368(c) of the Internal Revenue Code.

          13. Smith's Food & Drug Centers, Inc. Sub will have no liabilities assumed by Smith's Food & Drug Centers, Inc., and will not transfer to Smith's Food & Drug Centers, Inc. any assets subject to liabilities, in the transactions contemplated by the Agreement.

          14. Following the transactions contemplated by the Agreement, Smith's Food & Drug Centers, Inc. will continue its historic businesses or use a significant portion of its historic business assets in a business.

          15. There is no intercorporate indebtedness existing between Meyer-Smith's Holdco, Inc. and Smith's Food & Drug Centers, Inc. or between Smith's Food & Drug Centers, Inc. Sub and Smith's Food & Drug Centers, Inc. that was issued, acquired, or will be settled by a discount.

          16. On the date of the transactions contemplated by the Agreement, the fair market value of the assets of Smith's Food & Drug Centers, Inc. will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          17. Smith's Food & Drug Centers, Inc. has no reason to believe that the certifications made by Meyer-Smith's Holdco, Inc., Fred Meyer, Inc. and the shareholders of Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. owning more than 5 percent of their stock (in the certificates dated the date hereof and in form and substance as attached to the Agreement as Exhibit I-4) are not true, correct and complete in all material respects.

          IN WITNESS WHEREOF, we have signed this letter this ___ day of May, 1997.

                                       Very truly yours,

                                       SMITH'S FOOD & DRUG CENTERS, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                   Exhibit F-3

                    Form of Fred Meyer, Inc. Tax Certificate


Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York  10006

Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, CA  90071-2007

Dear Sirs:

          Reference is made to the Agreement and Plan of Merger dated as of May __, 1997 (the "Agreement"), entered into between Smith's Food & Drug Centers, Inc., a __________ corporation ("Smith's Food & Drug Centers, Inc."), and Fred Meyer, Inc., a ____________ corporation ("Fred Meyer, Inc.") and the transactions contemplated thereby. Unless defined herein, all capitalized terms used but not defined shall have the meanings provided for by the Agreement.

          In connection with the opinions to be delivered by you pursuant to Sections 6.2(f) and 6.3(h) of the Agreement and recognizing that each of you will rely on this certificate in delivering said opinions pursuant to Section
5.22 of the Agreement, the undersigned officer of Fred Meyer, Inc. does hereby certify, on behalf of Fred Meyer, Inc., as follows:

          1. The shareholders of Fred Meyer, Inc. will not retain any rights in the stock of Fred Meyer, Inc. transferred to Meyer-Smith's Holdco, Inc.'s pursuant to the Agreement.

          2. The transfers and exchanges contemplated by the Agreement will occur on approximately the same date pursuant to the terms of the Agreement.

          3. Taking into account any issuance of additional shares of Meyer-Smith's Holdco, Inc.'s stock; the exercise of any stock rights, warrants, or subscriptions of Meyer-Smith's Holdco, Inc.'s; and any public of offering of Meyer-Smith's Holdco, Inc.'s stock, the transferor(s) of stock of Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. will be in "control" of Meyer-Smith's Holdco, Inc.'s within the meaning of Section 368(c) of the Code.

          4. Each transferor of stock of Fred Meyer, Inc. will receive stock of Meyer-Smith's Holdco, Inc.'s, or other consideration approximately equal to the fair market value of the Fred Meyer, Inc. stock transferred to Meyer-Smith's Holdco, Inc.'s.

          5. None of the Fred Meyer, Inc. stock to be transferred to Meyer-Smith's Holdco, Inc.'s is "Section 306 stock" within the meaning of
Section 306(c) of the Code.

          6. The transfers contemplated by the Agreement are not the result of the solicitation by a promoter, broker, or investment house.

          7. Each of the parties to the transactions contemplated by the Agreement will pay its or his/her own expenses, if any, incurred in connection with such transactions.

          8. Fred Meyer, Inc. will not be an investment company within the meaning of Sections 351(e)(1) and 368(a)(2)(7) of the Code end Section 1.351-l(c)(l)(ii) of the regulations.

          9. To the best of the knowledge of the management of Fred Meyer, Inc. the transferors of stock of Fred Meyer, Inc. are not under the jurisdiction of a court in a title 11 or similar case (within the meaning of Section 368(a)(3)(A)) and the stock of Meyer-Smith's Holdco, Inc.'s received in the exchange will not be used to satisfy the indebtedness of such debtor.

          10. There is no plan or intention by any owner of 5 percent or more of the Fred Meyer, Inc. stock, and to the best of the knowledge of the management of Fred Meyer, Inc., there is no plan or intention on the part of the remaining shareholders of Fred Meyer, Inc. to sell, exchange, or otherwise dispose of a number of shares of Meyer-Smith's Holdco, Inc.'s stock received in the transactions contemplated by the Agreement that would reduce the Fred Meyer, Inc. shareholders' ownership of Meyer-Smith's Holdco, Inc.'s stock to a number of shares having a value, as of the date of such transactions, of less than 50 percent of the value of all of the formerly outstanding stock of Fred Meyer, Inc. as of the same date. For purposes of this representation, shares of Fred Meyer, Inc. stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Meyer-Smith's Holdco, Inc.'s stock will be treated as outstanding Fred Meyer, Inc. stock on the date of the transaction. Moreover, shares of Fred Meyer, Inc. stock and shares of Meyer-Smith's Holdco, Inc.'s stock held by Fred Meyer, Inc. shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transactions contemplated by the Agreement will be considered in making this representation.

          11. Following the transactions contemplated by the Agreement, Fred Meyer, Inc. will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets. For purposes of this representation, amounts paid by Fred Meyer, Inc. or Fred Meyer, Inc. Sub to dissenters, amounts paid by Fred Meyer, Inc. or Fred Meyer, Inc. Sub to shareholders who receive cash or other property, amounts used by Fred Meyer, Inc. or Fred Meyer, Inc. Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Fred Meyer, Inc. will be included as assets of Fred Meyer, Inc. immediately prior to such transactions.

          12. Fred Meyer, Inc. has no plan or intention to issue additional shares of its stock that would result in Meyer-Smith's Holdco, Inc.'s losing control of Fred Meyer, Inc. within the meaning of Section 368(c) of the Internal Revenue Code.

          13. Fred Meyer, Inc. Sub will have no liabilities assumed by Fred Meyer, Inc., and will not transfer to Fred Meyer, Inc. any assets subject to liabilities, in the transactions contemplated by the Agreement.

          14. Following the transactions contemplated by the Agreement, Fred Meyer, Inc. will continue its historic businesses or use a significant portion of its historic business assets in a business.

          15. There is no intercorporate indebtedness existing between Meyer-Smith's Holdco, Inc.s and Fred Meyer, Inc. or between Fred Meyer, Inc. Sub and Fred Meyer, Inc. that was issued, acquired, or will be settled at a discount.

          16. In the transactions contemplated by the Agreement, shares of Fred Meyer, Inc. stock representing control of Fred Meyer, Inc., as defined in
Section 368(c) of the Code, will be exchanged solely for voting stock of Meyer-Smith's Holdco, Inc.'s. For purposes of this representation, shares of Fred Meyer, Inc. stock exchanged for cash or other property originating with Meyer-Smith's Holdco, Inc.s will be treated as outstanding Fred Meyer, Inc. stock on the date of the transactions contemplated by the Agreement

          17. On the date of the transactions contemplated by the Agreement, the fair market value of the assets of Fred Meyer, Inc. will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          18. Fred Meyer, Inc. has no reason to believe that the certifications made by Meyer-Smith's Holdco, Inc.s, Smith's Food & Drug Centers, Inc. and the shareholders of Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. owning more than 5 percent of their stock (in the certificates dated the date hereof and in form and substance as attached to the Agreement as Exhibit I) are not true, correct and complete in all material respects.

          IN WITNESS WHEREOF, we have signed this letter this ___ day of May, 1997.


                                       Very truly yours,

                                       FRED MEYER, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   Exhibit F-4

              Form of Tax Certificate of 5% Shareholder of Smith's
                 Food & Drug Centers, Inc. or Fred Meyer, Inc.


Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York  10006

Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, CA  90071-2007

Dear Sirs:

          Reference is made to the Agreement and Plan of Merger dated as of May __, 1997 (the "Agreement"), entered into between Smith's Food & Drug Centers, Inc., a ___________ corporation ("Smith's Food & Drug Centers, Inc."), and Fred Meyer, Inc., a ____________ corporation ("Fred Meyer, Inc.") and the transactions contemplated thereby. Unless defined herein, all capitalized terms used but not defined shall have the meanings provided for in the Agreement.

          In connection with the opinions to be delivered by you pursuant to Sections 6.2(f) and 6.3(h) of the Agreement and recognizing that each of you will rely on this certificate in delivering said opinions pursuant to Section
5.22 of the Agreement, the undersigned officer of 5% Shareholder of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc., an owner of 5% or more of the outstanding stock of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. does hereby certify, on behalf of 5% Shareholder of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc., as follows:

          1. 5% Shareholder of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. will not retain any right in its Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. stock transferred to Meyer-Smith's Holdco, Inc. pursuant to the Agreement.

          2. 5% Shareholder of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. has no plan or intention and to the best of the knowledge of 5% Shareholder of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc., there is no plan or intention on the part of the remaining shareholders of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. to sell, exchange, or otherwise dispose of a number of shares of Meyer-Smith's Holdco, Inc. stock received in the transaction that would reduce the Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. shareholders' ownership of Meyer-Smith's Holdco, Inc. stock to a number of shares having a value, as of the date of the transactions, of less than 50 percent of the value of all of the formerly outstanding stock of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. as of the same date. For purposes of this representation, shares of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Meyer-Smith's Holdco, Inc. stock will be treated as outstanding Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. stock on the date of the transaction. Moreover, shares of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. stock and shares of Meyer-Smith's Holdco, Inc. stock held by Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

          3. 5% Shareholder of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. is not under the jurisdiction of a court in a title 11 or similar case (within the meaning of Section 368(a)(3)(A)) and the stock of Meyer-Smith's Holdco, Inc. received by 5% Shareholder of Smith's Food & Drug Centers, Inc. or Fred Meyer, Inc. in the exchange will not be used to satisfy any indebtedness related thereto.

          IN WITNESS WHEREOF, we have signed this letter this ___ day of May, 1997.


                                       Very truly yours,

                                       5% Shareholder of Smith's Food & Drug
                                       Centers, Inc. or Fred Meyer, Inc.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT G

                          FORM OF SMITH'S LEGAL OPINION

     1. Each of Smith's, Holdings and Smith's Sub (the "Parties") has been duly incorporated and is validly existing and in good standing under the laws of the state of its organization with the organizational power and authority to own its respective property and assets and to conduct its businesses as presently owned and conducted. Each of the Parties has the corporate power and authority to execute and deliver the Merger Agreement, and all necessary corporate action has been taken by each of the Parties to authorize the execution and delivery of the Merger Agreement and the performance of its obligations thereunder.

     2. Each of the Parties has been duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where required to be so qualified except where the failure of such Party to be so qualified would not have a Material Adverse Effect on such Party and its Subsidiaries taken as a whole.

     3. Smith's authorized capital stock consists of _____ shares of Class A Common Stock, par value $.01 per share, _____ shares of Class B Common Stock, par value $.01 per share, _____ shares of Class C Common Stock, par value $.01 per share, and _____ shares of preferred stock, _____ shares of which have been designated as Series I Preferred Stock, par value $.01 per share. All of Smith's issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable.

     4. The Merger Agreement has been duly executed and delivered by each of the Parties and constitutes a legally valid and binding obligation of each of the Parties, enforceable against each of the Parties in accordance with its terms.

     5. Smith's Sub's authorized capital stock consists of _____ shares of common stock, of which _____ shares are issued and outstanding as of the date hereof. All of Smith's Sub's issued and outstanding shares of common stock are validly issued, fully paid and non-assessable and are owned beneficially and of record by Holdings.

     6. The execution, delivery and filing of the Certificate of Merger with respect to the Smith's Merger has been duly authorized by all necessary corporate action on the part of Smith's and Smith's Sub. Such Certificate of Merger has been duly and validly executed by Smith's and Smith's Sub, and upon filing with the Secretary of State of the State of Delaware, will constitute a legally valid and binding obligation of Smith's and Smith's Sub, enforceable against each of them in accordance with its terms, and the Smith's Merger will become effective in accordance with the Delaware General Corporation Law.

                                                                       EXHIBIT H


                        FORM OF FRED MEYER LEGAL OPINION

     1. Each of Fred Meyer, Holdings and Fred Meyer Sub (the "Parties") has been duly incorporated and is validly existing and in good standing under the laws of the state of its organization with the organizational power and authority to own its respective property and assets and to conduct its businesses as presently owned and conducted. Each of the Parties has the corporate power and authority to execute and deliver the Merger Agreement, and all necessary corporate action has been taken by each of the Parties to authorize the execution and delivery of the Merger Agreement and the performance of its obligations thereunder.

     2. Each of the Parties has been duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where required to be so qualified except where the failure of such Party to be so qualified would not have a Material Adverse Effect on such Party and its Subsidiaries taken as a whole.

     3. The Merger Agreement has been duly executed and delivered by each of the Parties and constitutes a legally valid and binding obligation of each of the Parties, enforceable against Smith's in accordance with its terms.

     4. Fred Meyer's authorized capital stock consists of _____ shares of Class A Common Stock, par value $.01 per share. All of Fred Meyer's issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable.

     6. Fred Meyer's Sub's authorized capital stock consists of _____ shares of common stock, of which _____ shares are issued and outstanding as of the date hereof. All of Fred Meyer Sub's issued and outstanding shares of common stock are validly issued, fully paid and non-assessable and are owned beneficially and of record by Holdings.

     7. The execution, delivery and filing of the Certificate of Merger with respect to the Fred Meyer Merger has been duly authorized by all necessary corporate action on the part of Fred Meyer and Fred Meyer Sub. Such Certificate of Merger has been duly and validly executed by Smith's and Smith's Sub, and upon filing with the Secretary of State of the State of Delaware, will constitute a legally valid and binding obligation of Fred Meyer and Fred Meyer Sub, enforceable against each of them in accordance with its terms, and the Fred Meyer Merger will become effective in accordance with the Delaware General Corporation Law.

     8. Each of the Registration Rights Agreement and the New Management Agreement has been duly authorized, executed and delivered by Holdings, and constitutes a legally valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, and Holdings has the corporate power and authority to enter into and perform its obligations thereunder.

     9. The Option Agreement has been duly authorized, executed and delivered by Fred Meyer, and constitutes a legally valid and binding obligation of Fred Meyer, enforceable against Fred Meyer in accordance with its terms, and Holdings has the corporate power and authority to enter into and perform its obligations thereunder.

     10. The shares of Holdings Common Stock to be issued in the Mergers have been registered under the Securities Act of 1933, as amended.

     11. Holding's authorized capital stock consists of _____ All of Holding's issued and outstanding shares of capital stock, and the shares of Holdings Common Stock to be issued in the Mergers, have been duly authorized and validly issued and are fully paid and non-assessable.